PROSPECTUS SUPPLEMENT
(To Prospectus dated April 20, 2007)

$730,358,100
(Approximate)

Thornburg Mortgage Securities Trust 2007-5
Mortgage Loan Pass-Through Certificates, Series 2007-5

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

Thornburg Mortgage Securities Trust 2007-5
Issuing Entity

Thornburg Mortgage Home Loans, Inc.
Sponsor and Seller

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

LaSalle Bank National Association
Trustee

You should consider carefully the risk factors beginning on page S-17 in this prospectus supplement.
This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

Offered Certificates:

•     Five classes of the Series 2007-5 Certificates are being offered hereby. You can find a list of the offered certificates, together with their class designations, initial class principal balances, initial pass-through rate formulae and certain other characteristics in the table on page S-5 of this prospectus supplement and the footnotes that follow. Principal and interest, as applicable, on the offered certificates will be payable monthly to the extent described in this prospectus supplement. The first expected distribution date will be November 26, 2007.

•     The offered certificates will represent ownership interests only in the Thornburg Mortgage Securities Trust 2007-5 and will not represent ownership interests in or obligations of the sponsor, the seller, the servicers, the master servicer, the depositor, the securities administrator, the trustee, the underwriter or any of their affiliates or any other entity.

Thornburg Mortgage Securities Trust 2007-5:

•     The assets of the trust will consist primarily of adjustable rate and hybrid residential mortgage loans.

•     The trust will make multiple REMIC elections for federal income tax purposes.

Credit Enhancement:

•     Credit enhancement for the offered certificates includes subordination and loss allocation features.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Credit Suisse Securities (USA) LLC, as underwriter, will purchase the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor, at a price equal to 99.738% of their face value, plus accrued interest, if applicable, from the cut-off date and offer such certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Delivery of the offered certificates, other than the Class A-R Certificates, will be made in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about October 30, 2007.

Credit Suisse

October 30, 2007

TABLE OF CONTENTS
________________
Page
SUMMARY	1
THE CERTIFICATES	5
Mortgage Loans	7
Loan Groups	7
Mortgage Loan Representations and Warranties/Defective Documentation	12
Optional Purchase of Certain Delinquent Mortgage Loans and REO Property	12
Interest Payments on the Certificates	12
Principal Payments on the Certificates	13
Payment Priorities	13
Limited Cross-Collateralization	13
Advances	14
Optional Termination of the Trust	14
Fees and Expenses	14
Final Scheduled Distribution Date	15
Credit Enhancement	15
Ratings	15
Material Federal Income Tax Consequences	15
ERISA Considerations	16
Legal Investment Considerations	16
Listing	16
RISK FACTORS	17
FORWARD-LOOKING STATEMENTS	27
GLOSSARY	27
INTRODUCTION	27
THE MORTGAGE LOAN GROUPS	27
Mortgage Loan Statistics	28
Aggregate Mortgage Loan Statistics	30
Group 1 Mortgage Loan Statistics	31
Group 2 Mortgage Loan Statistics	32
Group 3 Mortgage Loan Statistics	32
ADDITIONAL INFORMATION	33
STATIC POOL INFORMATION	34
ISSUING ENTITY	34
THE DEPOSITOR	35
THE SPONSOR AND SELLER	35
Correspondents	36
Retail Channel/Direct Lending	36
Wholesale Channel	36
Recent Developments	36
AFFILIATIONS AND RELATIONSHIPS	43
MORTGAGE LOAN ORIGINATION	43
The Seller’s Underwriting Standards	43
THE MASTER SERVICER	45
THE SERVICERS	46
Thornburg Mortgage Home Loans, Inc.	46
MORTGAGE LOAN SERVICING	48
Servicing of the Mortgage Loans	48
Servicing Accounts	49
Servicing Compensation and Payment of Expenses	49
Waiver or Modification of Mortgage Loan Terms	49
Prepayment Interest Shortfalls	49
Advances	50

S-i

Hazard Insurance	50
Realization Upon Defaulted Mortgage Loans	51
Collection of Taxes, Assessments and Similar Items	52
Insurance Coverage	52
Servicer Default	52
Amendment of the Servicing Agreements	52
SERVICING AND ADMINISTRATION OF THE TRUST	52
Servicing and Administrative Responsibilities	52
Accounts	55
Evidence as to Compliance	56
Example of Distributions	57
FEES AND EXPENSES OF THE TRUST	58
THE POOLING AND SERVICING AGREEMENT	59
General	59
Assignment of the Mortgage Loans	59
Payments on Mortgage Loans; Deposits to Distribution Account	66
Trust Expense Fees	67
Matters Relating to the Trustee and the Securities Administrator	67
The Trustee	67
The Custodian	68
The Securities Administrator	68
Voting Rights	68
Amendment	69
Optional Termination of the Trust	69
Events of Default	70
Rights Upon Event of Default	70
DESCRIPTION OF THE CERTIFICATES	70
General	70
Book-Entry Registration	72
Definitive Certificates	73
Priority of Distributions on the Certificates	73
Interest	74
Principal	76
Allocation of Losses	78
Subordination of the Subordinate Certificates	79
Reports to Certificateholders	79
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	80
General	80
Prepayment Considerations and Risks	81
The Subordinate Certificates	82
Weighted Average Lives	83
Structuring Assumptions	84
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	85
General	85
Taxation of Regular Interests Generally	86
Certain Owners of the Offered Certificates	86
The Residual Certificate	86
Reportable Transactions	86
STATE TAXES	86
ERISA CONSIDERATIONS	87
The Underwriter’s Exemption	87
Fiduciary Considerations	90
LEGAL INVESTMENT CONSIDERATIONS	90
USE OF PROCEEDS	90
METHOD OF DISTRIBUTION	90
LEGAL MATTERS	91

S-ii

RATINGS	91
GLOSSARY OF TERMS	92
Annex A: Global Clearance, Settlement and Tax Documentation Procedures	A-1
Annex B: Certain Characteristics of the Mortgage Loans	B-1
Annex C: Assumed Mortgage Loan Characteristics	C-1
Annex D: Principal Decrement Tables	D-1

S-iii

IMPORTANT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	This prospectus supplement, which describes the specific terms of your series of certificates.

The depositor’s principal executive offices are located at 11 Madison Avenue, New York, New York 10010.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

S-iv

SUMMARY

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Issuing Entity	Thornburg Mortgage Securities Trust 2007-5, a common law trust (sometimes referred to herein as the “trust”) formed under the laws of the State of New York.

See “Issuing Entity” in this prospectus supplement for more information.

Title of Series	Mortgage Loan Pass-Through Certificates, Series 2007-5.

Sponsor and Seller	Thornburg Mortgage Home Loans, Inc.

See “The Sponsor and Seller” in this prospectus supplement for additional information.

Depositor	Credit Suisse First Boston Mortgage Securities Corp.

See “The Depositor” in this prospectus supplement for additional information.

Mortgage Loans
Initially, 919 adjustable rate and hybrid, first lien, residential mortgage loans with an aggregate scheduled principal balance of approximately $781,825,168 as of the cut-off date. Unless otherwise provided, references with respect to the mortgage loans and statistical information relating thereto (either in aggregate or by loan group) in this prospectus supplement and accompanying prospectus are solely based on the trust’s interest in mortgage loans included in mortgage loan groups 1, 2 and 3 as described under “Mortgage Loans” in this Summary and under “The Mortgage Loan Groups” in this prospectus supplement.

Originators
Approximately 98.12% and 1.88% of the mortgage loans were originated by Thornburg Mortgage Home Loans, Inc. (together with its mortgage brokers and correspondent lenders other than First Republic Bank) and First Republic Bank, respectively.

See “Mortgage Loan Origination” in this prospectus supplement for additional information.

Master Servicer	Wells Fargo Bank, N.A., also referred to in this prospectus supplement as the master servicer. The master servicer will oversee the servicing of the mortgage loans by the servicers.

See “The Master Servicer” in this prospectus supplement for additional information.

Servicers
On the closing date, Thornburg Mortgage Home Loans, Inc. will service approximately 97.58% of the mortgage loans. The remainder of the mortgage loans will be serviced by various other banks, savings and loans and other mortgage lending institutions. No other servicer other than Thornburg Mortgage Home Loans, Inc. will service in excess of 10.00% of the mortgage loans. Cenlar FSB will subservice all of the loans serviced by Thornburg Mortgage Home Loans, Inc.

See “The Servicers” in this prospectus supplement for additional information regarding the servicers of the mortgage loans.

Trustee and Custodian	LaSalle Bank National Association.

See “The Pooling and Servicing Agreement—The Trustee” and “—The Custodian” in this prospectus supplement for additional information.

Securities Administrator
Wells Fargo Bank, N.A., also referred to in this prospectus supplement as the securities administrator. The securities administrator will act as paying agent, prepare monthly distributions statements and certain tax reporting information for certificateholders and prepare and file tax returns and periodic SEC reports for the trust.

See “The Pooling and Servicing Agreement—The Securities Administrator” in this prospectus supplement for additional information.

Cut-off Date	October 1, 2007.

Closing Date	On or about October 30, 2007.

Distribution Dates	On the 25th day of each month, or if the 25th day is not a business day, on the succeeding business day, beginning in November 2007.

Scheduled Final Distribution Date
The distribution date in December 2037, based upon the first distribution date after the date of the last scheduled payment of the latest maturity date of any mortgage loan in loan group 1, 2 and 3 (other than any mortgage loan with an original term to stated maturity of more than 30 years). The actual final distribution date could be substantially earlier.

Offered Certificates
The five classes of certificates described in the table on page S-5 of this Summary will be offered under this prospectus supplement and the prospectus. The offered certificates, other than the Class A-R Certificates, will be book-entry certificates clearing through The Depository Trust Company in the U.S. or upon request through Clearstream or Euroclear in Europe. The Class A-R Certificates will be issued as a single certificate in fully registered, certificated form.

See “Description of the Certificates—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement.

Minimum Denominations
The offered certificates, other than the Class A-R Certificates, will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof. The Class A-R Certificate will have an initial certificate principal balance of $100. Only with respect to initial European investors, offered certificates must be purchased in minimum total investments of at least $100,000.

Additional Certificates
In addition to the five classes of offered certificates, the trust will issue thirteen other classes of certificates entitled to distributions derived from the group 1, group 2 and group 3 mortgage loans. These certificates will be designated the Class 1A-2, Class 3A-3, Class 3A-4, Class 1-AX, Class 2-AX, Class 3-AX1, Class 3-AX2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and are not being offered by this prospectus supplement and the prospectus. Information about the Class 1A-2, 3A-3, Class 3A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is being included in this prospectus supplement because these classes provide credit enhancement for the offered certificates. The Class 1-AX, Class 2-AX, Class 3-AX1 and Class 3-AX2 Certificates are interest-only certificates and will solely be entitled to interest distributions primarily based on interest collections from their related mortgage loan group and based on the notional balances and pass-through rates described in the table on page S-5. The trust will additionally issue nine classes of certificates which will solely be entitled to distributions derived from the trust’s interest in the group 4 mortgage loans, which classes are neither being offered by, nor described in, this prospectus supplement or prospectus. The offered certificates and the additional certificates relating to the group 1, group 2 and group 3 mortgage loans described above will have no entitlement, either directly or indirectly (such as through any cross-collateralization rights) to any collections derived from the group 4 mortgage loans.

See “Description of the Certificates—General” in this prospectus supplement.

Certificate Designations	Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

• Offered Certificates Class 1A-1, Class 2A-1, Class 3A-1, Class 3A-2 and Class A-R Certificates.

• Senior Certificates Class 1A-1, Class 1A-2, Class 2A-1, Class 3A-1, Class 3A-2, Class 3A-3, Class 3A-4, Class 1-AX, Class 2-AX, Class 3-AX1, Class 3-AX2 and Class A-R Certificates.

• Group 1 Certificates Class 1A-1, Class 1A-2 and Class 1-AX Certificates.

• Group 2 Certificates Class 2A-1 and Class 2-AX Certificates.

• Group 3 Certificates Class 3A-1, Class 3A-2, Class 3A-3, Class 3A-4, Class 3-AX1 and Class 3-AX2 Certificates.

• Subordinate Certificates Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

• Interest Only Certificates Class 1-AX, Class 2-AX, Class 3-AX1 and Class 3-AX2 Certificates.

• Book-Entry Certificates All classes of certificates other than the Class A-R Certificates.

• Residual Certificate Class A-R Certificates.

• Non-Offered Certificates Class 1A-2, Class 3A-3, Class 3A-4, Class 1-AX, Class 2-AX, Class 3-AX1, Class 3-AX2 Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Payments of interest and principal on the group 1 certificates (excluding the Class 1-AX Certificates) will primarily be based on collections from the group 1 mortgage loans. Payments of interest and principal on the group 2 certificates (excluding the Class 2-AX Certificates) will primarily be based on collections from the group 2 mortgage loans. Payments of interest and principal on the group 3 certificates (excluding the Class 3-AX1 and Class 3-AX2 Certificates) will primarily be based on collections from the group 3 mortgage loans. Payments of interest on the classes of interest-only certificates will primarily be based only on the interest collections from the related mortgage loan group. Payments of interest and principal on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be based on the interest and principal collections from all of the group 1, group 2 and group 3 mortgage loans. Payments of principal and interest on the Class A-R Certificates will primarily be based on collections from the group 1 mortgage loans, as well as any remaining amounts available after distributions to all other certificates from the group 1, group 2 and group 3 mortgage loans as described in this prospectus supplement. There will be no cross-collateralization of collections derived from the group 1, group 2 and group 3 mortgage loans, on the one hand, and the group 4 mortgage loans on the other.

THE CERTIFICATES

The certificates consist of the classes of certificates listed in the table below. Only the classes of certificates listed in the table below designated “The Offered Certificates” are offered by this prospectus supplement.

The Offered Certificates

	Related Mortgage	Class Principal		Final Scheduled	Expected Final		Initial Certificate Ratings
Class	Loan Group	Balance(1)	Pass-Through Rate Formula	Distribution Date(11)	Distribution Date(12)	CUSIP Number	S&P	Fitch
1A-1	1	$407,197,000	Net WAC for group 1 minus 0.45431%(2)	December 2037	October 2015	88522T AA8	AAA	AAA
2A-1	2	$144,136,000	Net WAC for group 2 minus 0.38828%(3)	December 2037	October 2015	88522T AB6	AAA	AAA
3A-1	3	$100,000,000	Net WAC for group 3 minus 0.25835%(4)	December 2037	October 2015	88522T AC4	AAA	AAA
3A-2	3	$ 79,025,000	Net WAC for group 3 minus 0.25835%(4)	December 2037	October 2015	88522T AD2	AAA	AAA
A-R	1	$ 100	Net WAC for group 1	December 2037	November 2007	88522T AE0	AAA	AAA

The Non-Offered Certificates

	Related Mortgage	Class Principal Balance or		Final Scheduled	Expected Final		Initial Certificate Ratings(13)
Class	Loan Group	Notional Balance(1)	Pass-Through Rate Formula	Distribution Date(11)	Distribution Date(12)	CUSIP Number	S&P	Fitch
1A-2	1	$ 14,769,000	Net WAC for group 1(5)	December 2037	October 2015	88522T AF7	AAA	AAA
3A-3	3	$ 3,627,000	Net WAC for group 3(5)	December 2037	October 2015	88522T AG5	AAA	AAA
3A-4	3	$ 5,707,000	Net WAC for group 3(5)	December 2037	October 2015	88522T AH3	AAA	AAA
1-AX	1	Notional Amount(6)	Fixed Rate(6)	December 2037	September 2012	88522T AK6	AAA	AAA
2-AX	2	Notional Amount(7)	Fixed Rate(7)	December 2037	August 2014	88522T AL4	AAA	AAA
3-AX1	3	Notional Amount(8)	Fixed Rate(8)	December 2037	October 2015	88522T AM2	AAA	AAA
3-AX2	3	Notional Amount(9)	Fixed Rate(9)	December 2037	October 2015	88522T AN0	AAA	AAA
B-1	1, 2, 3	$ 11,725,000	Net WAC(10)	December 2037	October 2015	88522T AQ3	AA	AA
B-2	1, 2, 3	$ 5,865,000	Net WAC(10)	December 2037	October 2015	88522T AR1	A	A
B-3	1, 2, 3	$ 2,345,000	Net WAC(10)	December 2037	October 2015	88522T AS9	BBB	BBB
B-4	1, 2, 3	$ 3,520,000	Net WAC(10)	December 2037	October 2015	88522T AT7	BB	N/R
B-5	1, 2, 3	$ 2,345,000	Net WAC(10)	December 2037	October 2015	88522T AU4	B	N/R
B-6	1, 2, 3	$ 1,564,067	Net WAC(10)	December 2037	October 2015	88522T AV2	N/R	N/R

(1)	These balances are approximate, as described in this prospectus supplement.

(2)
Interest on the Class 1A-1 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 1 mortgage loans minus approximately 0.45431% up to and including the distribution date in September 2012. Beginning with the distribution date in October 2012, the interest on the Class 1A-1 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 1 mortgage loans.

(3)
Interest on the Class 2A-1 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 2 mortgage loans minus approximately 0.38828% up to and including the distribution date in August 2014. Beginning with the distribution date in September 2014, the interest on the Class 2A-1 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 2 mortgage loans.

(4)
Interest on the Class 3A-1 and Class 3A-2 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 3 mortgage loans minus, in each case, approximately 0.25835%, up to and including the distribution date in September 2017. Beginning with the distribution date in October 2017, the interest on the Class 3A-1 and Class 3A-2 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 3 mortgage loans.

(5)
Interest on the Class 1A-2, Class 3A-3 and Class 3A-4 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the mortgage loans in their respective related mortgage loan groups.

(6)
Up to and including the distribution date in September 2012, with respect to each distribution date, the Class 1-AX Certificates, which are interest-only certificates, will accrue interest at a fixed annual rate equal to approximately 0.45431% on a notional balance equal to the total principal balance of the Class 1A-1 Certificates as of the beginning of the related accrual period. Thereafter, the notional balance of the Class 1-AX Certificates will equal zero and no further interest will accrue on such class.

(7)
Up to and including the distribution date in August 2014, with respect to each distribution date, the Class 2-AX Certificates, which are interest-only certificates, will accrue interest at a fixed annual rate equal to approximately 0.38828% on a notional balance equal to the total principal balance of the Class 2A-1 Certificates as of the beginning of the related accrual period. Thereafter, the notional balance of the Class 2-AX Certificates will equal zero and no further interest will accrue on such class.

(8)
Up to and including the distribution date in September 2017, with respect to each distribution date, the Class 3-AX1 Certificates, which are interest-only certificates, will accrue interest at a fixed annual rate equal to approximately 0.25835% on a notional balance equal to the total principal balance of the Class 3A-1 Certificates as of the beginning of the related accrual period. Thereafter, the notional balance of the Class 3-AX1 Certificates will equal zero and no further interest will accrue on such class.

(9)
Up to and including the distribution date in September 2017, with respect to each distribution date, the Class 3-AX2 Certificates, which are interest-only certificates, will accrue interest at a fixed annual rate equal to approximately 0.25835% on a notional balance equal to the total principal balance of the Class 3A-2 Certificates as of the beginning of the related accrual period. Thereafter, the notional balance of the Class 3-AX2 Certificates will equal zero and no further interest will accrue on such class.

(10)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will accrue interest based on the weighted average of the weighted average of the net loan rates of the mortgage loans in each loan group (weighted on the basis of the related subordinate component for each loan group).

(11)
The final scheduled distribution date for the offered certificates is based upon the first distribution date after the date of the last scheduled payment of the latest maturing thirty-year mortgage loan.

(12)
The expected final distribution date, based upon a constant prepayment rate of 25% (to optional termination date) annually and the structuring assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Maturity Considerations—Structuring Assumptions.” The actual final distribution date for each class of certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(13)	N/R means the related certificate is not publicly rated.

Mortgage Loans

The assets of the trust will consist primarily of a pool of adjustable rate and hybrid, first lien, residential mortgage loans which are divided into four loan groups. Only the characteristics of the group 1, group 2 and group 3 mortgage loans are described in this prospectus supplement and all statistical information with respect to the mortgage loans (either by loan group or in aggregate) included in this prospectus supplement is solely based on the group 1, group 2 and group 3 mortgage loans. The trust’s interest in the group 4 mortgage loans and the certificates relating thereto are neither described in, nor being offered by, this prospectus supplement.

Hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period following origination. Approximately 93.01% of the mortgage loans require monthly payments of interest, but not principal, for a fixed period following origination. The loan rates on approximately 11.15% of the mortgage loans may be modified at the option of the borrower to another adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan. None of the mortgage loans have loan rates that can be converted, at the option of the related borrowers, to a fixed interest rate. The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note.

The mortgage loans described in this prospectus supplement will have an aggregate principal balance of approximately $781,825,168 as of the cut-off date, subject to a variance of plus or minus 5%.

Loan Groups

•      Group 1 Mortgage Loans
A group of conventional first lien mortgage loans of which approximately 0.99% are adjustable rate mortgage loans that adjust on an annual basis, approximately 4.66% are hybrid mortgage loans with interest rates that have an initial fixed rate period of three years and thereafter adjust on a semi-annual or annual basis and approximately 94.35% are hybrid mortgage loans with interest rates that have an initial fixed rate period of five years and thereafter adjust on a monthly, semi-annual or annual basis.

•      Group 2 Mortgage Loans
A group of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of seven years and thereafter adjust on a monthly, semi-annual or annual basis.

•      Group 3 Mortgage Loans
A group of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of ten years and thereafter adjust on a monthly, semi-annual or annual basis.

Aggregate Mortgage Loan Summary

	Range or Total	Average or Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	919	──	──
Total Stated Principal Balance	$781,825,168	──	──
Stated Principal Balances	$71,144 to $7,000,000	$850,735(3)	──
Loan Rates	5.500% to 8.750%	6.707%	──
Original Terms to Maturity (in months)	300 to 480	360	──
Remaining Terms to Maturity (in months)	226 to 478	354	──
Original Loan-to-Value Ratios	11.30% to 100.00%	68.33%	──
Original Effective Loan-to-Value Ratios	11.30% to 95.00%	67.92%	──
Number of Interest-Only Mortgage Loans at Origination	838	──	93.01%
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
California	$203,266,071	──	26.00%
Number of Mortgage Loans in California	195	──	──
New York	$98,933,908	──	12.65%
Number of Mortgage Loans in New York	72	──	──
Colorado	$79,699,803	──	10.19%
Number of Mortgage Loans in Colorado	77	──	──
Mortgage Loans in the Maximum Single ZIP Code Concentration	81611 (ZIP Code)	──	1.71%
Credit Scores	628 to 823	748	──
Number of Mortgage Loans with Prepayment Penalties at Origination	83	──	13.92%
Gross Margins	1.000% to 3.000%	1.913%	──
Maximum Loan Rates	8.750% to 17.625%	11.727%	──
Minimum Loan Rates	1.000% to 3.000%	1.913%	──
Months to Next Loan Rate Adjustment	7 to 120	77	──
Initial Rate Caps	1.000% to 6.000%	4.943%	──
Periodic Rate Caps	1.000% to 2.000%	1.936%	──

(1)  As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)  Percentages calculated based on the total principal balance of the mortgage loans in all mortgage groups.

(3)  Average stated principal balance.

Group 1 Mortgage Loan Summary

	Range or Total	Average or Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	545	──	──
Total Stated Principal Balance	$437,270,753	──	──
Stated Principal Balances	$72,000 to $7,000,000	$802,332(3)	──
Loan Rates	5.500% to 8.250%	6.637%	──
Original Terms to Maturity (in months)	360 to 360	360	──
Remaining Terms to Maturity (in months)	284 to 360	352	──
Original Loan-to-Value Ratios	18.38% to 100.00%	68.49%	──
Original Effective Loan-to-Value Ratios	18.38% to 95.00%	68.31%	──
Number of Interest-Only Mortgage Loans at Origination	505	──	94.12%
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
California	$118,362,252	──	27.07%
Number of Mortgage Loans in California	119	──	──
New York	$57,162,389	──	13.07%
Number of Mortgage Loans in New York	38	──	──
Colorado	$45,813,423	──	10.48%
Number of Mortgage Loans in Colorado	47	──	──
Mortgage Loans in the Maximum Single ZIP Code Concentration	84060 (ZIP Code)	──	2.59%
Credit Scores	632 to 816	745	──
Number of Mortgage Loans with Prepayment Penalties at Origination	44	──	11.77%
Gross Margins	1.000% to 2.750%	1.905%	──
Maximum Loan Rates	8.750% to 17.625%	11.671%	──
Minimum Loan Rates	1.000% to 2.750%	1.905%	──
Months to Next Loan Rate Adjustment	7 to 60	57	──
Initial Rate Caps	1.000% to 5.000%	4.895%	──
Periodic Rate Caps	1.000% to 2.000%	1.939%	──

(1)  As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)  Percentages calculated based on the total principal balance of the group 1 mortgage loans.

(3)  Average stated principal balance.

Group 2 Mortgage Loan Summary

	Range or Total	Average or Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	161	──	──
Total Stated Principal Balance	$149,363,738	──	──
Stated Principal Balances	$78,000 to $5,000,000	$927,725(3)	──
Loan Rates	5.875% to 8.750%	6.824%	──
Original Terms to Maturity (in months)	300 to 360	360	──
Remaining Terms to Maturity (in months)	226 to 360	356	──
Original Loan-to-Value Ratios	25.00% to 100.00%	65.99%	──
Original Effective Loan-to-Value Ratios	25.00% to 90.00%	65.73%	──
Number of Interest-Only Mortgage Loans at Origination	150	──	94.03%
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
California	$35,690,859	──	23.90%
Number of Mortgage Loans in California	29	──	──
New York	$19,242,020	──	12.88%
Number of Mortgage Loans in New York	17	──	──
Mortgage Loans in the Maximum Single ZIP Code Concentration	81611 (ZIP Code)	──	4.30%
Credit Scores	650 to 818	750	──
Number of Mortgage Loans with Prepayment Penalties at Origination	18	──	17.06%
Gross Margins	1.875% to 3.000%	1.920%	──
Maximum Loan Rates	10.875% to 14.750%	11.830%	──
Minimum Loan Rates	1.875% to 3.000%	1.921%	──
Months to Next Loan Rate Adjustment	70 to 84	82	──
Initial Rate Caps	5.000% to 6.000%	5.006%	──
Periodic Rate Caps	1.000% to 2.000%	1.928%	──

(1)  As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)  Percentages calculated based on the total principal balance of the group 2 mortgage loans.

(3)  Average stated principal balance.

Group 3 Mortgage Loan Summary

	Range or Total	Average or Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	213	──	──
Total Stated Principal Balance	$195,190,676	──	──
Stated Principal Balances	$71,144 to $4,250,000	$916,388(3)	──
Loan Rates	5.500% to 8.375%	6.773%	──
Original Terms to Maturity (in months)	342 to 480	360	──
Remaining Terms to Maturity (in months)	303 to 478	357	──
Original Loan-to-Value Ratios	11.30% to 100.00%	69.75%	──
Original Effective Loan-to-Value Ratios	11.30% to 90.00%	68.75%	──
Number of Interest-Only Mortgage Loans at Origination	183	──	89.77%
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
California	$49,212,959	──	25.21%
Number of Mortgage Loans in California	47	──	──
New York	$22,529,499	──	11.54%
Number of Mortgage Loans in New York	17	──	──
Colorado	$20,357,680	──	10.43%
Number of Mortgage Loans in Colorado	19	──	──
Mortgage Loans in the Maximum Single ZIP Code Concentration	90272 (ZIP Code)	──	2.73%
Credit Scores	628 to 823	751	──
Number of Mortgage Loans with Prepayment Penalties at Origination	21	──	16.33%
Gross Margins	1.875% to 2.750%	1.924%	──
Maximum Loan Rates	10.500% to 13.375%	11.773%	──
Minimum Loan Rates	1.875% to 2.750%	1.925%	──
Months to Next Loan Rate Adjustment	94 to 120	119	──
Initial Rate Caps	5.000%	5.000%	──
Periodic Rate Caps	1.000% to 2.000%	1.935%	──

(1)  As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)  Percentages calculated based on the total principal balance of the group 3 mortgage loans.

(3)  Average stated principal balance.

Mortgage Loan Representations and Warranties/Defective Documentation

The seller has made certain representations and warranties concerning the mortgage loans, including a representation and warranty that none of the mortgage loans will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor’s rights with respect to these representations and warranties will be assigned to the trust for the benefit of certificateholders under the pooling and servicing agreement.

In addition, within 90 days after receipt by the trustee or the custodian of the mortgage loans and the related documents, the trustee or the custodian will review the mortgage loans and the related documents in the mortgage loan files for defects.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan or following the discovery by the trustee, in its capacity as custodian, that a mortgage loan or related document is defective in any material respect, the seller will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) if within two years of the closing date, substitute a materially similar mortgage loan.

See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Optional Purchase of Certain Delinquent Mortgage Loans and REO Property

Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter and at the time of purchase, is delinquent in payment by 90 days or more or which has become REO property.

See “Mortgage Loan Servicing—Realization Upon Defaulted Mortgage Loans.”

Interest Payments on the Certificates

General

Interest on the offered certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

The interest accrual period for the offered certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

Class 1A-1, Class 1A-2 and Class A-R Certificates

Interest on the Class 1A-1 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 1 mortgage loans minus approximately 0.45431% up to and including the distribution date in September 2012. Beginning with the distribution date in October 2012, the interest on the Class 1A-1 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 1 mortgage loans. Interest on the Class 1A-2 and Class A-R Certificates will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 1 mortgage loans. The “net loan rate” of each mortgage loan will be equal to the loan rate on each such mortgage loan less the sum of the rates at which the master servicing fee, the related servicing fee and retained interest, if any, are calculated. Interest on the Class 1A-1, Class 1A-2 and Class A-R Certificates will accrue at an annual rate equal to approximately 5.91754%, 6.37185% and 6.37185%, respectively, for the first accrual period.

Class 2A-1 Certificates

Interest on the Class 2A-1 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 2 mortgage loans minus approximately 0.38828% up to and including the distribution date in August 2014. Beginning with the distribution date in September 2014, the interest on the Class 2A-1 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 2 mortgage loans. Interest on the Class 2A-1 Certificates will accrue at an annual rate equal to approximately 6.17051% for the first accrual period.

Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates

Interest on the Class 3A-1 and 3A-2 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 3 mortgage loans minus, in each case, approximately 0.25835%, up to and including the distribution date in September 2017. Beginning with the distribution date in October 2017, the interest on the Class 3A-1 and Class 3A-2 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 3 mortgage loans. Interest on the Class 3A-3 and Class 3A-4 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 3 mortgage loans. Interest on the Class 3A-1, Class 3A-2, Class 3A-3 and 3A-4 Certificates will accrue at an annual rate equal to approximately 6.25000%, 6.25000%, 6.50835% and 6.50835%, respectively, for the first accrual period.

Class 1-AX, Class 2-AX, Class 3-AX1 and Class 3-AX2 Certificates

Up to and including the distribution date in September 2012, interest on the Class 1-AX Certificates will accrue at an annual fixed rate equal to approximately 0.45431%, on a notional amount equal to the outstanding principal amount of the Class 1A-1 Certificates. Thereafter, no further interest will accrue on such class.

Up to and including the distribution date in August 2014, interest on the Class 2-AX Certificates will accrue at an annual fixed rate equal to approximately 0.38828%, on a notional amount equal to the outstanding principal amount of the Class 2A-1 Certificates. Thereafter, no further interest will accrue on such class.

Up to and including the distribution date in September 2017, interest on the Class 3-AX1 and Class 3-AX2 Certificates will accrue at an annual fixed rate equal to approximately 0.25835%, on a notional amount equal to the outstanding principal amount of the Class 3A-1 Certificates (in the case of the Class 3-AX1 Certificates) and the Class 3A-2 Certificates (in the case of the Class 3-AX2 Certificates). Thereafter, no further interest will accrue on either such class.

Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates

Interest on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average (weighted on the basis of the related subordinate component for each loan group) of the net loan rates of the mortgage loans in each loan group. Interest on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will accrue at an annual rate equal to approximately 6.44164% for the first accrual period.

Reduction of Interest Payments

Interest payable on the offered certificates on any distribution date may be less than the amount calculated on the basis of the applicable interest rate, under certain circumstances described in this prospectus supplement and in the prospectus.

See “Description of the Certificates—Interest—Net Interest Shortfall” in this prospectus supplement.

Principal Payments on the Certificates

Principal will be paid to holders of the offered certificates to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under “Description of the Certificates—Principal.”

Payment Priorities

On each distribution date, the securities administrator will apply the amounts collected in respect of the mortgage loans in an applicable mortgage loan group available for payment generally in the following order of priority:

(1)
interest on the principal balance of the related senior certificates or on the notional balance of the related interest-only certificates accrued at the applicable interest rate for each such class on a pro rata basis, based on the amount of interest due;

(2)	principal of the related senior certificates (other than the related interest-only certificates), pro rata, in proportion to their outstanding principal amounts;

(3)	interest on, and then principal of, each class of subordinate certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates; and

(4)	any remaining available funds to the Class A-R Certificate.

See “Description of the Certificates” in this prospectus supplement for additional information.

Limited Cross-Collateralization

In certain very limited circumstances relating to a loan group’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan groups (excluding the group 4 mortgage loans) may be applied to pay principal or interest, or both, to the senior certificates related to the loan group experiencing those conditions. There will be no cross-collateralization of collections derived from the group 1, group 2 and group 3 mortgage loans, on the one hand, and the group 4 mortgage loans, on the other.

See “Description of the Certificates—Principal—Limited Cross-Collateralization” in this prospectus supplement for additional information.

Advances

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans it is servicing unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer will be obligated to make advances if any servicer that is obligated to make an advance fails to do so, in each case, to the extent provided in the pooling and servicing agreement, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicers are also required to make certain servicing-related advances.

See “Mortgage Loan Servicing—Advances” in this prospectus supplement for additional information.

Optional Termination of the Trust

Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of mortgage loans, may purchase from the trust all of the group 1, group 2 and group 3 mortgage loans and related real estate owned (“REO”) and retire all related outstanding certificates when the aggregate stated principal balance of the group 1, group 2 and group 3 mortgage loans and any related REO by the trust is 10% or less of the aggregate stated principal balance of such mortgage loans as of the cut-off date. Thornburg Mortgage Home Loans, Inc. will have a similar but separate option to repurchase the group 4 mortgage loans and related REO when their aggregate stated principal balance of the group 4 mortgage loans is 10% or less of their cut-off date balance. If Thornburg Mortgage Home Loans, Inc. does not exercise its option to repurchase the group 1, group 2 and group 3 mortgage loans and related REO, Wells Fargo Bank, N.A., in its capacity as master servicer, may purchase from the trust all such mortgage loans and related REO remaining in the trust at the purchase price set forth above when the stated principal balance of the group 1, group 2 and group 3 mortgage loans is less than 5% of their aggregate stated principal balance as of the cut-off date. Wells Fargo Bank, N.A. will have a similar but separate option to repurchase the group 4 mortgage loans and related REO when the aggregate stated principal balance of the group 4 mortgage loans and related REO is 5% or less their cut-off date balance. We refer to the option of Thornburg Mortgage Home Loans, Inc. (or, alternatively, Wells Fargo Bank, N.A.) to repurchase the mortgage loans from the trust as the “optional termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination of the Trust” in this prospectus supplement for additional information.

Fees and Expenses

Before payments are made on the certificates, each servicer will be paid a monthly fee calculated as 0.250% or 0.375% annually or, in some cases, 0.250% annually until the first adjustment date and 0.375% annually thereafter, on the principal balances of the related mortgage loans, as described in this prospectus supplement. In addition, Thornburg Mortgage Home Loans, Inc., as servicer, will receive as additional compensation a portion of the investment income on funds held in the distribution account.

The master servicer will be paid a monthly fee calculated as 0.015% annually on the principal balances of all of the mortgage loans and will receive as additional compensation a portion of the investment income on funds held in the distribution account. The fees of the securities administrator and the trustee, as trustee and custodian, will not be paid by the trust but rather will be paid by the master servicer on behalf of the trust.

The servicer, the master servicer, the trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the certificates.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for each class of the offered certificates will be the applicable distribution date specified in the table on page S-5. The actual final distribution date for each class of the offered certificates may be earlier, and could be substantially earlier, than the applicable final scheduled distribution date.

Credit Enhancement

The senior certificates will have a prior right of payment over the subordinate certificates. Among the classes of subordinate certificates, the Class B-1 Certificates will have the highest payment priority and the Class B-6 Certificates will have the lowest payment priority.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of senior certificates (other than the related interest-only certificates) on a pro rata basis based on their outstanding principal balances; provided, however, that any such realized losses that would otherwise be so allocated to the Class 1A-1 Certificates will instead by allocated to the Class 1A-2 Certificates until the principal balances of the Class 1A-2 Certificates have been reduced to zero; any such realized losses that would otherwise be so allocated to the Class 3A-1 Certificates will instead by allocated to the Class 3A-3 Certificates until the principal balances of the Class 3A-3 Certificates have been reduced to zero; and any such realized losses that would otherwise be so allocated to the Class 3A-2 Certificates will instead be allocated to the Class 3A-4 Certificates until the principal balances of the Class 3A-4 Certificates have been reduced to zero.

Up to and including the distribution date in October 2014, the subordinate certificates will not receive any unscheduled principal unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has doubled prior to that date and certain loss and delinquency tests have been satisfied. On and after the distribution date in November 2014, subject to certain loss and delinquency triggers being satisfied, the subordinate certificates will receive increasing portions of principal prepayments over time.

See “Description of the Certificates—Principal,” “—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement.

Ratings

It is a condition to the issuance of the offered certificates that the certificates initially have the ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings, Inc. set forth in the table on page S-5. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the mortgage loans to which they are entitled.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

See “Ratings” in this prospectus supplement for additional information.

Material Federal Income Tax Consequences

In the opinion of McKee Nelson LLP, for federal income tax purposes, a portion of the trust will comprise multiple “real estate mortgage investment conduits” or REMICs. Each offered certificate (other than the Class A-R Certificate) will represent ownership of REMIC “regular interests.” The Class A-R Certificate will represent the sole “residual interest” in each REMIC created under the pooling and servicing agreement related to group 1, group 2 and group 3.

The offered certificates (other than the Class A-R Certificate) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates will be required to report income on the offered certificates in accordance with the accrual method of accounting.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

Subject to the requirements set forth under “ERISA Considerations” in this prospectus supplement, the offered certificates, other than the Class A-R Certificate, may be purchased by employee benefit plans or other retirement arrangements subject to Title I of the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of an offered certificate (other than the Class A-R Certificate) is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

The Class A-R Certificate may not be acquired for, or with the assets of, such employee benefit plans or other retirement arrangements except as described under “ERISA Considerations” in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment Considerations” in this prospectus supplement and “Legal Investment” in the prospectus.

Listing

The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Recent developments in the
residential mortgage market
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate or hybrid mortgage loans. Borrowers with adjustable payment or hybrid mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period may result in significantly increased monthly payments for borrowers with adjustable rate or hybrid mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate or hybrid mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

See “Risk Factors—Recent developments in the residential mortgage market may adversely affect the market value of your securities” in the prospectus.

In addition, numerous lenders that originate residential mortgage loans, and in particular subprime mortgage loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans in general, as well as from claims for repurchase of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representation and warranties made with respect to the mortgage loans, such as fraud claims. The critical financial conditions of many mortgage lenders is also attributable to the increasing rate of delinquencies and foreclosures on adjustable rate mortgage loans.

If the seller is unable to repurchase mortgage loans in the event of breaches of representations and warranties, the performance of the offered certificates may be affected.

The mortgage loans included in this trust do not include subprime mortgage loans, but rather prime “jumbo loans” with historically low rates of defaults and delinquencies. However, the conditions in the subprime mortgage market have caused a general dislocation of the credit and liquidity markets for all mortgage loan investments, making it difficult for prime mortgage lenders to access the credit markets to fund new originations or to sell existing mortgage loan inventory in the secondary market.

For information regarding recent developments in the marketplace and the resulting impact on the seller, see “The Sponsor and Seller—Recent Developments” in this prospectus supplement.

You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on the certificates.

See “—Governmental action may affect foreclosures” in this prospectus supplement for additional information.

Loan prepayments may
adversely affect the
average life of, and rate
of return on, your
certificates
Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 11.77%, 17.06% and 16.33% of the group 1, group 2 and group 3 mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that generally range from two months to five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalty payments will be remitted to the master servicer by the servicers to the extent provided in their related servicing agreements but will not be available to make distributions on the certificates. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the offered certificates.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

•
The seller is required to purchase from the trust the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured. Moreover, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. These purchases or liquidations will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

	•	If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•
Under the principal distribution priorities described in this prospectus supplement, if prepayments in one or more loan groups reduce the certificate principal balance of the related senior certificates to zero, future distributions which would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in another loan group thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Mortgage loans with
interest-only payments
will result in a slower rate
of principal distributions
As of the cut-off date, approximately 94.12%, 94.03% and 89.77% of the group 1, group 2 and group 3 mortgage loans, respectively, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from five years to ten years. After the interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. When the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on the mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

The yield on your certificates
may be limited by initial fixed
mortgage interest rates on some
mortgage loans and maximum
mortgage interest rates
As of the initial cut-off date, all of the hybrid mortgage loans have fixed low introductory loan rates for an initial period of three years to ten years. Approximately 99.97% of the mortgage loans in group 1, and all of the hybrid mortgage loans in loan group 2 and 3, are currently in this fixed rate period. In addition, each adjustable rate mortgage loan has a maximum loan rate. These factors may prevent the loan rate on a mortgage loan from increasing, despite prevailing market interest rates, and the yield on your certificates may be adversely affected.

See “The Mortgage Loan Groups” in this prospectus supplement.

If credit enhancement is
insufficient, you could
experience losses on your
certificates
Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them and, second, by the allocation of realized losses on the mortgage loans to the subordinate classes in reverse order of their numerical class designations.

The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinate classes to pay interest or principal due on more senior classes. Collections otherwise payable to subordinate classes represent the sole source of funds from which this type of credit enhancement to the senior certificates is provided.

The second form of credit enhancement provides that, except as described below, realized losses from any loan group are allocated:

first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the principal balances of each such class has been reduced to zero, and second, to the related classes of senior certificates, pro rata, based on their outstanding principal balances, until their respective principal balances are reduced to zero; provided, however, that any such realized losses that would otherwise be so allocated to the Class 1A-1 Certificates will instead be allocated to the Class 1A-2 Certificates until the principal balance of the Class 1A-2 Certificates has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class 3A-1 Certificates will instead be allocated to the Class 3A-3 Certificates until the principal balance of the Class 3A-3 Certificates has been reduced to zero; and any such realized losses that would otherwise be so allocated to the Class 3A-2 Certificates will instead be allocated to the Class 3A-4 Certificates until the principal balance of the Class 3A-4 Certificates has been reduced to zero.

Accordingly, if the aggregate principal balance of each subordinate class were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. In addition, higher than expected losses on one group of mortgage loans will decrease the amount of credit support provided by the subordinate certificates to the senior certificates with respect to all other groups of mortgage loans.

See “Description of the Certificates—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement for additional information.

Loan prepayments may
result in shortfalls in
interest collections and
reduce the yield on your
certificates
When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicers are generally required to cover the shortfall in interest collections attributable to prepayments in full and, in some cases, in part, but only to the extent of the related servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required but not paid by the servicers, up to an amount equal to the master servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

Changes in mortgage
indices may reduce the
yields on certain
certificates
As described in this prospectus supplement, the senior certificates (other than the interest-only certificates) will accrue interest at a rate based on the weighted average of the net loan rates on the mortgage loans in the related loan group (minus, in the case of the Class 1A-1, Class 2A-1, Class 3A-1 and Class 3A-2 Certificates, the applicable fixed interest rate strip allocated to the related interest-only certificates) and the subordinate certificates will accrue interest at a rate based on the weighted average of the net loan rates on all the mortgage loans. Except with respect to hybrid mortgage loans during their respective fixed rate periods, the interest rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin, as described in this prospectus supplement. As a result, declines in the indices on which the interest rates on the mortgage loans in any loan group are based will result, over time, in lower yields on the related classes of certificates. Furthermore, any increase in the indices in any loan group on which the interest rates are based may result in prepayments on the mortgage loans and payments of principal on offered certificates then entitled to principal. In addition, prepayments on mortgage loans in any loan group with higher interest rates will reduce the weighted average of the interest rates on the mortgage loans in such loan group and, consequently, reduce the interest rate of the related classes of certificates.

Certain features of
the mortgage loans may
adversely affect your
investment in the
certificates	The mortgage loans have features that create additional risks to investors, including those described below.

•
As of the cut-off date, approximately 57.50%, 62.39% and 61.60% of the group 1, group 2 and group 3 mortgage loans, respectively, had principal balances greater than $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

•
As of the cut-off date, approximately 1.78%, 1.31% and 4.67% of the group 1, group 2 and group 3 mortgage loans, respectively, are secured by additional collateral, generally marketable securities and certificates of deposit. Because of special tax rules and applicable state anti-deficiency laws, the trust may not be able to make use of the value of the additional collateral if the borrower defaults. In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower under one of these mortgage loans defaults, there can be no assurance that the value of the additional collateral will be available or adequate to protect the trust from losses.

Modification of the mortgage
loans may reduce the yields on
the certificates
As of the cut-off date, approximately 12.71%, 9.32% and 9.03% of the group 1, group 2 and group 3 mortgage loans, respectively, allow the borrower to modify the interest rate of such mortgage loan to any other then-available hybrid or adjustable rate product of the seller, including to a different index or to a different hybrid structure. The seller is not aware of any publicly available statistics that set forth principal prepayment or modification experience or forecasts of similar adjustable rate or hybrid mortgage loans over an extended period of time, and its experience with respect to adjustable rate or hybrid mortgages is insufficient to draw any conclusions with respect to the expected modification rates on these mortgage loans.

Just as mortgage loans originated in a high interest rate environment may be subject to a greater rate of principal prepayments when interest rates decrease, modifiable mortgage loans may be subject to a greater rate of modification to new adjustable or hybrid interest rates in a low interest rate environment. For example, if prevailing interest rates fall significantly, modifiable mortgage loans could be subject to higher modification rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to modify their mortgage loans to take advantage of the availability of other adjustable rates. The modification features may also be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates. In addition, any mortgage loans which modify to a lower interest rate will lower the interest rate on the related class or classes of certificates.

The seller has the option, but not the obligation, to repurchase and modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of these purchases, the trust may incur increased prepayments.

If the receipt of liquidation
proceeds is delayed or if the
liquidation proceeds are
less than the mortgage
loan balance, you could
suffer a loss on your
certificates
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

Governmental action may
affect foreclosures
In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan. Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on the offered certificates, particularly the subordinated certificates.

Proposed federal legislation would, if enacted, permit borrowers in bankruptcy to restructure mortgage loans secured by their primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

An investment in the
certificates may not be
appropriate for some
investors
The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered certificates. This may be the case due, for example, to the following reasons.

	•	The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

•
The rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates entitled to principal. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions.

•
You may not be able to reinvest distributions on an offered certificate at a rate at least as high as the pass-through rate applicable to your certificate, since distributions generally are expected to be greater during periods of relatively low interest rates.

	•	Your investment in any of the offered certificates may be ended before you desire if the optional termination of the trust is exercised.

Geographic concentration
of the mortgage loans
may adversely affect
your certificates
Approximately 27.07%, 23.90% and 25.21% of the group 1, group 2 and group 3 mortgage loans, respectively, are secured by properties in California, approximately 13.07%, 12.88% and 11.54% of the group 1, group 2 and group 3 mortgage loans, respectively, are secured by properties in New York, and approximately 10.48% and 10.43% of the group 1 and group 3 mortgage loans, respectively, are secured by properties in Colorado. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions in those states, now or in the future, will have a disproportionate impact on the mortgage loans in general:

	•	Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

	•	Declines in the residential real estate market in those states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

•
Properties in those states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as storms, floods, hurricanes, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

Wildfires in California may
adversely affect holders
of the certificates
As of the date of this prospectus supplement, vast regions of Southern California from north of Los Angeles to south of San Diego are experiencing multiple extensive wildfires resulting in significant property damage and the evacuation of close to one million residents. President Bush has declared a state of federal emergency for the counties of Los Angeles, Orange, Riverside, San Bernardino, San Diego, Santa Barbara and Ventura, entitling them to federal disaster assistance under FEMA. Approximately 15.43%, 13.39% and 11.70% of mortgage loans (by aggregate unpaid principal balance as of the cut-off date) in loan groups 1, 2 and 3, respectively, are secured by mortgaged properties located in these counties. In addition, other counties may have been or may become affected by the wildfires. As a result, there can be no assurance that material damage to any mortgaged property in the affected region has not occurred.

Under the pooling and servicing agreement, the seller will represent that, as of the closing date, each mortgaged property is undamaged by fire so as not to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises was intended. In the event of a breach of such representation with respect to a mortgaged property, which materially and adversely affects the interests of certificateholders in the related mortgage loan, the seller will be obligated to repurchase or substitute for such mortgage loan. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans—Representations and Warranties” in the prospectus supplement.

If any damage caused by the wildfires occurs after the closing date, the seller will not have any repurchase or substitution obligation as a result of such damage. In addition, although each mortgagor is required to maintain a standard hazard insurance policy on its mortgaged property, if the proceeds of such policy are not sufficient to cover the unpaid principal balance plus accrued interest on the related mortgage loan, any such shortfall may result in losses on your certificates, unless such loss is covered by the subordination provided in this transaction.

It may be difficult to
resell your certificates
Due to recent developments in the residential mortgage market in the United States and credit markets generally, there is currently a very limited secondary market for the offered certificates. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgaged-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

Military action and terrorist
attacks may adversely impact
the performance of the
mortgage loans
The effects that military action by U.S. forces in Iraq or other regions, possible terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.

In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws (the “Relief Act”). Interest payable to holders of the senior certificates and the subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of the application of the Relief Act. The servicers and master servicer are not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the certificates.

Bankruptcy or insolvency
may affect the timing and
amount of distributions on
your certificates
The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding class principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rate to the date of payment. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Regardless of whether an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of those payments could occur.

The Class A-R Certificate
is subject to special
risks
Although the holder of the Class A-R Certificate is entitled to receive a distribution of principal and interest as described in this prospectus supplement, it is not expected to receive any distribution in respect of its certificate after the first distribution date. In addition, the holder of the Class A-R Certificate may have tax liabilities with respect to its certificate during the early years of the related REMIC that substantially exceed the principal payable on that certificate.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

GLOSSARY

There is a Glossary of Terms beginning on page S-92 where you will find definitions of certain capitalized terms used in this prospectus supplement. You should read the Glossary of Terms carefully because it defines many concepts that are important to understanding the certificates.

INTRODUCTION

Thornburg Mortgage Securities Trust 2007-5 (the “trust” or the “issuing entity”) is a common law trust formed under New York state law. See “The Issuing Entity.” The issuing entity will issue its Mortgage Pass-Through Certificates, Series 2007-5 on the closing date pursuant to a pooling and servicing agreement among the depositor, the seller, the master servicer, the securities administrator and the trustee, dated as of the cut-off date. Pursuant to a mortgage loan purchase agreement between the seller and the depositor, the depositor will purchase the mortgage loans from the seller. See “The Pooling and Servicing Agreement - Assignment of the Mortgage Loans.” On the closing date, pursuant to the pooling and servicing agreement, the depositor will deposit into the trust the mortgage loans described in this prospectus supplement, which together with the group 4 mortgage loans will constitute the mortgage pool. See “The Mortgage Loan Groups” below.

THE MORTGAGE LOAN GROUPS

General

The assets held by Thornburg Mortgage Securities Trust 2007-5 will consist primarily of four mortgage loan groups of adjustable rate and hybrid, first lien, residential mortgage loans designated as the “group 1 mortgage loans,” “group 2 mortgage loans,” “group 3 mortgage loans” and “group 4 mortgage loans.” We refer to each of the groups of mortgage loans as a “loan group.” Unless otherwise provided, references in this prospectus to the “mortgage loans” and all statistical information relating thereto (either by loan group or in the aggregate) solely is based on the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans and specifically excludes the group 4 mortgage loans.

The mortgage loans have interest rates (“loan rates”) that adjust based on various indices with original terms to maturity of not more than 30 years (except for one Mortgage Loan which has an original term to maturity of 40 years). The adjustable rate mortgage loans adjust on an annual basis. The hybrid mortgage loans generally have loan rates that first adjust after an initial fixed rate period of three, five, seven or ten years following origination, depending on the terms of the particular mortgage note and then adjust monthly, semi-annually or annually, depending on the terms of the particular mortgage note.

As of the cut-off date, there were approximately 919 mortgage loans in loan groups 1, 2 and 3 with an aggregate principal balance of approximately $781,825,168. Approximately 4.66% of the group 1 mortgage loans are hybrid mortgage loans for which their first loan rate adjustment date occurs approximately three years following origination and approximately 94.35% are hybrid mortgage loans for which their first loan rate adjustment date occurs approximately five years following origination, in each case as set forth in the related mortgage note. The remaining 0.99% of the group 1 mortgage loans are adjustable rate mortgage loans which have interest rates that adjust annually. All of the group 2 mortgage loans are hybrid mortgage loans for which their first rate adjustment date occurs approximately seven years following origination, as set forth in the related note. All of the group 3 mortgage loans are hybrid mortgage loans for which their first loan rate adjustment date occurs approximately ten years following origination as set forth in the related mortgage note. Each hybrid mortgage loan will then adjust either monthly, semi-annually or annually, depending on the terms of the particular mortgage note.

The Stated Principal Balance of each mortgage loan as of the cut-off date reflects the application of scheduled payments of any principal due on that mortgage loan on or prior to the cut-off date, whether or not received, and any prepayments received on or prior to the cut-off date. Whenever reference is made herein to a percentage of some or all of the mortgage loans, that percentage is determined on the basis of the principal balances of such mortgage loans as of the cut-off date, unless otherwise specified. The aggregate Stated Principal Balance of the mortgage loans set forth above is subject to a variance of plus or minus five percent.

Approximately four mortgage loans (representing approximately 0.91% of the mortgage loan pool) have a first payment due date of December 1, 2007. The seller will deposit in the collection account on the closing date, in respect of all mortgage loans that have a first payment due date of December 1, 2007, an amount equal to approximately $39,200, which represents interest calculated at the related loan rates for a one-month period. Such funds deposited in the collection account will be paid to certificateholders as available funds on the first distribution date.

Each of the mortgage loans in the trust is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related mortgaged property. We refer to these instruments as “mortgages” in this prospectus supplement. The mortgaged properties are single family or detached or semi-detached two- to four-family dwelling units, townhouses, individual units in planned unit developments, individual condominium units and, in some cases, shares issued by cooperative housing corporations and related leasehold interests.

Approximately 98.12% of the of the mortgage loans were originated by the seller (together with its mortgage brokers and correspondent lenders other than First Republic Bank) in accordance with the seller’s underwriting guidelines for its correspondent, retail and wholesale channels described herein. See “Mortgage Loan Origination—The Seller’s Underwriting Standards—The Seller’s Underwriting Process” herein. Approximately 1.88% of the mortgage loans were originated by First Republic Bank in accordance with its underwriting guidelines. Approximately 97.58% of the mortgage loans are being serviced by Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer. No entity other than Thornburg Mortgage Home Loans, Inc. is a servicer with respect to more than 10% of the mortgage loans. See “The Master Servicer” and “The Servicers” herein.

Under the mortgage loan purchase agreement, the seller will make certain representations and warranties to the depositor, which will assign its rights under those representations and warranties to the trust under the pooling and servicing agreement. The representations and warranties relate to, among other things, certain characteristics of the mortgage loans and, subject to certain limitations, the seller will be obligated to repurchase the affected mortgage loan or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the certificateholders’ interests in the mortgage loan. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans—Representations and Warranties” for a description of the representations and warranties applicable to the mortgage loans.

The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as an originator or as seller other than the repurchase or substitution obligations described above.

Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Loan Documentation. Approximately 79.87%, 77.25% and 84.87% of the group 1, group 2 and group 3 mortgage loans, respectively, were originated under a full documentation program. The remaining mortgage loans were originated under programs pursuant to which no or limited information was obtained regarding borrowers’ income or employment.

The Indices. The indices applicable to the determination of the loan rates for the mortgage loans generally will be a per annum rate equal to either: the average of interbank offered rates for one-month, six-month or one-year, as applicable, U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the “1-Month LIBOR index,” the “6-Month LIBOR index” and the “1-Year LIBOR index,” respectively), or the weekly average yield on United States Treasury securities adjusted to a constant maturity of one-year as published by the Federal Reserve Board in Statistical Release H.15(519) (the “1-Year CMT index”). The 1-Month LIBOR index, the 6-Month LIBOR index, the 1-Year LIBOR index and the 1-Year CMT index are each referred to herein as an “index” or together as the “indices.”

The related index applied under a mortgage note will be most recently available either as of (1) the first business day of a specified period of time prior to such loan rate adjustment date, (2) the first business day of the month preceding the month of such loan rate adjustment date, or (3) the last business day of the second month preceding the month in which such loan rate adjustment date occurs, as specified in the related mortgage note. In the event that any of the indices described above becomes unavailable or is otherwise unpublished, the related servicer or master servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

Loan Rate Adjustments. On each loan rate adjustment date for a mortgage loan, its loan rate will be adjusted to equal the sum, generally rounded up to the nearest multiple of 0.125%, of the index applicable to that loan and a fixed percentage amount known as the “gross margin” for that loan. The mortgage loans adjust according to the applicable index as discussed under “—The Indices” above. On the first loan rate adjustment date, the loan rate on each mortgage loan (other than any mortgage loans which adjust according to the 1-Month LIBOR index) cannot increase or decrease by more than a fixed percentage known as the “initial rate cap” for that loan. On subsequent loan rate adjustment dates, the loan rate on each mortgage loan (other than any mortgage loans which adjust according to the 1-Month LIBOR index) cannot increase or decrease by more than a fixed percentage on any such loan rate adjustment date known as a “periodic rate cap” for that mortgage loan.

No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of initial rate caps on the first loan rate adjustment date as well as the periodic rate caps and the maximum loan rates, the loan rate on each mortgage loan which has such a cap, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See “—The Indices” above.

Monthly Payment Adjustments. Effective with the next monthly payment due date occurring after a loan rate adjustment date, the monthly payment amount for each mortgage loan will be adjusted to equal (i) for an interest only loan subsequent to its interest only period and for any other adjustable rate loan, the amount that would fully amortize the outstanding principal balance of that loan over its remaining term and pay interest at the loan rate as adjusted and (ii) for an interest only loan during its interest only period, the interest only payment at the loan rate as adjusted.

Interest-Only Loans. Approximately 94.12%, 94.03% and 89.77% of the group 1, group 2 and group 3 mortgage loans, respectively, have an interest-only period following origination ranging from five years to ten years. During this period, the scheduled monthly payments are limited to accrued interest, with no required payment of principal. At the end of the interest-only period, the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that loan and payment of interest at the then-current loan rate.

High Loan-to-Value Mortgage Loans. Approximately 2.00%, 1.51% and 4.94% of the group 1, group 2 and group 3 mortgage loans, respectively, have original loan-to-value ratios in excess of 80%. With the exception of two mortgage loans (representing approximately 0.17% of the mortgage loans in group 1), the mortgage loans which have original loan-to-value ratios in excess of 80% are additional collateral mortgage loans or are covered by primary mortgage guaranty insurance policies (which policies insure, generally, any portion of the unpaid principal balance of a mortgage loan in excess of 75% of the value of the related mortgaged property). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan after the date on which the related loan-to-value ratio is 80% or less. With respect to both of the mortgage loans referred to above, such mortgage loans have amortized such that their loan-to-value ratio, as of the cut-off date, is below 80%.

For each mortgage loan and any date of determination, the loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date and the denominator of which is the value of the mortgaged property as determined at the origination of the related loan on the basis of the lesser of the sale price or appraised value with respect to a purchase mortgage loan or the appraised value with respect to a refinance mortgage loan. For each mortgage loan and any date of determination, the effective loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date less the value of the required amount of any additional collateral and the denominator of which is the value of the mortgaged property.

Additional Collateral Mortgage Loans. In the case of approximately 1.78%, 1.31% and 4.67% of the group 1, group 2 and group 3 mortgage loans, respectively, the related originator required the borrower to pledge additional collateral to secure the mortgage loan, including marketable securities or certificates of deposit acceptable to the originator. With the exception of two mortgage loans with an original loan-to-value ratio below 80%, the mortgage loans with additional collateral have original loan-to-value ratios in excess of 80%, but after giving effect to the pledge of additional collateral, the effective loan-to-value ratios are 80% or lower. This type of loan, referred to as an “additional collateral mortgage loan,” allows the borrower to pledge assets in addition to the mortgaged property as an alternative to, or to supplement, a cash down payment. There are a total of 17 mortgage loans (representing approximately 2.41% of the mortgage loans) with additional collateral, which were acquired by the seller through its correspondent channel or originated by the seller through its retail and wholesale channels.

The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral. The weighted average effective loan-to-value ratio for the additional collateral mortgage loans after giving credit for the value of the pledged additional collateral is approximately 74.96%, 80.00% and 76.19% with respect to the group 1, group 2 and group 3 mortgage loans, respectively. The additional collateral will be assigned to the trust but will not be a part of any REMIC.

Prepayment Penalty Payments. Approximately 11.77%, 17.06% and 16.33% of the group 1, group 2 and group 3 mortgage loans, respectively, require the payment of a prepayment penalty in connection with a voluntary prepayment before the end of a fixed period ranging from the first two months to five years after the date of origination. Prepayment penalties paid by borrowers will not be available for payment on the certificates.

Employee Mortgage Loans. Approximately 0.52% of the group 1 mortgage loans were made to employees of Thornburg Mortgage, Inc. and its affiliates. These mortgage loans were originated at an interest rate equal to the then current rate for mortgage loans less a discount rate specified in an employee rate reduction agreement. In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or its affiliates, the interest rate on the mortgage loan will increase by the amount of the employee discount. The seller will retain the increased interest (the “retained interest”) and such retained interest will not be conveyed to or included in the trust or available for any distributions on the certificates.

Modification Option and Purchase Obligation Options. The loan rates on approximately 12.71%, 9.32% and 9.03% of the group 1, group 2 and group 3 mortgage loans, respectively, may be modified, at the option of the related borrowers, to another adjustable rate based on a different index or to another type of adjustable rate or hybrid mortgage loan. After such modification, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.

The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. The purchase price payable by the seller for any such mortgage loans is equal to 100% of the current outstanding principal balance of the mortgage loan and any interest accrued at the related loan rate.

Aggregate Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of the cut-off date.

All of the mortgage loans have original terms to stated maturity of less than or equal to 480 months. The weighted average remaining term to stated maturity of the mortgage loans was approximately 354 months as of the cut-off date. None of the mortgage loans had a first due date prior to July 1, 2001 or after December 1, 2007 or had a remaining term to stated maturity of less than 226 months or greater than 478 months as of the cut-off date. The latest stated maturity date of any mortgage loan occurs in August 2047.

The average principal balance of the mortgage loans at origination was approximately $860,218. The average principal balance of the mortgage loans as of the cut-off date was approximately $850,735. No mortgage loan had a principal balance of less than approximately $71,144 or greater than approximately $7,000,000 as of the cut-off date.

The mortgage loans had annual loan rates of not less than 5.500% and not more than 8.750% and the weighted average annual loan rate was approximately 6.707%. Approximately 1.88% of the mortgage loans did not have an initial rate cap. As of the cut-off date, approximately 98.12% of the mortgage loans had initial rate caps ranging from 1.000% to 6.000%. As of the cut-off date, approximately 1.88% of the mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from 1.000% to 2.000%. As of the cut-off date, the mortgage loans had gross margins ranging from 1.000% to 3.000%, maximum loan rates ranging from 8.750% to 17.625% and minimum loan rates ranging from 1.000% to 3.000%. As of the cut-off date, the weighted average gross margin was approximately 1.913%, the weighted average maximum loan rate was approximately 11.727% and the weighted average minimum loan rate was approximately 1.913% for all of the mortgage loans. The earliest next loan rate adjustment date following the cut-off date on any mortgage loan occurs in 7 months and the weighted average next loan rate adjustment date following the cut-off date for all of the mortgage loans occurs in approximately 77 months.

As of the cut-off date, none of the mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the mortgage loans is set forth in Annex B to this prospectus supplement.

The mortgage loans had the approximate characteristics as set forth in Annex B to this prospectus supplement. The sum in any column in the tables in Annex B may not equal the indicated due to rounding.

Group 1 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 1 mortgage loans as of the cut-off date.

All of the group 1 mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 352 months as of the cut-off date. None of the group 1 mortgage loans had a first due date prior to July 1, 2001 or after December 1, 2007 or had a remaining term to stated maturity of less than 284 months or greater than 360 months as of the cut-off date. The latest stated maturity date of any group 1 mortgage loan occurs in November 2037.

The average principal balance of the group 1 mortgage loans at origination was approximately $814,234. The average principal balance of the group 1 mortgage loans as of the cut-off date was approximately $802,332. No group 1 mortgage loan had a principal balance of less than approximately $72,000 or greater than approximately $7,000,000 as of the cut-off date.

Approximately 4.66% of the group 1 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of three years following origination and then adjust semi-annually or annually, depending on the terms of the particular mortgage note, and approximately 94.35% of the group 1 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of five years following origination and then adjust monthly, semi-annually or annually, depending on the terms of the particular mortgage note, and approximately 0.99% of the group 1 mortgage loans are adjustable rate mortgage loans which have loan rates that adjust annually.

The group 1 mortgage loans had annual loan rates of not less than 5.500% and not more than 8.250% and the weighted average annual loan rate was approximately 6.637%. As of the cut-off date, 97.48% of the group 1 mortgage loans had initial rate caps ranging from 1.000% to 5.000%. Approximately 2.52% of the mortgage loans did not have an initial rate cap. As of the cut-off date, approximately 2.52% of the group 1 mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from 1.000% to 2.000%. As of the cut-off date, the group 1 mortgage loans had gross margins ranging from 1.000% to 2.750%, maximum loan rates ranging from 8.750% to 17.625% and minimum loan rates ranging from 1.000% to 2.750%. As of the cut-off date, the weighted average gross margin was approximately 1.905%, the weighted average maximum loan rate was approximately 11.671% and the weighted average minimum loan rate was approximately 1.905% for all of the group 1 mortgage loans. The earliest next loan rate adjustment date following the cut-off date on any group 1 mortgage loan occurs in 7 months and the weighted average next loan rate adjustment date following the cut-off date for all of the group 1 mortgage loans occurs in approximately 57 months.

As of the cut-off date, none of the group 1 mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the group 1 mortgage loans is set forth in Annex B to this prospectus supplement.

The group 1 mortgage loans had the approximate characteristics as set forth in Annex B to this prospectus supplement. The sum in any column in the tables in Annex B may not equal the total indicated due to rounding.

Group 2 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 2 mortgage loans as of the cut-off date.

Approximately 98.38% of the group 2 mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 356 months as of the cut-off date. None of the group 2 mortgage loans had a first due date prior to September 1, 2001 or after November 1, 2007 or had a remaining term to stated maturity of less than 226 months or greater than 360 months as of the cut-off date. The latest stated maturity date of any group 2 mortgage loan occurs in October 2037.

The average principal balance of the group 2 mortgage loans at origination was approximately $929,670. The average principal balance of the group 2 mortgage loans as of the cut-off date was approximately $927,725. No group 2 mortgage loan had a principal balance of less than approximately $78,000 or greater than approximately $5,000,000 as of the cut-off date.

All of the group 2 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of seven years following origination and then adjust monthly, semi-annually or annually, depending on the terms of the particular mortgage note.

The group 2 mortgage loans had annual loan rates of not less than 5.875% and not more than 8.750% and the weighted average annual loan rate was approximately 6.824%. As of the cut-off date, 99.70% of the group 2 mortgage loans had initial rate caps ranging from 5.000% to 6.000%. The remaining group 2 mortgage loans did not have initial rate caps. As of the cut-off date, the group 2 mortgage loans had gross margins ranging from 1.875% to 3.000%, maximum loan rates ranging from 10.875% to 14.750% and minimum loan rates ranging from 1.875% to 3.000%. As of the cut-off date, the weighted average gross margin was approximately 1.921%, the weighted average maximum loan rate was approximately 11.830% and the weighted average minimum loan rate was approximately 1.920% for all of the group 2 mortgage loans. The earliest next loan rate adjustment date following the cut-off date on any group 2 mortgage loan occurs in 70 months and the weighted average next loan rate adjustment date following the cut-off date for all of the group 2 mortgage loans occurs in approximately 82 months.

As of the cut-off date, none of the group 2 mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the group 2 mortgage loans is set forth in Annex B to this prospectus supplement.

The group 2 mortgage loans had the approximate characteristics as set forth in Annex B to this prospectus supplement. The sum in any column in the tables in Annex B may not equal the total indicated due to rounding.

Group 3 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 3 mortgage loans as of the cut-off date.

Approximately 98.85% of the group 3 mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the group 3 mortgage loans was approximately 357 months as of the cut-off date. None of the group 3 mortgage loans had a first due date prior to February 1, 2004 or after November 1, 2007 or had a remaining term to stated maturity of less than 303 months or greater than 478 months as of the cut-off date. The latest stated maturity date of any group 3 mortgage loan occurs in August 2047.

The average principal balance of the group 3 mortgage loans at origination was approximately $925,378. The average principal balance of the group 3 mortgage loans as of the cut-off date was approximately $916,388. No group 3 mortgage loan had a principal balance of less than approximately $71,144 or greater than approximately $4,250,000 as of the cut-off date.

All of the group 3 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of ten years following origination and then adjust monthly, semi-annually or annually, depending on the terms of the particular mortgage note.

The group 3 mortgage loans had annual loan rates of not less than 5.500% and not more than 8.375% and the weighted average annual loan rate was approximately 6.773%. As of the cut-off date, 98.37% of the group 3 mortgage loans had an initial rate cap of 5.000%. The remaining group 3 mortgage loans did not have an initial rate cap. As of the cut-off date, approximately 1.63% of the group 3 mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from 1.000% to 2.000%. As of the cut-off date, the group 3 mortgage loans had gross margins ranging from 1.875% to 2.750%, maximum loan rates ranging from 10.500% to 13.375% and minimum loan rates ranging from 1.875% to 2.750%. As of the cut-off date, the weighted average gross margin was approximately 1.924%, the weighted average maximum loan rate was 11.773% and the weighted average minimum loan rate was approximately 1.925% for all of the group 3 mortgage loans. The earliest next loan rate adjustment date following the cut-off date on any group 3 mortgage loan occurs in 94 months and the weighted average next loan rate adjustment date following the cut-off date for all of the group 3 mortgage loans occurs in approximately 119 months.

As of the cut-off date, none of the group 3 mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the group 3 mortgage loans is set forth in Annex B to this prospectus supplement.

The group 3 mortgage loans had the approximate characteristics as set forth in Annex B to this prospectus supplement. The sum in any column in the tables in Annex B may not equal the total indicated due to rounding.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will file reports thereunder and reports required under the pooling and servicing agreement with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name.

The description in this prospectus supplement of the mortgage loans is based upon the group 1, group 2 and group 3 mortgage loans as constituted at the close of business on the cut-off date, adjusted to reflect scheduled payments of principal due on those mortgage loans on or prior to the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from such loan groups as a result of prepayments or incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. The depositor will file a current report on Form 8-K, together with the pooling and servicing agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event that mortgage loans are removed from or added to the loan groups, such addition or removal, to the extent material, will be noted in the current report on Form 8-K.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing and Administration of the Trust—Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the offered certificates as shall have been filed with the Securities and Exchange Commission (and in each case as prepared and filed by the securities administrator) will be posted on the securities administrator’s Internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the website is: http://www.ctslink.com. In addition, historical performance data with respect to the sponsor’s previous securitization transactions may be found on the securities administrator’s website at http://www.ctslink.com/staticpools?issuer=THORNBURG. Information provided through this Internet address is not provided by the depositor and will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the certificates offered hereby.

STATIC POOL INFORMATION

Certain, static pool information may be found at http://www.credit-suisse.armt.static-pool.com in a PDF file entitled “TMST 2007-5 Static Pool Information.pdf.” Access to this Internet address is unrestricted and free of charge. Information provided through this Internet address with respect to mortgage loans securitized prior to January 1, 2006 shall not be deemed to be part of this prospectus supplement, the prospectus or the related registration statement.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan pools for which performance information is shown at the above Internet address had initial characteristics that differed from one another and from the mortgage loans described in this prospectus supplement, and may have differed in ways that were material to the performance of those mortgage loan pools. These differing characteristics may include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above Internet address is in any way indicative of the performance of the mortgage loans described in this prospectus supplement.

ISSUING ENTITY

On the closing date, and until the termination of the trust pursuant to the pooling and servicing agreement, the issuing entity will be a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement.

The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the master servicer, the servicers, the securities administrator and the custodian will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the servicing agreements and the pooling and servicing agreement. See “The Pooling and Servicing Agreement” and “Mortgage Loan Servicing” in this prospectus supplement.

Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity, without an amendment of the pooling and servicing agreement to that effect agreed to by certificateholders and the other parties thereto as described under “The Pooling and Servicing Agreement.”

If the assets of the trust are insufficient to pay the certificateholders all principal and interest owed, holders of some or all classes of certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. None of the depositor, its parent or any of the depositor’s affiliates will ensure or guarantee distributions on the certificates. The depositor will acquire the mortgage loans directly or through one or more affiliates.

After issuance of the certificates, the depositor will have no material obligations with respect to the certificates and mortgage loans, other than the (i) the right to appoint a successor trustee or trust administrator upon the resignation or removal of the trustee or trust administrator, as applicable, and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

THE SPONSOR AND SELLER

The sponsor and seller is Thornburg Mortgage Home Loans, Inc., a Delaware corporation. It was formed in 1999 and is a wholly-owned subsidiary of Thornburg Mortgage, Inc., a real estate investment trust incorporated in the State of Maryland ([NYSE]:TMA). Its executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, NM 87501, telephone number (505) 989-1900.

The seller purchases and originates first-lien residential mortgage loans primarily for securitization. Prior to the formation of the seller and beginning in 1997, Thornburg Mortgage, Inc. purchased mortgage loans in the bulk secondary market, with servicing generally retained by the originator of the loans. The seller began acquiring loans through its correspondent lending program and in secondary market purchases after being formed in 1999. It began originating loans through its web-based direct lending or retail channel in 2000 and in 2006 it began originating loans through its wholesale loan channel. Except to the limited extent described below, the seller generally does not service loans but contracts with Cenlar FSB to service loans on its behalf.

Although the seller securitized loans prior to 2001, the seller has been active as a sponsor in the securitization market since 2001. As of September 30, 2007, the seller has sponsored securitizations in excess of $38 billion of residential mortgage loans. It acquires residential mortgage loans through four separate channels: (1) from unaffiliated correspondent originators that originate loans according to its underwriting guidelines or, principally in the case of First Republic Bank, that correspondent’s underwriting guidelines, (2) through bulk purchases in the secondary market, (3) through its retail operations and (4) through its wholesale loan channel. It initiates the securitization of the loans it acquires by transferring the mortgage loans to an unaffiliated special purpose entity, such as the depositor in this securitization, which then transfers the loans to the issuing entity for the related securitization. The seller’s securitization program generally concentrates on prime, jumbo adjustable rate and hybrid residential mortgage loans, with features geared towards more sophisticated, affluent borrowers, such as large loan balances, interest-only periods and modification options.

The following table shows the break-down of loan acquisition by channel over the past three years.

Loan Acquisitions and Originations (Dollar amounts in thousands)

	For the nine months ended September 30, 2007		Year ended December 31, 2006		Year ended December 31, 2005		Year ended December 31, 2004
	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Correspondent originations	$3,755,708	77.58%	$5,283,086	45.29%	$4,688,550	68.52%	$3,875,049	87.97%
Wholesale originations	$894,305	18.47%	$104,555	0.90%	$0	0.00%	$0	0.00%
Bulk acquisitions	$107,307	2.22%	$6,078,890	52.11%	$1,879,529	27.47%	$88,959	2.02%
Direct retail originations	$83,959	1.73%	$198,841	1.70%	$274,814	4.02%	$441,006	10.01%
Total:	$4,841,279	100.00%	$11,665,372	100.00%	$6,842,893	100.00%	$4,405,014	100.00%

Of the mortgage loans included in group 1, group 2, and group 3, approximately 77.89% were acquired from correspondents, approximately 4.63% were originated by the seller through its retail operations and approximately 17.49% were originated by the seller through its wholesale operations. None of the mortgage loans in this securitization were acquired through the bulk purchase program.

Correspondents

As of September 30, 2007, the seller had approximately 313 approved correspondents, which include banks, savings and loan associations and licensed mortgage bankers. In order to be approved by the seller, each correspondent must undergo an evaluation and training process and, unless the seller agrees otherwise, agree to be bound by the seller’s Correspondent Sellers Guide. Prior to acquiring any mortgage loan from a correspondent, the seller conducts a review of the mortgage file to determine whether the mortgage loan meets the seller’s underwriting standards or, in the case of First Republic Bank, that correspondent’s underwriting guidelines, or whether an exception is warranted on a case by case basis. For a limited number of loans, the review process is conducted under the seller’s supervision by one of its retail fulfillment vendors.

Retail Channel/Direct Lending

Approximately 4.63% of the mortgage loans in this securitization were originated through the seller’s retail channel. All transactions are initiated on the seller’s website or through an “800” number. Borrowers are referred by financial planners, existing customers of the seller, or as a result of posting of the seller’s rates on independent websites. Such mortgage loans are underwritten directly by the seller through its two retail fulfillment vendors according to the seller’s underwriting standards (subject to any exceptions approved by the seller’s underwriters on a case by case basis).

Wholesale Channel

In the second quarter of 2006, the seller began originating adjustable rate and hybrid mortgage loans through its wholesale channel which as of September 30, 2007 includes approximately 541 approved mortgage brokerage firms. Wholesale loan originations are mortgage loans that are sourced from mortgage brokers and mortgage lenders approved by the seller and that are underwritten by the seller and closed with the seller’s funds in the name of the seller.

Recent Developments

The following language regarding recent developments was provided by the Sponsor and addresses certain matters with respect to its parent, Thornburg Mortgage, Inc. Any references to “we,” “our,” “us,” or “the Company” or similar references refer to Thornburg Mortgage, Inc. or, if the context requires, Thornburg Mortgage, Inc. and its affiliates, including the sponsor.

General.

In early August 2007, the secondary market for financing prime quality mortgage assets and rated mortgage-backed securities (“MBS”) came under severe pressure for a number of reasons. During 2007, lower credit quality loans and securities backed by subprime mortgage loans and, to a lesser extent, Alt-A mortgage loans were downgraded by ratings agencies as the credit performance of the underlying loans deteriorated and, as a result, the prices of securities backed by those loans declined. In late July and early August, concerns were fueled among mortgage investors owning MBS as a result of (i) suggestions by mortgage originators that credit problems were beginning to appear in their prime mortgage loan portfolios, (ii) bankruptcy filings of some mortgage lenders and (iii) public announcements by several large mortgage originators that they were planning to cease lending in the prime jumbo segment of the mortgage market because of a lack of ability to sell those mortgages in the secondary market. In response to these market events and the concerns that they created among mortgage investors, market prices of private-label MBS backed by prime mortgage loans, including MBS held in our portfolio, suddenly and unexpectedly began to decline despite falling interest rates and investors in mortgage securities and loans backed by high quality mortgages rapidly curtailed their purchases of mortgage loans and securities in the secondary mortgage market. Further affecting our liquidity situation was the fact that investors began to buy Treasury securities as a “safe haven” for investing, pushing down Treasury securities yields and interest rate swap yields and market values. Since we had a substantial hedging position in interest rate swap agreements, our liquidity was also adversely affected by the decline in the value of these hedging instruments.

The secondary market for financing and selling mortgage assets operates through several channels. One channel is the market for securities backed by mortgage loan collateral. The deterioration in this mortgage-backed market was precipitated, in part, by a series of rating agency downgrades in the non-prime segment of this market in 2007. This led first to a decline in the issuance of new MBS and, shortly thereafter, a complete halt in the issuance of securities backed by lower credit quality loan collateral. To sell these MBS or effect financings, the interest rates on these mortgage securities had to be increased. Most traditional buyers, however, were suddenly unwilling to buy at any price regardless of the quality of the underlying loans. While we continued to be able to securitize our high quality mortgage loans opportunistically during the quarter, the financing rates were higher than the yields on the mortgage loans that had been priced or purchased prior to August 2007.

A second channel for financing mortgage loans and mortgage securities is the commercial paper market which involves rolling short-term borrowing secured by MBS or other mortgage assets. A number of Alt-A lenders and subprime lenders that had been using the commercial paper market to fund their loans and securities went out of business or declared bankruptcy in 2007. As many of these commercial paper issuers ran into their own financing difficulties, they exercised extendable maturity features instead of paying off maturing amounts on their commercial paper. As a result, commercial paper investors stopped investing in mortgage-backed commercial paper with extendable maturities. As an issuer of commercial paper with an extendable maturity feature, we were unable to continue rolling over our maturing commercial paper as a result of the general disruption in the commercial paper market. To date, we have paid all of our commercial paper at maturity in part from sales of assets and in part from a transfer of collateral to reverse repurchase agreements. However, we are not currently able to issue new commercial paper as that market is still not functioning.

With two readily available sources of loan and securities financing suddenly not available, we turned to the reverse repurchase agreement market as another source of balance sheet funding. There was, however, an increased demand for reverse repurchase agreement financing as others also sought financing in this market. The financing requests appeared greater than the amount of financing that reverse repurchase agreement dealers could provide, leading dealers to limit the financing they were willing to make available. Declining MBS prices compounded the problem and many borrowers in the reverse repurchase agreement market did not have enough liquidity to meet their margin requirements. As a result, they were forced to sell their loan or securities collateral. As mortgage securities were sold, prices declined further and trading activity in the secondary market for mortgage assets diminished, which triggered more margin calls by reverse repurchase agreement dealers. Further, because of the decline in trading activity, many dealers found it increasingly difficult to sell securities in the market. Some dealers began to increase their margin requirements at the same time that prices were falling. This further fueled the acceleration of collateral liquidations, leading to further declines in mortgage securities prices. As a result, the reverse repurchase agreement market, while functioning, is no longer functioning as it had prior to these events. In spite of these market stresses, we have retained some of our ability to borrow in the reverse repurchase agreement market in part because we have reduced the size of our reverse repurchase agreement borrowings and in part because we have satisfied the margin requirements of our current reverse repurchase counterparties. In addition, we have entered into two committed reverse repurchase agreements through March 31, 2008 totaling $1.75 billion to ensure we have reverse repurchase financing available to the extent required to finance either new assets, remaining assets financed with commercial paper and/or assets financed with counterparties that are exiting the business or reducing the reverse repurchase lending lines.

Another vehicle that we use to finance our mortgage assets is the warehouse lending market. Warehouse financing lines are temporary financing facilities in which loans are aggregated pending securitization. To date, we continue to be able to finance our loans on our warehouse lines and we have had continuous access to warehouse financing for mortgage loans due to our ability to complete securitization transactions as needed. We did require a financial covenant waiver from our warehouse lenders for the quarter ended September 30, 2007 which was granted by all warehouse lenders. We continue to have several securitization options available to us, which may include the issuance of a collateralized mortgage debt obligation, the creation of a pass-through securitization that would be financed in the reverse repurchase agreement market or the sale of those securitized loans, that will enable us to pay off our warehouse lenders and allow us to continue to fund and warehouse new loans. These significant disruptions in our sources of secondary market financing, continued declines in the market value of our securities portfolio, and increases in margin requirements have adversely reduced our cash and liquidity and led to the actions described below.

Impact of Third Quarter Events on the Company.

On August 14, 2007, we announced that our Board of Directors had rescheduled the payment date of our previously declared second quarter Common Stock dividend of $0.68 per share to September 17, 2007. The dividend was originally scheduled to be paid on August 15, 2007 to shareholders of record on August 3, 2007. The Board of Directors took this action in response to the recent significant disruptions in the mortgage market described above. In light of these market disruptions, the Board of Directors determined that preserving cash would be more beneficial for our shareholders than would paying the dividend on the originally scheduled payment date.

On October 16, 2007, the company’s Board of Directors elected not to declare a common stock dividend for the third quarter. The Board noted that it expects profitability and market conditions to improve in the fourth quarter and would consider resuming common dividend payments at that time. The Board believed it is in the best long-term interests of our shareholders to forego payment of a common dividend for the third quarter and to make conserving cash, enhancing liquidity and selectively acquiring new assets the key priorities during the fourth quarter. The Board declared the third quarter dividend amount of $0.479166667 per share of its 10% Series F Cumulative Convertible Redeemable Preferred Stock, payable on November 15, 2007 to shareholders of record on October 31, 2007.

During the third quarter ended September 30, 2007, a number of factors negatively affected the company’s earnings and balance sheet. Those factors are set forth below and discussed later in more detail:

•	The company sold $21.9 billion of ARM assets during the quarter and recorded an aggregate estimated loss on those sales of $1.093 billion.

•	The company recorded a loss on its forward commitments to fund mortgage loans (technically referred to as a derivative) during the quarter, net of its hedges on those commitments of $11.5 million.

•
The company incurred premium amortization expense for the quarter of $36.3 million as a result of the decline in forward LIBOR rates against which future mortgage interest rate adjustments will be indexed.

•
The company incurred a $12.0 million tax provision related to a deferred tax liability associated with certain interest rate cap agreements owned by one of its taxable REIT subsidiaries that were entered into in conjunction with certain securitization transactions. The company plans to hold these cap agreements until expiration and not trigger the tax liability that it would incur if it terminated the agreements.

•
The company recorded an additional $7.8 million in interest expense as it incurred one-time commitment fees to secure committed short-term financing, to facilitate the payoff of the company’s asset-backed commercial paper program, to create new financing arrangements to replace arrangements with reverse repurchase counterparties exiting the business and to eliminate the potential need for additional asset sales.

•
The company recorded a $6.0 million impairment charge against its pay option ARM mortgage securities as well as provided an additional $1.6 million provision for estimated losses on existing real estate owned (REO) properties.

Offsetting these negative factors were the following benefits in the quarter:

•	A $17.9 million long-term incentive award benefit as the company marked down the value of its long-term incentive awards.

•
A $53.4 million reduction in its interest expense as a result of the positive net benefit of its interest rate hedging instruments held during the quarter plus the realization of a portion of the benefit resulting from swap agreement terminations during the quarter.

•	The elimination of the incentive management fee during the quarter.

Despite the negative factors that affected the company during the quarter, the company now believes its REIT status will remain unaffected.

The company took a series of decisive actions in the third quarter as a result of events in the mortgage finance and credit markets that were beyond management’s control in order to preserve its assets and shareholder value. These actions included the sale of high quality ARM assets, a simultaneous reduction in the company’s reliance on short-term borrowings which are based on the market value of its assets, the termination of most of the company’s interest rate hedging instruments, the completion of collateralized mortgage debt financing transactions and a public offering of convertible preferred stock.

During the quarter, Thornburg Mortgage, or in certain instances, its third-party financing counterparties, sold $21.9 billion in primarily AAA- and AA-rated ARM securities at an aggregate estimated loss of $1.093 billion. Approximately $16.4 billion of these assets were sold by the company and the remaining $5.5 billion were sold in satisfaction of debt by several of the company’s finance counterparties. For REIT tax distribution purposes, these realized losses on asset sales are considered capital losses and will not reduce any taxable income either paid or available for dividend distribution in 2007. The company also incurred a $12.4 million loss on its loan fundings during the quarter, and a $3.7 million loss from hedging these loan commitments, on loans that were funded during the third quarter in which the company had locked an interest rate for borrowers prior to the increase in mortgage interest rates that occurred in the third quarter. These funding commitments were generally honored at the original locked interest rate. Despite the market value loss on funding these loans during the quarter, they will be carried on the company’s balance sheet at higher yields in the future and should result in improved spreads considering the company’s cost of funds going forward. These losses were offset by a $4.6 million gain on the termination of interest rate swap agreements for a net loss on derivatives during the quarter of $11.5 million.

The company also incurred a $36.3 million premium amortization expense during the quarter, up from an expected amortization expense of $5 million to $10 million for the quarter despite the fact that the actual portfolio prepayment rate averaged 13% CPR for the third quarter. Of this amortization expense, $12.1 million is related to the amortization of premiums on mortgage securities that remain in the company’s portfolio, but had been part of a restructuring during the quarter that facilitated more efficient asset sales. The remaining $24.2 million reflects increased amortization due to the impact of the decline in expected future LIBOR interest rates, which lowered the anticipated future interest rate and yield on the company’s hybrid ARM assets over their remaining lives. As of September 30, 2007, the net premium on assets remaining in the portfolio was 0.48%, down from 0.76% at the end of the second quarter.

The company recorded a $12.0 million tax provision in the quarter related to a deferred tax liability associated with certain interest rate cap agreements entered into by one of the company’s taxable REIT subsidiaries in conjunction with certain securitization transactions. The company was paid a premium for these interest rate cap agreements when executed and is amortizing the premium into income over the life of the interest rate cap agreements. Given that interest rates declined and the yield curve inverted in the third quarter, the current market value of these interest rate cap agreements is less than the remaining unamortized premium received on the cap agreements and the company has an unrealized gain on the interest rate cap agreements. Although the company plans to hold these cap agreements until expiration at which time no tax liability will be due, generally accepted accounting principles (GAAP) require that the company provide a deferred tax provision based on this unrealized gain. Going forward, the company will revalue the cap agreements each period and increase or decrease the tax provision based changes in the unrealized gain.

The company also found it necessary to obtain additional short-term financing during the quarter in order to avoid additional asset sales and was able to do so by paying commitment fees to certain finance counterparties in exchange for short-term financing commitments. The company expensed $7.8 million of those commitment fees during the quarter. The company has aggregate reverse repurchase agreement financing committed capacity in the amount of $1.8 billion over the next six months of which $900 million is currently unused and it will be amortizing another $7.5 million in commitment fees over that time period. The quarterly expense going forward should be lower, however, than what was incurred during the third quarter.

The company also determined that the current delinquencies on $414.0 million of its remaining purchased securitized loans backed by pay option ARMs suggest that eventual losses may exceed prior period expectations. Therefore, the company took a $6.0 million impairment charge against those securities during the quarter. To date, we have realized losses of only $119,206 with respect to those securities but some additional losses are expected. Further, the company is actively pursuing reselling many of the underlying loans back to the originator as a result of various breaches of representations and warranties in the original purchase contract. To the extent that such repurchase obligations can be enforced, the company will further reduce its exposure to credit losses on these mortgage securities. The company is no longer acquiring pay option ARM assets from third parties, and stopped doing so in January 2007. The remainder of the company’s purchased securitized loans is performing as expected from a credit perspective.

The credit quality of the company’s originated and bulk purchased loans remains exceptional. While we have experienced a slight increase in delinquent loans in the quarter, the credit performance of our loans still ranks among the best in the industry, and we believe that we have sufficient credit reserves to cover estimated losses. At September 30, 2007, the company's 60-plus day delinquent loans and REO properties were 0.27% of its $24.8 billion portfolio of securitized and unsecuritized loans, up from 0.23% at July 31, 2007, but still significantly below the comparable industry conventional prime ARM loan 60-plus day delinquency and REO percentage of 2.81% as of the end of the second quarter which is the most recent date for which data is available. As a further precaution, the company also elected to increase its provision for loan losses by $2.6 million in the quarter to $17.0 million. The $2.6 million provision includes $1.6 million to replenish the general reserves related to unrealized but expected losses recorded on single-family residential properties that the company holds for sale in its portfolio as REO properties. Further, we continue to monitor performance in various geographic markets and continue to believe our portfolio is geographically well diversified and not unduly subject to any individual market stresses. However, after 22 straight quarters without incurring a principal loss on foreclosed loans, the company has realized loan losses of $51,630 in the third quarter of 2007.

Partially offsetting all of these negative earnings effects in the quarter was the elimination of the incentive management fee as a result of the company failing to earn the minimum rate of return on common equity necessary to qualify for that incentive fee. Incentive management fee expense averaged $8.9 million per quarter in the first two quarters of 2007. Additionally, as a result of the decline in the company’s common stock price between June 30 and September 30, 2007, the value of phantom stock rights granted to employees and directors has been greatly reduced, resulting in a quarterly expense recapture of $15.5 million. Long-term incentive award expense averaged $3.1 million in the first two quarters of 2007.

The financing of the company’s mortgage assets during the quarter also came at an unexpectedly higher expense than prior quarters when financing markets were functioning more normally. The incurrence of commitment fees for certain financings contributed to the increased cost of funds for the quarter, as did the increased spreads to LIBOR in both the commercial paper and reverse repurchase agreement markets. Additionally, despite the Federal Reserve having reduced the Fed Funds rate in September, short-term LIBOR rates remained well above normal spreads to the Fed Funds rate for much of August and September, a reflection of the tight credit conditions in the mortgage finance markets. As a result, the company’s borrowing costs for the quarter averaged 5.78% before the impact of hedging instruments, well above the prior quarter’s borrowing cost of 5.50% before the impact of hedging instruments. The company did, however, receive a $53.4 million benefit in its cost of funds as a result of its active hedging instruments during the quarter and the amortization of gains on certain hedging instruments that were terminated during the quarter. After inclusion of each quarter’s hedge benefit, the company’s cost of funds averaged 5.26% for the third quarter, as compared to 5.00% in the second quarter. The company has begun to see one-month LIBOR decline in recent weeks and move closer to the Fed Funds rate. The benefit of these declining rates is likely to be experienced in the fourth quarter.

Upon termination of certain hedging instruments, the company is required to amortize its gains and losses over the remaining life of the hedging instruments in accordance with the forward yield curve at the time of the termination. Accordingly, the company received an amortized hedge benefit on terminated interest rate swap agreements of $24.6 million in the third quarter, and is expecting to receive an additional hedge benefit of $27.7 million in the fourth quarter as it continues to recognize the gains and losses from its terminated hedging transactions. The magnitude of this cost of funds benefit will begin to diminish with an expected benefit of $2.9 million in the first quarter of 2008, followed by an expected expense of approximately $12.1 million in the second quarter of 2008, and further followed by an average expected expense of approximately $15 million per quarter through the second half of 2008. These hedge impacts are irrespective of any additional hedge benefit or hedge cost that the company might incur from its existing or future hedging activities.

As of September 30, 2007, the company’s portfolio consisted of 94.8% AAA-rated assets and 5.2% below AAA-rated assets. And while those portfolio assets continue to perform extremely well from a credit performance perspective, we have yet to see financing terms materially improve for these asset classes. Margin requirements remain high, financing spreads to LIBOR remain high and the number of finance counterparties for these asset classes remain limited. To date, the company has been successful in securing financing for its below AAA-rated assets, but it continues to pursue more permanent or predictable forms of financing, so as not to be subject to any further deterioration in future mortgage financing markets. Also, while the company has successfully obtained waivers of financial covenants from its warehouse lenders to be able to continue to fund its mortgage loans, the commercial paper market for financing AAA-rated securities remains closed to the company and the company remains concerned about the impact of ‘structured investment vehicles’ for which financing remains uncertain.

Securitization.

During the third quarter, the company successfully completed two collateralized mortgage securitization financing transactions for its mortgage loans. In July, the company completed a $1.5 billion securitization in which it sold AAA-rated floating rate mortgage securities to third parties at LIBOR plus 27 basis points. Additionally, the company successfully financed all of the below AAA-rated classes in the reverse repurchase agreement market, which represented 4.00% of the securitized loans. In late August, the company completed a $1.4 billion securitization financing transaction whereby it securitized its pre-August inventory of unsecuritized loans that had an estimated yield of 6.18%. This transaction consisted of fixed rate securities where the company sold most of the AAA-rated classes to investors and financed the remaining AAA-rated and below AAA-rated classes in the reverse repurchase agreement market, which represented 4.55% of the securitized loans. As a benchmark for this financing transaction, the financing rate was 6.39%. In the last week the company has received current market indications that the financing rate for comparable fixed rate securities is now 6.06%, or a net reduction of 33 basis points.

10% Series F Cumulative Convertible Redeemable Preferred Stock Offering.

During the third quarter, the company sold 23 million shares of a new 10% Series F Cumulative Convertible Redeemable Preferred Stock at a public offering price of $25.00 per share. From this new issuance, the company received net proceeds of $545.3 million at an average net price of $23.71 per share. These shares are immediately convertible into common shares at a current conversion price of $11.50 per share of common stock. The proceeds from this preferred issuance provided another source of liquidity during the quarter to strengthen the company’s balance sheet, improve its cash position, and meet remaining margin calls. It also allowed the company to resume its mortgage loan funding operation, expand a few of its financing facilities and, to date, support limited acquisition of mortgage-backed securities.

The company also raised net proceeds of $49.8 million through the sale of additional common equity during the quarter at an average net price of $12.75 per share. These sales took place primarily through the company’s dividend reinvestment and stock purchase plan.

Origination Activity.

For the third quarter, loan originations totaled $1.3 billion or $4.7 billion for the first nine months of 2007, compared to the company’s targets of $2.0 billion and $5.1 billion, respectively. As a result of liquidity concerns during the third quarter, the company’s loan commitment and funding volumes were significantly reduced and the fall-out adjusted pipeline of loans declined significantly to $128.5 million at September 30, 2007, compared to $831.4 million at June 30, 2007. As a result, however, of recent mortgage rate adjustments that the company made during October, loan lock activity is beginning to improve. The company is targeting a $400 million per month loan funding level by the end of the fourth quarter.

The company’s correspondent lending partner relationships remained strong in the third quarter. While we did not see an increase in new correspondent lending partner relationships, the number of our correspondent partners remained steady at 313.

The company’s wholesale lending channel, which was launched June 1, 2006, continues to grow. In the third quarter, we originated a total of $288.2 million in loans through our wholesale channel, as opposed to $37.1 million in the prior-year period, for an increase of more than 670%. We now support 541 brokerage firms representing more than 5,500 loan originators, and we are on course to meet our goal of 700 wholesale lending partners by year-end. In addition, we believe that on a going-forward basis, the average wholesale loan amount will be closer to $1 million as opposed to our initial estimate of $550,000.

Third Quarter Results.

The sale of MBS resulted in the reduction of (i) our mortgage asset portfolio from $56.4 billion at June 30, 2007 to approximately $35.2 at September 30, 2007, (ii) our reverse repurchase agreement and commercial paper borrowings from $32.9 billion at June 30, 2007 to $11.5 billion at September 30, 2007, (iii) our total borrowings from $54.5 billion at June 30, 2007 to $33.9 billion at September 30, 2007 and (iv) our unencumbered assets from $1.6 billion at June 30, 2007 to approximately $1.1 billion at September 30, 2007. Our mortgage asset portfolio at September 30, 2007 consisted of the following: (i) $9.6 billion of ARM securities, (ii) $724 million of purchased securitized loans, (iii) $2.5 billion of ARM loans securitized by the Company, (iv) $21.6 billion of adjustable rate mortgage loans collateralizing debt and (v) $801 million of ARM loans held for securitization. Our operating debt at September 30, 2007, consisted of the following: (i) $10.5 billion of reverse repurchase agreements, (ii) $1 billion of asset-backed commercial paper, (iii) $21.1billion of collateralized mortgage debt and (iv) $670 million of whole loan financing. Our shareholders’ equity at September 30, 2007consisted of (i) approximately $859 million of preferred stock and (ii) $1.3 billion of Common Stock, paid-in capital, accumulated other comprehensive loss and accumulated deficit. On a leveraged basis, the company had a GAAP equity to asset ratio of 5.95% at the end of the quarter, up from 4.71% at June 30, 2007. In September, we began the process of re-establishing our interest rate risk management derivatives position by entering into a $3 billion interest rate swap agreement with a fixed rate of 4.79%. At September 30, 2007, we had active and forward starting swap agreements totaling $7.9 billion with a weighted average fixed rate of 4.73%. At September 30, 2007, our Net Effective Duration was 0.88 years or 10.6 months which is within our policy limit. For purposes of this prospectus supplement, the definition of Net Effective Duration has the same meaning as that found in the Glossary beginning on page 64 of our Quarterly Report on Form 10-Q for the period ended June 30, 2007 filed with the SEC on August 8, 2007. Given our current Net Effective Duration position, we would benefit if short-term interest rates were to fall and we would be negatively affected if short-term interest rates were to rise.

Our book value was $10.14 as of September 30, 2007. Accumulated other comprehensive loss (OCI) represented an aggregate $355.8 million difference between the market value of the company’s securities and hedging instruments and their respective book values. The OCI value was comprised of a $262.0 million unrealized loss on the company’s mortgage securities portfolio and a $93.8 million unrealized loss on its hedging instruments.

To qualify as a REIT for U.S. federal income tax purposes, we must meet two gross income tests on an annual basis. First, we must derive at least 75% of our gross income on an annual basis from certain real estate-related sources including interest on obligations secured by real property. Second, we must derive at least 95% of our gross income each year from such real estate-related sources, and other types of passive income, including dividends, interest and gains from the sale of stock or other financial instruments not held for sale in the ordinary course of business. Income we earn with respect to certain REIT qualified hedging transactions is excluded for purposes of determining our compliance with the 95% gross income test, while income earned with respect to certain other nonqualified hedging transactions is treated as nonqualifying income for purposes of the 95% gross income test. As a result of the termination of certain of our hedging instruments as described above, we recognized a significant amount of hedging income which will be nonqualifying for purposes of the 95% gross income test. In addition, the sale of a significant portion of our MBS portfolio will result in a decrease to our total qualifying 95% gross income for this year. In order to mitigate the amount of income which does not qualify for the 95% annual gross income test, we intend to transfer to a taxable REIT subsidiary, or “TRS,” certain hedging instruments currently producing nonqualifying income for purposes of the 95% gross income test.

We currently project that we will satisfy the 95% gross income test for 2007 by a narrow margin. We may, however, be forced to sell additional assets or terminate additional hedging in transactions to meet liquidity needs and avoid interest rate exposure given the uncertainty in the mortgage market. Any such actions, or delays in transferring certain hedging instruments to a TRS, could adversely affect our ability to meet the 95% gross income test for 2007. Accordingly, there is no assurance that the results of our operations for the current taxable year will allow us to satisfy the 95% gross income test. If we were to fail the 95% gross income test, we could be liable for a penalty tax or fail to maintain our qualification as a REIT, depending on whether the failure was determined to be based on reasonable cause. Payment of a penalty tax would reduce our cash available for distribution to our shareholders. If we were unable to maintain our qualification as a REIT, our income would be subject to U.S. federal income taxation, which would have a material adverse effect on our results of operations.

Litigation.

On August 21, 2007, a complaint for a securities class action entitled Slater v. Thornburg, et al. was filed in the United States District Court for the District of New Mexico against the Company and certain of our officers and directors. Subsequently, three similar class action complaints were filed in the Southern District of New York, and one more was filed in the District of New Mexico. All five complaints allege that the Company and the other named defendants violated federal securities laws by issuing false and misleading statements in financial reports filed with the SEC, press releases and other public statements, which resulted in artificially inflated market prices of the Company’s common stock, and that the named plaintiff and members of the putative class purchased common stock at these artificially inflated market prices. The Slater and Sedlmyer complaints allege a class period running from October 6, 2005 through August 17, 2007, the Snydman complaint alleges a class period running from October 6, 2005 through August 20, 2007 and the Gonsalves and Smith complaints allege a class period running from April 19, 2007 through August 14, 2007. Each complaint seeks unspecified money damages. The five complaints are likely to be consolidated and litigated as a single proceeding. The Company believes the allegations are without merit and intends to defend against them vigorously. The Company anticipates that other, similar actions may be filed.

AFFILIATIONS AND RELATIONSHIPS

The depositor and Credit Suisse Securities (USA) LLC are affiliates of each other and are wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc.

The sponsor and seller, Thornburg Mortgage Home Loans, Inc., is a subsidiary of Thornburg Mortgage, Inc.

LaSalle Bank National Association and the seller are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to the seller for certain residential mortgage loans originated by it. Pursuant to this custodial agreement, LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by the seller to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

Wells Fargo Bank, N.A., which acts in the capacity of master servicer and securities administrator in this transaction, serves or may have served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the mortgage-backed securitization industry.

In addition, various of the transaction parties may engage in business relationships in the ordinary course of business on an arm’s length basis.

MORTGAGE LOAN ORIGINATION

The underwriting criteria under which the mortgage loans were originated by its correspondents (other than First Republic Bank) or by the seller are described under “—The Seller’s Underwriting Standards” below. As described under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement, Thornburg Mortgage Home Loans, Inc., as seller, will make the representations and warranties regarding the mortgage loans described in that section to the depositor which representations and warranties will be assigned to the trust. In the event of a breach of a representation or warranty that materially and adversely affects the certificateholders, the seller will be obligated either to cure the breach or repurchase or replace each affected mortgage loan.

The Seller’s Underwriting Standards

General.

Underwriting standards are applied by or on behalf of the seller to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy.

When a mortgage loan is originated, the borrower’s credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a “FICO” score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by adding together the attribute weights for the applicant. The FICO scores for substantially all of the mortgage loans were available and the weighted average FICO score for those mortgage loans is provided in the mortgage loan tables under “The Mortgage Loan Groups—Mortgage Loan Statistics” in this prospectus supplement.

The Seller’s Underwriting Process.

General. The seller’s underwriting guidelines are intended to evaluate the value of the mortgaged property as collateral and to consider the borrower’s credit standing and repayment ability. Generally, the borrowers have FICO scores of 650 or above. With respect to adjustable rate, interest only loans with loan-to-value ratios above 80%, the borrowers are qualified at a note rate 2% in excess of the otherwise applicable rate. With respect to all other interest only loans, the borrowers are qualified based on the seller’s regular underwriting guidelines and the interest only payment called for by the note. On a case-by-case basis, the seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A portion of the mortgage loans represent underwriting exceptions.

Correspondent, Retail and Wholesale. Approximately 71.29%, 82.32% and 81.75% of the group 1, group 2 and group 3 mortgage loans, respectively, were generally originated or acquired in accordance with the seller’s underwriting guidelines with respect to its correspondent channel, except in the case of one correspondent, First Republic Bank, which originates in accordance with its own underwriting criteria and guidelines which have been approved by the seller, approximately 7.19%, 0.85% and 1.77% of the group 1, group 2 and group 3 mortgage loans, respectively, were originated in accordance with the seller’s guidelines for its retail channel and approximately 19.00%, 16.52% and 14.85% of the group 1, group 2 and group 3 mortgage loans, respectively, were originated in accordance with the seller’s underwriting guidelines for its wholesale channel. The seller’s underwriting guidelines for its correspondent, retail and wholesale channels are applied in accordance with a procedure that generally requires (1) one full appraisal report of the mortgaged property valued up to $650,000, one full appraisal report and one field review for mortgaged property valued between $650,000 and $1,000,000, and two full appraisal reports for mortgaged property valued at $1,000,000 or more, that satisfy the requirements of Fannie Mae and Freddie Mac and (2) a review by the seller of all appraisal reports. The seller’s underwriting guidelines generally permit single-family mortgage loans with loan-to-value ratios at origination of up to 95% (or, with respect to additional collateral mortgage loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the loan size, the purpose of the loan application and the documentation type. Generally, all loans with loan-to-value ratios greater than 80% must either have mortgage insurance or additional collateral securing the loan. See “The Mortgage Loan Groups—Mortgage Loan Statistics—Additional Collateral Mortgage Loans” above.

Each prospective borrower completes an application that includes information with respect to the applicant’s liabilities, assets, income and employment history, as well as certain other personal information. A credit report is required on each applicant from at least one credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

The mortgage loans were originated or acquired consistent with and generally conform to “full documentation,” “streamline documentation,” “stated income documentation,” “no ratio documentation” or “alternative documentation” residential loan programs.

For “full/alternate documentation” program loans, current employment is verified, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home are required.

For “stated income documentation” program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets.

For “no ratio documentation” program loans, current employment is verified and a minimum of two years’ history of previous employment and verification of sufficient liquid assets are required.

Verification of the source of funds (if any) required to be deposited by the applicant as a down payment in the case of a purchase money loan is generally required under all program guidelines.

THE MASTER SERVICER

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $540 billion in assets and 158,000 employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The sponsor, the depositor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as master servicer for approximately 1,646 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $846,202,000,000.

Wells Fargo serves or may have served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the warehouse master servicing agreement under which those serves are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

The servicers will directly service the mortgage loans under the supervision of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described under “Mortgage Loan Servicing—Servicing of the Mortgage Loans” below.

THE SERVICERS

The mortgage loans described in this prospectus supplement will initially be serviced by Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer and certain other correspondent entities, each in their capacity as a servicer, (collectively, the “servicers”). Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer, will service approximately 97.58% of the mortgage loans. Except for Thornburg Mortgage Home Loans, Inc., no entity is a servicer with respect to more than 10% of the mortgage loans.

The information set forth in the following paragraphs has been provided by Thornburg Mortgage Home Loans, Inc. as the only servicer providing primary servicing for 20% or more of the mortgage loans.

Thornburg Mortgage Home Loans, Inc.

Beginning in the middle of 2000, the seller began originating mortgage loans to which it retained the servicing rights and purchasing servicing rights with respect to certain of the mortgage loans it acquired. Consequently, the seller has limited experience in servicing residential mortgage loans. However, all mortgage loans originated by the seller and those acquired with servicing rights, including certain of the mortgage loans in the trust, have been and will continue to be subserviced by Cenlar FSB in accordance with the seller’s servicing guidelines on behalf of the seller acting as a servicer. Although Cenlar acts as the subservicer of the mortgage loans serviced by the seller as described below, the seller may consult with Cenlar with respect to the management of any REO property.

The following table sets forth the number of mortgage loans and their principal balances serviced by the seller as of the dates indicated.

Thornburg Mortgage Home Loan, Inc.’s
Portfolio of One-to Four-Family, Residential Mortgage Loans
(dollar amounts in thousands)

	As of		As of		As of		As of
	December 31, 2004		December 31, 2005		December 31, 2006		September 30, 2007
	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance

Total Portfolio	15,598	$7,243,436	18,070	$9,198,687	20,637	$11,976,295	22,478	$14,597,352

Cenlar FSB

Cenlar FSB (“Cenlar”) is a federally chartered capital stock savings bank formed in 1984 from the combination of a thrift institution located in Mercer County, New Jersey and an employee-owned mortgage banking business. In September 1996, Cenlar completed its transition to a wholesale bank by selling all of its remaining retail branches to an institution that assumed substantially all deposit liabilities. Its corporate headquarters are located at 425 Phillips Boulevard, Ewing, New Jersey 08618, telephone number (609) 883-3900. Cenlar continues to conduct wholesale banking activities from a branch located at its corporate headquarters.

Cenlar has been servicing and subservicing mortgage loans since 1958.

Cenlar is primarily engaged in servicing and subservicing mortgage loans for approximately 80 clients that include financial institutions, credit unions, REITS, mortgage companies and agencies. Cenlar is an approved seller/servicer in good standing with Ginnie Mae, Fannie Mae, Freddie Mac, the Federal Housing Administration, the Federal Home Loan Bank and the Veterans Administration. As of September 30, 2007, Cenlar serviced or subserviced approximately 273,680 loans with an aggregate principal balance in excess of $52 billion consisting of conventional, FHA and VA, and consumer loans, for approximately 1,000 investors in all 50 states, the District of Columbia and the Virgin Islands.

Cenlar is rated by S&P as ‘Strong’ and by Fitch as ‘RPS3+’ as primary servicer and ‘RPS2-’ as subservicer. Cenlar is also rated as a Tier One Platinum Servicer by Freddie Mac and a Tier One Servicer for HUD.

Servicing and subservicing includes collecting and remitting loan payments, administering escrow funds for the payment of real estate taxes and insurance premiums, contacting delinquent mortgagors, supervising foreclosures in the event of non-remedied defaults, and generally administering the loans.

Cenlar has implemented a number of comprehensive controls and technologies to preserve confidentiality of borrowers’ sensitive personal financial information.

Cenlar’s sub-servicing activities include:

(1) setting up and maintaining new loan production on Cenlar’s servicing system to perform data processing and management, and testing the validity and accuracy of designated data elements;

(2) transferring loan data from a bulk transferee’s servicing system to Cenlar’s servicing system and verifying the quality of the data;

(3) data integrity review of designated data elements for all loans added to Cenlar’s servicing system;

(4) processing payments, depositing checks received within two business days into a clearing account and clearing check disbursements, reconciling funds received and transactions posted in Cenlar’s servicing system, processing pay-off transactions and related satisfactions;

(5) monitoring loans that are in default, collecting funds on loans that are delinquent or in default, conducting loss mitigation activities, including arranging repayment plans, arranging to lift stays or take other action in bankruptcy proceedings involving borrowers, administering foreclosures, making insurance or other claims against insurance companies, sureties or other guarantors and REO processing as opposed to REO management;

(6) processing activity related to the payment of taxes and insurance and other items escrowed pursuant to the applicable documents;

(7) answering borrower inquiries received via telephone, mail and email and performing needed research in connection with such inquiries, managing the escrow analysis function to determine appropriate escrow amounts and preparation of required reporting to borrowers;

(8) remitting funds to the master servicer or when applicable, to other appropriate parties and reviewing the accuracy and completeness of investor reports, and coordinating conversion of new investor records set up;

(9) confirming that all loans, where required, are covered under tax service contracts and flood determination contracts;

(10) confirming, when required, that all loans have appropriate hazard insurance policies in place;

(11) transferring data when loans or servicing is transferred and coordinating the various notices, transfer of records and reconciliations, and managing interim loan servicing function; and

(12) processing loan modifications.

When a loan is past due, a collector reviews the loan and initiates the collection process. The collector is required to document the steps taken to bring a loan current and any recent developments that may occur.

If the payment is not received by the 15th day after the payment due date, a late charge is assessed and a delinquency notice is mailed to the borrower requesting payment. In addition, Cenlar uses either Fannie Mae’s Risk Profiler or Freddie Mac’s Early Indicator to determine when, after the payment due date, delinquent borrowers will be called. Collectors contact the borrowers to determine the reason for nonpayment and to discuss a suitable arrangement for bringing the loan current.

Delinquent loans are systematically sorted into various queues depending on the age of delinquency, loan type and/or client. There is a daily upload of delinquent accounts from Cenlar’s servicing system to Cenlar’s predictive dialer. Follow-up letters are automatically based on defined parameters.

Delinquent reports are generated after the end of each month for management review. Delinquent reports are supplied to the master servicer and other appropriate parties.

Cenlar’s loss mitigation department is responsible for working with defaulted borrowers to find alternative ways to avoid foreclosure. With the approval of the servicer of the mortgage loans sub-serviced by Cenlar, this department reviews the borrower’s financial status to see if a payment plan, modification of the mortgage, deed-in-lieu, or pre-sale would be an appropriate solution.

When a loan is determined to be a candidate for possible foreclosure, it is referred to Cenlar’s foreclosure review committee. A determination is made to refer the case to the foreclosure department or back to the collection department for further action. If the loan is approved for foreclosure, the loan is systematically coded for special processing related to foreclosure and original documents are ordered from the custodian for the preparation of an attorney referral package. An attorney and a foreclosure technician is assigned to the case based on the state where the property is located.

Cenlar monitors the ongoing status of each bankruptcy case, including application of checks received, to ensure that all applicable motions are filed with the court as warranted.

MORTGAGE LOAN SERVICING

Servicing of the Mortgage Loans

The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the provisions of the related servicing agreement either between the seller and the servicer or among the seller, the servicer and the master servicer (each, a “servicing agreement”). See “Servicing and Administration of the Trust—Servicing and Administrative Responsibilities” in this prospectus supplement.

The trustee, on behalf of the trust, and the master servicer are either parties or third-party beneficiaries under the servicing agreements and can enforce the rights of the seller thereunder. Such responsibilities will be performed under the supervision of the master servicer in each case in accordance with the provisions of the related servicing agreement. Under each servicing agreement, the master servicer has the right to terminate the servicer for certain events of default which indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.

The servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the servicing agreements.

Notwithstanding anything to the contrary in the prospectus, the master servicer will not be ultimately responsible for the performance of the servicing activities by a servicer, except as described under “—Advances” below. If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer has the right to terminate such servicer and appoint a successor servicer as provided in the pooling and servicing agreement.

Generally, the transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling and servicing agreement and the related servicing agreement, which include, among other things, the requirements that: (1) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, (2) each rating agency confirms in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

Servicing Accounts

The servicing agreement entered into by Thornburg Mortgage Home Loans, Inc., in its capacity as servicer provides that it will establish a servicing account in the name of the trust and other trusts as to which Thornburg Mortgage Home Loans, Inc. will act as a servicer, their successors and assigns. The servicing agreements entered into by certain servicers provide that the servicer will establish a servicing account in the name of the trust. In addition, the servicing agreements entered into by the other servicers provide that the related servicer may remit payments from borrowers to a general servicing account established in the name of the master servicer and various owners of mortgage loans, not all of which mortgage loans are included in the trust. On the 18th day of each month, or the next business day (or in some cases the preceding business day) if such 18th day is not a business day (the “servicer remittance date”), each servicer is required to remit the amounts on deposit in its servicing account to the master servicer for deposit into the distribution account, which is maintained by the securities administrator. The servicers and the master servicer are entitled to reimburse themselves from the related servicing account or the distribution account, as applicable, for any advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.”

Servicing Compensation and Payment of Expenses

As compensation for master servicing, the master servicer is entitled to the compensation set forth under “Fees and Expenses of the Trust.”

Each servicer will be paid the monthly servicing fee (or, in the case of Cenlar FSB, a subservicing fee), with respect to each mortgage loan serviced by it calculated at the servicing fee rate and any successor to a servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable servicing fee. The servicing fees and the servicing fee rates are set forth under “Fees and Expenses of the Trust.”

As additional servicing compensation, each servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (generally other than prepayment penalty amounts, if the related mortgage loans are subject to prepayment penalties, which to the extent not retained by a primary servicer will be paid to Thornburg Mortgage Home Loans, Inc. as additional servicing compensation) to the extent collected from the borrower and (ii) any interest or other income earned on funds held in the servicing accounts and escrow accounts and other similar items described under each related servicing agreement.

The master servicing fees and the servicing fees are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

Waiver or Modification of Mortgage Loan Terms

The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust; provided, however, that unless such servicer has received the prior written consent of the master servicer, such servicer may not permit any modification for any mortgage loan that would change the loan rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan, unless the mortgagor is in default with respect to the mortgage loan or, in the judgment of the related servicer, such default is imminent. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related servicer must make an advance. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “prepayment interest shortfall.” Any prepayment interest shortfall resulting from a prepayment in full, and, in certain cases, in part, is generally required to be paid by the applicable servicer and is generally limited to the extent that such amount does not exceed the total of their respective servicing fees on the related mortgage loans for the applicable distribution date.

Any prepayment interest shortfall required to be funded but not funded by the servicers or a successor servicer is required to be funded by the master servicer, to the extent that such amount does not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicing fee.

Advances

Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans (such delinquent interest reduced by the related servicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer, as successor servicer, will be obligated to make any such advances if any servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the master servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The master servicer, each servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in realized losses.

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the servicers will maintain and keep a hazard insurance policy in full force and effect for each mortgaged property relating to a mortgage loan (other than a loan secured by a cooperative or condominium property). Any such hazard insurance policy must cover the least of: (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the mortgaged property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause flood insurance to be maintained with respect to that mortgaged property to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Any such flood insurance must cover the lesser of (i) the outstanding principal balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in that program).

The servicers, on behalf of the trust and certificateholders, will present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the related servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. The servicers make reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. The servicers may, in their discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained throughout the process.

Prior to a foreclosure sale, the servicers perform a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. The servicers base the amount they will bid at foreclosure sales on this analysis.

If the servicers acquire title to a property at a foreclosure sale or otherwise, they obtain an estimate of the sale price of the property and then hire one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less trust expense fees and retained interest, if any. Servicers may adopt special forbearance programs for those borrowers adversely affected by natural disasters. The intent of these forbearance plans is to provide the borrower the opportunity to recover from the effects of the natural disaster and resume payments on the mortgage loan as soon as feasible by waiving payments, providing repayment plans, and/or modifying the loan.

Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter is, and which is at the time of purchase, delinquent in payment by 90 days or more or which has become REO property. The purchase option terminates on the last day of the related calendar quarter. If the delinquency is subsequently cured and the mortgage loan then again becomes delinquent 90 days or more or becomes REO property as of the first day of a calendar quarter, a purchase option with respect to that mortgage loan will arise for that calendar quarter.

Collection of Taxes, Assessments and Similar Items

The servicers will, to the extent required by the related loan documents and the servicing agreements, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The master servicer and the servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicer Default

If a servicer is in default in its obligations under the applicable servicing agreement (and such default is not cured within any applicable grace period provided for in the related servicing agreement), the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the applicable servicing agreement or succeed to the responsibilities of the terminated servicer, pursuant to the related servicing agreement and the pooling and servicing agreement.

Amendment of the Servicing Agreements

Each servicing agreement may be amended only by written agreement signed by the related servicer, the seller, the trustee and the master servicer. Such amendment shall not materially adversely affect the interest of the certificateholders.

SERVICING AND ADMINISTRATION OF THE TRUST

Servicing and Administrative Responsibilities

The servicers, the master servicer, the securities administrator, the trustee and the custodian will have the following responsibilities with respect to the trust:

Party:	Responsibilities:

Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreements, including, but not limited to:

•      collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts into the related servicing account and delivering all amounts on deposit in the related servicing account to the master servicer for deposit into the distribution account on the related servicer remittance date;

Party:	Responsibilities:

•      collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•      making advances with respect to delinquent payments of principal of and interest on the mortgage loans (any such delinquent interest reduced by the servicing fee), except to the extent the related servicer determines such advance is nonrecoverable;

•      paying, as servicing advances, to the extent set forth in the related servicing agreement, customary costs and expenses incurred in the performance by each servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the servicing agreement or (d) fire and hazard insurance coverage; and

• providing monthly loan-level reports to the master servicer.

See “Mortgage Loan Servicing—Servicing of the Mortgage Loans,” “—Advances,” “—Hazard Insurance” and “—Collection of Taxes, Assessments and Similar Items.”

Master Servicer	Performing the master servicing functions in accordance with the provisions of the pooling and servicing agreement and the servicing agreements, including but not limited to:

• monitoring each servicer’s performance and enforcing each servicer’s obligations under the related servicing agreement;

• collecting monthly remittances from each servicer for deposit in the distribution account on the related servicer remittance date;

• gathering the monthly loan-level reports delivered by each servicer and providing a comprehensive loan-level report to the securities administrator with respect to the mortgage loans;

• upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

• upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the pooling and servicing agreement.

See “The Master Servicer” and “Mortgage Loan Servicing” above.

Securities Administrator	Performing the securities administration functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

•          distributing all amounts on deposit in the distribution account to the certificateholders in accordance with the priorities described under “Descriptions of the Certificates—Priority of Distributions on the Certificates” on each distribution date;

• preparing and distributing investor reports, including the monthly distribution date statement to certificateholders based on information received from the master servicer;

•          upon the failure of the master servicer to make any advance required under the pooling and servicing agreement, providing notice of such master servicer event of default to the trustee, the seller and the rating agencies;

Party:	Responsibilities:

• preparing and filing annual federal and (if required) state tax returns on behalf of the trust; and

• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the trust with respect to the certificates.

See “The Pooling and Servicing Agreement—The Securities Administrator” and “Description of the Certificates—Reports to Certificateholders” below.

Trustee	Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

• enforcing the obligations of each of the master servicer and the securities administrator under the pooling and servicing agreement;

• examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the pooling and servicing agreement;

• upon the termination of the custodian, appointing a successor custodian;

•     upon the occurrence of a master servicer event of default under the pooling and servicing agreement, providing notice of such master servicer event of default to the master servicer, the depositor, the seller and the rating agencies;

•     upon the occurrence of a master servicer event of default under the pooling and servicing agreement, at its discretion (or if so directed by the certificateholders having not less than 51% of the voting rights applicable to the certificates), terminating the master servicer; and

• upon such termination of the master servicer under the pooling and servicing agreement, appointing a successor master servicer or succeeding as master servicer.

See “The Pooling and Servicing Agreement—The Trustee.”

Custodian	Performing the custodial functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

• holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of mortgage loan files as agent for the trustee.

See “The Pooling and Servicing Agreement—The Trustee” below.

Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, before distribution thereof to the holders of certificates, be deposited in accounts established in the name of the trustee or, in the case of certain servicers, accounts established in the name of the master servicer and various owners of mortgage loans. Funds on deposit in these accounts may be invested in the permitted investments described below by the party responsible for such account. The accounts will be established by the applicable parties listed below, and any investment income earned on each account will be retained or distributed as follows:

Account:	Responsible Party:	Application of any Investment Earnings:

Servicing Accounts	Servicers	Any investment earnings will be paid to the related servicer and will not be available for distribution to the holders of any certificates.

Distribution Account	Securities Administrator	Any investment earnings will be paid as compensation to the master servicer and to Thornburg Mortgage Home Loans, Inc. and will not be available for distribution to the holders of any certificates.

If funds deposited in any account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by the person entitled to the investment earnings in such account out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the master servicer, the securities administrator, the trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated “A” or higher by the rating agencies rating the certificates;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Securities and Exchange Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the trustee, the master servicer or an affiliate thereof having the highest applicable rating from each rating agency rating such funds; and

(vii) if previously confirmed in writing to the trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

Each servicing agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March of 2008, each servicer will, or will cause a subservicer to, provide to the master servicer and certain other parties (if specified in the related servicing agreement), a report on an assessment of compliance with the AB Servicing Criteria. The pooling and servicing agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March 2008 for the period specified in the pooling and servicing agreement, (1) the master servicer will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria, (2) the securities administrator will provide to the depositor a report on an assessment of compliance with the AB Servicing Criteria and (3) the trustee, in its capacity as custodian, will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria if the trust is then subject to Exchange Act reporting. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance, must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate which AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance with such criteria.

Each servicing agreement will also provide for delivery to the master servicer and certain other parties (if specified in the related servicing agreement) on or before March 15 of each year, including applicable periods of grace, beginning in March of 2008, a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer of the servicer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

The securities administrator will make available on its Internet website copies of the annual reports on assessment of compliance, attestation reports and statements of compliance as set forth above under “The Master Servicer.” These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the mortgage loans, transfer of amounts among the trust accounts, and distributions on the certificates for the distribution date in November 2007:

October 2 through November 1	Due Period:

Payments due during the related Due Period (October 2 through November 1) from borrowers will be deposited in each servicer’s servicing account as received and will include scheduled principal payments and interest payments due during the related Due Period.

October 1 through October 31	Prepayment Period for partial and full prepayments received from mortgage loans:

Partial principal prepayments and principal prepayments in full received by any servicer during the related prepayment period (October 1 through October 31) will be deposited into such servicer’s servicing account for remittance to the master servicer on the servicer remittance date (November 19).

October 31	Record Date

Distributions will be made to certificateholders of record for all classes of offered certificates, as of the close of business on the last business day of the month immediately preceding the month in which the distribution date occurs.

November 19	Servicer Remittance Date:
The servicers will remit collections and recoveries in respect of the mortgage loans to the distribution account on or prior to the 18th day of each month (or if the 18th day is not a business day, the next succeeding business day or, in certain cases, if such 18th day is not a business day, the business day immediately preceding such 18th day) as specified in the related servicing agreement.

November 26	Distribution Date:
On the 25th day of each month (or if the 25th day is not a business day, the next business day), the securities administrator will make distributions to certificateholders from amounts on deposit in the distribution account.

Succeeding months follow the same pattern.

FEES AND EXPENSES OF THE TRUST

In consideration of their duties on behalf of the trust, the servicers and the master servicer will receive from the assets of the trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Servicers	monthly
For each mortgage loan, a monthly fee paid to the related servicer out of interest collections received from the related mortgage loan calculated on the outstanding principal balance of each mortgage loan at, in the case of (a) approximately 90.56% of the mortgage loans, 0.250% per annum for each mortgage loan, (b) approximately 0.16% of the mortgage loans, 0.375% per annum and (c) approximately 9.28% of the mortgage loans, 0.250% per annum for each mortgage loan until the first adjustment date and 0.375% per annum for each mortgage loan thereafter.

Cenlar FSB will receive a subservicing fee equal to a percentage of the servicing fee.

In addition, Thornburg Mortgage Home Loans, Inc. will receive all investment earnings on amounts on deposit in the distribution account other than the amount retained by the master servicer as described immediately below and any prepayment penalty amounts that are not retained by a primary servicer.

Deducted by each servicer from the related servicing account in respect of each mortgage loan serviced by that servicer, before payment of any amounts to certificateholders.

Distributed by the master servicer to Thornburg Mortgage Home Loans, Inc.

Master Servicer	monthly
A monthly fee equal to 0.015% per annum of the outstanding principal balance of each mortgage loan together with the investment earnings on amounts on deposit in the distribution account for one business day.
The monthly fee will be deducted by the master servicer from the distribution account before payment of any amounts to certificateholders.

The fees of the securities administrator and the trustee, in its capacity as trustee and custodian, are paid separately by the master servicer and are not obligations of the trust.

The servicing fees are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.” The servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders. The trustee will be entitled to be reimbursed by the trust for certain expenses, including indemnification payments, in connection with the performance of its duties under the pooling and servicing agreement.

None of the servicing fees set forth in the table above may be changed without amendment of the related servicing agreement, and none of the other fees set forth in the table above may be changed without amendment of the pooling and servicing agreement.

To the extent the servicers, the custodian, the master servicer, the securities administrator and the trustee are entitled to be reimbursed by the trust for expenses, they will be reimbursed before payments are made on the certificates.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to a pooling and servicing agreement dated as of October 1, 2007, among the depositor, the seller, the securities administrator, the master servicer and the trustee (the “pooling and servicing agreement”). The assets of the issuing entity will in general consist of:

•	all of the depositor’s right, title and interest in the mortgage loans (including the group 4 mortgage loans), including the related mortgage notes, mortgages and other related documents;

•
all payments on or collections in respect of the mortgage loans (including the group 4 mortgage loans) due after the cut-off date other than any retained interest and prepayment penalties, together with any proceeds thereof;

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

•	the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement;

•	the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

•	the rights of the depositor under the servicing agreements (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement);

•	the pledge agreements relating to the additional collateral loans; and

•	certain other assets of the trust, including rights to amounts in the distribution account other than investment income, as described herein.

If the assets of the trust are insufficient to pay the holders of certificates all principal and interest owed, holders of some or all classes of holders of certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See “Risk Factors—If credit enhancement is insufficient, you could experience losses on your certificates” in this prospectus supplement. In the event of a bankruptcy of the sponsor, the depositor or the originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each of the mortgage loans (including the group 4 mortgage loans), together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the cut-off date. Concurrently with the transfer, the securities administrator, on behalf of the trust, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include the principal balance of each mortgage loan as of the cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans

Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trust will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee’s security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the trustee in its capacity as custodian.

Delivery of Mortgage Loan Files.

The pooling and servicing agreement will require that, upon certain conditions and within the time period specified in the pooling and servicing agreement, the seller will deliver to the trustee (or a custodian, on behalf of the trustee) the mortgage notes evidencing the mortgage loans endorsed to the trustee on behalf of the certificateholders, together with other required documents. In lieu of delivery of an original mortgage note, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit.

Within 90 days after the receipt by the trustee or a custodian on its behalf of the mortgage loans and related documents, the trustee or custodian will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement. If any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the seller by the trustee (or a custodian, on behalf of the trustee), the seller will be obligated to either:

•
substitute for the defective loan an eligible substitute mortgage loan (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the Internal Revenue Code), or

•
repurchase the defective loan at a purchase price equal to (i) its outstanding principal balance as of the date of purchase, plus (ii) all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus (iii) any costs or damages incurred by the trust in connection with a violation by such mortgage loan of any predatory or abusive lender law, plus (iv) the amount of any unreimbursed servicing related advances.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

For a mortgage loan to be eligible to be substituted for a defective mortgage loan, the substituted loan must meet the following criteria on the date of the substitution:

•
the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single defective mortgage loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

•	the substituted loan has a maximum loan rate and a gross margin not less than those of the defective loan and uses the same index as the defective loan;

•	the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective loan;

•
the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

•	the substituted loan has been underwritten or re-underwritten by the seller in accordance with the same underwriting criteria and guidelines as the defective loan;

•	the substituted loan is of the same or better credit quality as the defective loan; and

•	the substituted loan satisfies certain other conditions specified in the pooling and servicing agreement.

In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the distribution account, on or prior to the next determination date after the seller’s obligation to purchase or substitute the defective loan arises, a substitution adjustment amount equal to the excess of the principal balance of the defective loan over the principal balance of the eligible substitute mortgage loan.

Representations and Warranties.

The seller will represent and warrant to, and covenant with, the depositor that, as to each mortgage loan in mortgage loan groups 1, 2 and 3 as of the closing date:

(1)
(a) The information set forth in the final mortgage loan schedule is complete, true and correct in all material respects and (b) the mortgage note or an affidavit of lost note with respect to each mortgage loan has been delivered to the trustee or its designee.

(2)	As of the cut-off date, none of the mortgage loans (by Stated Principal Balance) were 30 or more days delinquent in payment.

(3)
To the best of the seller’s knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related mortgaged property or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid.

(4)
The terms of the mortgage note and the mortgage (including with respect to provisions relating to any additional collateral (if applicable)) have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the trust, and which are included in the mortgage file, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, in each instance to the extent required by the related policy and is reflected on the mortgage loan schedule. Except for any modification agreement or similar document contained in the mortgage file permitting a borrower to modify his loan, no instrument of waiver, alteration or modification has been executed, and no mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, in each instance to the extent required by the policy, and which assumption agreement is part of the mortgage file.

(5)
The mortgage note and the mortgage (including with respect to provisions relating to any additional collateral (if applicable)) are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and mortgage, or the exercise of any right thereunder, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to the seller’s knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(6)
All buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located. All such insurance policies contain a standard mortgagee clause naming the master servicer or the applicable servicer, their successors and assigns as mortgagee and to the seller’s knowledge all premiums thereon have been paid. If upon origination of the mortgage loan, the mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. The mortgage obligates the mortgagor thereunder to maintain all such insurance at mortgagor’s cost and expense, and on the mortgagor’s failure to do so, authorizes the holder of the mortgage to maintain such insurance at mortgagor’s cost and expense and to seek reimbursement therefor from the mortgagor.

(7)
The mortgage loan is not a loan (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or any comparable state law (B) a “High Cost Loan” or “Covered Loan” as applicable, as such terms are defined in the current Standard & Poor’s LEVELS® GLOSSARY classified and/or defined as a “high cost” loan or “predatory,” “high cost,” “threshold” or “covered” lending under any other state, federal or local law. The mortgage loan at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such mortgage loan.

(8)
The mortgage has not been satisfied, canceled or subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage except for a release that does not materially impair the security of the mortgage loan or is reflected in the loan-to-value ratio, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission unless payoff funds have been deposited in the custodial account.

(9)
The mortgage is a valid, existing and enforceable first lien on the mortgaged property, including all improvements on the mortgaged property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (a) specifically referred to in a lender’s title insurance policy delivered to the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property; and, further provided, with respect to cooperative loans, the lien of the related cooperative corporation for unpaid assessments representing the obligor’s pro rata share of the cooperative corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the seller has full right to sell and assign the same to the depositor.

(10)
The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other laws relating to the rights of creditors and general principles of equity.

(11)
All parties to the mortgage note and the mortgage had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties.

(12)
The proceeds of the mortgage loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the mortgage loan have been paid, except recording fees with respect to mortgages not recorded as of the closing date. Any future advances made to the mortgagor prior to the cut-off date have been consolidated with the outstanding principal amount secured by the mortgage, and the secured principal amount is consolidated, bears a single interest rate and single repayment term.

(13)
The seller has acquired its ownership of each mortgage loan in good faith without notice of any adverse claim, and as of the closing date, the mortgage note and the mortgage are not assigned or pledged, and immediately prior to the sale of the mortgage loan to the depositor, the seller was the sole owner thereof and with full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan pursuant to the mortgage loan purchase agreement.

(14)
To the seller’s best knowledge, the seller or, if the mortgage loan was not originated by the seller, the related originator is or was (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the mortgaged property is located, and (B) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association or national bank or subsidiary having preemptive authority under federal law or under applicable state law to engage in business in such state without qualification, or (iv) not doing business in such state.

(15)
The mortgage loan is covered by an ALTA lender’s title insurance policy or other form acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in (9)(A) through (C) above) the related originator or the seller, their respective successors and assigns as to the first priority lien of the mortgage in the original principal balance of the mortgage loan in accordance with the terms of the mortgage note. The seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by the mortgage loan purchase agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related mortgage, including the seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(16)
There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the seller has not waived any default, breach, violation or event of acceleration.

(17)
To the best of the seller’s knowledge, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property which are or may be liens prior to, or equal or on parity with, the lien of the related mortgage.

(18)
To the seller’s best knowledge, all improvements which were considered in determining the appraised value of the related mortgaged property lay wholly within the boundaries and building restriction lines of the mortgaged property, and no improvements on adjoining properties encroach upon the mortgaged property.

(19)
The mortgage loan was originated by the seller or was purchased by the seller from a third party and the originator of each mortgage loan, was, at the time of origination, (A) (1) a Fannie Mae-approved or Freddie Mac-approved seller/servicer and (2) a U.S. Department of Housing and Urban Development approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority or (B) closed in the name of a loan broker under the circumstances described in the following sentence. If such mortgage loan was originated through a loan broker, the related originator qualifies under clause (A) above, such mortgage loan met such originator’s underwriting criteria at the time of origination and was originated in accordance with such originator’s polices and procedures and such originator acquired such mortgage loan from the loan broker contemporaneously with the origination thereof. Each mortgage note has a loan rate that adjusts periodically (not always in correlation to the index calculation term), based on the 1-Month LIBOR index, 6-Month LIBOR index, 1-Year LIBOR index or 1-Year CMT index, (as each is defined in “The Mortgage Loan Groups—Mortgage Loan Statistics”), except that some mortgage loans first adjust after an initial period of one year, three years, five years, seven years or ten years following origination.

(20)
The origination practices used by the seller or the related originator of the mortgage loan and the collection practices used by the master servicer or the applicable servicer with respect to each mortgage note and mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the applicable servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

(21)
The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related mortgaged property as security for the related mortgage loan or the use for which the premises were intended and there is no proceeding pending for the total or partial condemnation thereof.

(22)
The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including, (A) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (B) otherwise by judicial foreclosure. There is no other exemption available to the mortgagor which would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage.

(23)
The mortgage loan was underwritten generally in accordance with either (A) the seller’s underwriting standards described under “Mortgage Loan Origination—The Seller’s Underwriting Standards” in this prospectus supplement or (B) in the case of a mortgage loan originated by First Republic Bank, the underwriting standards of First Republic Bank.

(24)
The mortgage file in possession of the related servicer contains an appraisal of the related mortgaged property by a qualified appraiser, duly appointed by the originator of the mortgage loan, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the mortgage loan or, in accordance with certain specified programs of the originator of the mortgage loan an approved AVM in lieu of the appraisal.

(25)
In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the depositor to the trustee under the deed of trust, except, in connection with a trustee’s sale after default by the mortgagor.

(26)
No mortgage loan (A) contains provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by the seller, the mortgagor, or anyone on behalf of the mortgagor or paid by any source other than the mortgagor or (B) contains any provision permitting a temporary “buydown” of the related loan rate. No mortgage loan was a graduated payment mortgage loan as of the date of its origination. No mortgage loan has a shared appreciation or other contingent interest feature.

(27)
No mortgage loan had a loan-to-value ratio in excess of 100%. Other than 2 mortgage loans (representing approximately 0.17% of the group 1 mortgage loans), the portion of the unpaid principal balance of each mortgage loan which is in excess of 80% of the original loan-to-value ratio either (a) has additional collateral or (b) is and will be insured as to payment defaults under a primary mortgage insurance policy issued by primary mortgage insurer licensed to do business in the state in which the mortgaged property is located and acceptable to Fannie Mae or Freddie Mac as of the closing date, so as to reduce the mortgagee’s exposure in accordance with the standards of Fannie Mae or Freddie Mac and applicable law. All provisions of such primary mortgage insurance policy have been and are being complied with; such policy is valid and in full force and effect and all premiums due thereunder have been paid. With respect to both of the mortgage loans referred to above, such mortgage loans have amortized such that their current loan-to-value ratio, as of the cut-off date, is less than 80%.

(28)
Except for any additional collateral mortgage loans, the mortgage note is not and has not been secured by any collateral, pledged account, or other security except the lien of the Mortgage, and the security interest of any applicable security agreement or chattel mortgage referred to above.

(29)
To the best of seller’s knowledge, the mortgaged property is lawfully occupied under applicable law. To the best of seller’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities.

(30)	Each assignment is in recordable form, is acceptable for recording under the laws of the jurisdiction in which the mortgaged property is located.

(31)
If the mortgaged property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac or the originator’s eligibility requirements.

(32)	Each mortgage is a “qualified mortgage” for purposes of the REMIC provisions of the Code (as defined herein).

(33)
To the seller’s best knowledge, no fraud was committed by the originator of the mortgage loan and the seller is not aware of any fact that would reasonably lead the seller to believe that any mortgagor had committed fraud in connection with the origination of such mortgage loan.

(34)	The mortgagor has not notified the seller, and the seller has no knowledge of any relief requested by the Mortgagor under the Servicemembers Civil Relief Act, as amended.

(35)	As to any additional collateral mortgage loan, such mortgage loan is secured by a perfected first priority security interest in the related additional collateral.

(36)
As to any additional collateral mortgage loan, the applicable pledge agreement is in place, is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and general principles of equity.

(37)
With respect to each cooperative loan (i) there is no provision in the related proprietary lease which requires the related mortgagor to offer for sale the shares owned by such mortgagor first to the cooperative corporation for a price less than the outstanding amount of the cooperative loan, (ii) there is no prohibition in the related proprietary lease against pledging such shares or assigning the proprietary lease that has been violated in connection with the origination of the cooperative loan.

(38)
With respect to each cooperative loan, such cooperative loan is secured by shares held by a “tenant-stockholder” of a corporation that qualifies as a “cooperative housing corporation” as such terms are defined in Section 216(b)(1) of the Code.

(39)
With respect to each cooperative loan, the related mortgage and related UCC financing statement creates a first-priority security interest in the stock in the cooperative corporation and the related proprietary lease of the related cooperative unit which were pledged to secure such cooperative loan, and the cooperative corporation owns the cooperative corporation as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie Mae.

(40)	No mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan and the related documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. A determination of whether a breach of those representations numbered (3), (14), (17), (18), (29) and (33) above has occurred will be made without regard to the seller’s knowledge of the factual conditions underlying the breach. With respect to the seller, if the breach cannot be cured within the 90-day period, the seller will be obligated to either:

•	cause the removal of the affected loan from the trust and, if within two years of the closing date, substitute for it one or more eligible substitute mortgage loans, or

•	purchase the affected loan from the trust.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the holders of certificates regarding any defect in that mortgage loan and the related documents.

The same procedure and limitations that are set forth above for the substitution or purchase of defective loans as a result of deficient documentation will apply to the substitution or purchase of a defective loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders. We can make no assurance that the seller will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

Payments on Mortgage Loans; Deposits to Distribution Account

The securities administrator will establish and maintain a separate account (the “distribution account”) for the benefit of the holders of the certificates. The distribution account must be a segregated account that is:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

•	an account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

•
otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each such rating agency to the trustee.

Upon receipt by the securities administrator of amounts in respect of the mortgage loans (excluding amounts representing the related servicing fee, the master servicing fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the securities administrator will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before the business day prior to the related distribution date unless they are managed or advised by the securities administrator or one of its affiliates, in which case the permitted investments may mature on the related distribution date. The types of permitted investments in which distribution account funds may be invested are specified in the pooling and servicing agreement and are specified under “Servicing and Administration of the Trust—Accounts.”

Trust Expense Fees

Trust expense fees are payable out of the interest payments on each mortgage loan and will vary from mortgage loan to mortgage loan. Trust expense fees accrue at an annual expense fee rate, referred to as the “trust expense fee rate,” calculated on the principal balance of each mortgage loan. With respect to each mortgage loan, the “trust expense fee rate” will be equal to the sum of the related servicing fee rate and the master servicing fee rate.

Matters Relating to the Trustee and the Securities Administrator

The trustee and the securities administrator will be entitled to reimbursement of all reasonable expenses incurred or made by the trustee and the securities administrator, respectively, in accordance with the pooling and servicing agreement, except for expenses incurred by the trustee or securities administrator, as the case may be, in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the trustee (in such capacity and in its individual capacity) and the securities administrator will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement and any servicing agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the pooling and servicing agreement. Each of the trustee and the securities administrator will not have any liability arising out of or in connection with the pooling and servicing agreement, except that each of the trustee and the securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the trustee nor the securities administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders, and the trustee will not be deemed to have notice of any event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

On each distribution date, the securities administrator will remit to the trustee any reimbursable expenses from the distribution account prior to the calculation of Available Funds and distributions to certificateholders. The fees of the trustee will be paid by the master servicer on behalf of the trust.

The trustee and the securities administrator may resign at any time, in which event the seller will be obligated to appoint a successor trustee or securities administrator, as applicable. The seller may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee or securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee or the securities administrator or its respective property. Upon such resignation or removal of the trustee or the securities administrator, the seller and the trustee will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, shall be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the trustee shall also be reimbursed any outstanding and unpaid costs and expenses.

The Trustee

LaSalle Bank National Association will be the trustee and custodian under the pooling and servicing agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America.

Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO North America Holding Company, parent company of LaSalle Bank Corporation and LaSalle Bank National Association, from ABN AMRO Bank N.V. The acquisition included all parts of the Global Securities and Trust Services Group within LaSalle Bank National Association engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 680 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of September 30, 2007 LaSalle serves as trustee, securities administrator or paying agent on over 600 residential mortgage-backed security transactions. The depositor, the master servicer, the seller and the servicers may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services - Thornburg 2007-5 or at such other address as the trustee may designate from time to time.

The Custodian

In its capacity as custodian, LaSalle Bank National Association will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, notes or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement. LaSalle provides custodial services on over 1,100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

The Securities Administrator

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

Voting Rights

With respect to any date of determination, 93% of the voting rights will be allocated to each class of certificates (other than the interest-only certificates) and including for this purpose the class of certificates related to the group 4 mortgage loans (other than interest-only certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the certificate principal balance of that class and the denominator of which is the aggregate of the certificate principal balances of all classes (other than the interest-only certificates) then outstanding. The Class 1-AX, Class 2-AX, Class 3-AX1, Class 3-AX2 and Class A-R Certificate, the class of interest-only certificates and one class of notional certificates related to the group 4 mortgage loans will each be allocated 1% of the voting rights; provided, however, when none of the regular certificates is outstanding, all of the voting rights of the regular certificates will be allocated to the holders of the residual certificates.

The voting rights allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance (or certificate notional balance in the case of the interest-only certificates) of each certificate of that class and the denominator of which is the certificate principal balance (or certificate notional balance in the case of the interest-only certificates) of that class. However, any certificate registered in the name of the master servicer, the securities administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

Amendment

The pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under “Operative Agreements—Amendment” in the prospectus. In addition, the pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

•
reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates; or

•
affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66 2/3%; or

•
reduce the aforesaid percentages of the aggregate outstanding principal amounts of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

Optional Termination of the Trust

On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is equal to or less than 10% of their aggregate Stated Principal Balance of the group 1, group 2 and group 3 mortgage loans as of the cut-off date, Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of the mortgage loans, will have the right to repurchase all of such mortgage loans and related REO properties remaining in the trust. Thornburg Mortgage Home Loans, Inc. will have a similar but separate right to repurchase the group 4 mortgage loans and related REO properties when the aggregate Stated Principal Balance of the group 4 mortgage loans is equal to or less than 10% of their aggregate Stated Principal Balance as of the cut-off date. In the event that the option is exercised, the repurchase will be made at a price equal to the unpaid principal balance of each mortgage loan and, with respect to REO property, the lesser of (1) the appraised value of each REO property less the good faith estimate of the master servicer of liquidation expenses to be incurred in connection with its disposal and (2) the principal balance of the related mortgage loan plus accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the related servicer or the master servicer in respect of that mortgage loan. Proceeds from the repurchase will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement. If Thornburg Mortgage Home Loans, Inc. does not exercise such option to repurchase the group 1, group 2 and group 3 mortgage loans and related REO properties, Wells Fargo Bank, N.A., in its capacity as master servicer, may repurchase from the trust all such mortgage loans and related REO properties remaining in the trust at the purchase price set forth above when the Stated Principal Balance of such mortgage loans is less than 5% of their aggregate Stated Principal Balance as of the cut-off date. Wells Fargo Bank, N.A. will have a similar but separate right to repurchase the group 4 mortgage loans and related REO properties when the aggregate Stated Principal Balance of the group 4 mortgage loans is less than 5% of their aggregate Stated Principal Balance as of the cut-off date.

Any repurchase of the mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates.

Events of Default

An event of default with respect to the master servicer will consist, among other things, of:

•
any failure by the master servicer to make an advance and any other failure by the master servicer to deposit in the distribution account any deposit required to be made by it under the terms of the pooling and servicing agreement or to remit to the securities administrator any payment which continues unremedied for three business days following written notice to the master servicer; or

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which continues unremedied for 60 days (or such shorter period specified in the Pooling and Servicing Agreement) after the date on which written notice of the failure is given to the master servicer; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may (and, pursuant to the pooling and servicing agreement, if so directed by holders of certificates evidencing not less than 51% of the voting rights, shall) terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling and servicing agreement. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the obligation to make advances.

In addition, Thornburg Mortgage Home Loans, Inc., as a servicer of a substantial portion of the mortgage loans will have certain rights with respect to the pooling and servicing agreement in respect of the master servicer, including the option, but not the obligation, to become the successor master servicer and the right to consent to the selection of a new master servicer in the event of a default by Wells Fargo Bank.

No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling and servicing agreement to institute any proceeding with respect to termination of the master servicer, unless the holder previously has given to the trustee written notice of the master servicer’s default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the pooling and servicing agreement. Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued. The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement. The following description, including the definitions set forth in the “Glossary of Terms” beginning on page S-92, does not include any of the classes of certificates relating to the group 4 mortgage loans. Accordingly, all references to the “mortgage loans” and to “loan groups” solely includes the mortgage loans in loan groups 1, 2 and 3, and all references to “certificates,” “senior certificates” and “subordinate certificates” solely includes such certificates relating to the mortgage loans in loan groups 1, 2 and 3.

Thornburg Mortgage Securities Trust 2007-5 will issue the following classes of senior certificates relating to the group 1, group 2 and group 3 mortgage loans:

•	the Class 1A-1 Certificates,

•	the Class 1A-2 Certificates,

•	the Class 2A-1 Certificates,

•	the Class 3A-1 Certificates,

•	the Class 3A-2 Certificates,

•	the Class 3A-3 Certificates,

•	the Class 3A-4 Certificates,

•	the Class 1-AX Certificates,

•	the Class 2-AX Certificates,

•	the Class 3-AX1 Certificates,

•	the Class 3-AX2 Certificates, and

•	the Class A-R Certificate,

in addition to the following classes of subordinate certificates relating to the group 1, group 2 and group 3 mortgage loans:

•	the Class B-1 Certificates,

•	the Class B-2 Certificates,

•	the Class B-3 Certificates,

•	the Class B-4 Certificates,

•	the Class B-5 Certificates, and

•	the Class B-6 Certificates.

In addition, the trust will issue three classes of senior certificates and six classes of subordinate certificates relating solely to the group 4 mortgage loans which certificate classes are neither described in, nor being offered by, this prospectus supplement and accompanying prospectus.

Only the Class 1A-1, Class 2A-1, Class 3A-1, Class 3A-2 and Class A-R Certificates are offered by this prospectus supplement and the accompanying prospectus.

The classes of offered certificates will have the respective initial certificate principal balances set forth on page S-5. The initial certificate principal balances or certificate notional amount of the certificates may vary in the aggregate by plus or minus 5%. On any date subsequent to the closing date, the certificate principal balance of a class of certificates (other than the interest-only certificates) will be equal to its initial certificate principal balance reduced by all amounts actually distributed as principal of that class and all realized losses applied in reduction of principal of that class on all prior distribution dates; provided, however, that on any distribution date the certificate principal balance of a class of certificates to which realized losses have been allocated (including any such class of certificates for which the certificate principal balance has been reduced to zero) will be increased, up to the amount of Recoveries for such distribution date, as follows: (a) first, the certificate principal balance of the class of senior certificates of the related loan group, up to the amount of realized losses previously allocated to reduce the certificate principal balance of such class of certificates, (b) second, the certificate principal balance of each remaining class of senior certificates, pro rata, based upon and up to the amount of realized losses previously allocated to reduce the certificate principal balance or balances of such certificates, and (c) third, the certificate principal balance of each class of subordinate certificates will be increased, in order of seniority, up to the amount of realized losses previously allocated to reduce the certificate principal balance of each such class of certificates and, in each case, not previously reimbursed.

The classes of offered certificates will have the respective pass-through rates described under “—Interest—Pass-Through Rates” below.

The Class 1A-2, Class 3A-3, Class 3A-4, Class 1-AX, Class 2-AX, Class 3-AX1, Class 3-AX2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. The initial certificate principal balances and initial certificate notional balances (in the case of the interest-only certificates) of the non-offered certificates are set forth in the table on page S-5, subject to the five percent variance described above. The pass-through rates for the non-offered certificates are described under “—Interest—Pass-Through Rates” below.

The offered certificates other than the Class A-R Certificate will be issued in book-entry form as described under “—Book-Entry Registration and Definitive Certificates” below. The offered certificates other than the Class A-R Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof; provided, that, such certificates must be purchased in minimum total investments of at least $100,000. The Class A-R Certificate will be issued as a single certificate in physical form.

The assumed final maturity date for a class of certificates is based upon the first distribution date after the date of the last scheduled payment of the latest maturing thirty year mortgage loan in the trust. The assumed final maturity date for each class of the offered certificates is the distribution date in December 2037.

Distributions on the offered certificates will be made by the securities administrator on each distribution date, beginning in November 2007, to the persons or entities in whose names the offered certificates are registered at the close of business on the related record date. The record date for any distribution date with respect to the offered certificates is the last business day of the month immediately preceding the month in which that distribution date occurs.

Book-Entry Registration

The offered certificates, other than the Class A-R Certificate, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance of each of those classes of certificates and which will be held by a nominee of The Depository Trust Company (“DTC”), and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A., referred to as JPMorgan, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “The Trust Fund—Form of Certificates” in the prospectus.

Definitive Certificates

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the securities administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the securities administrator is unable to locate a qualified successor; or

•
after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance or notional amount (in the case of the interest-only certificates) advise the securities administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the securities administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the securities administrator will issue the definitive certificates. After that, the securities administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Priority of Distributions on the Certificates

As more fully described in this prospectus supplement, on each distribution date distribution of Available Funds from each loan group will be made in the following order of priority:

(1) with respect to the Available Funds from each loan group:

first,	interest on the related classes of senior certificates, on a pro rata basis; and

second,
principal of the related classes of senior certificates other than the related interest-only certificates on a pro rata basis (except that the Class A-R Certificates will receive payments of principal from payments received on the group 1 mortgage loans prior to distributions of principal to the Class 1A-1 and Class 1A-2 Certificates), calculated as described under “—Principal” below; and

(2) with respect to all remaining Available Funds for all loan groups:

first,
interest on, and then principal of, each class of subordinate certificates, in the order of their numerical class designations beginning with the Class B-1 Certificates, subject to certain limitations described under “—Principal” below; and

second,	the Class A-R Certificate.

The priority of distributions described above will be subject to change if a loan group is subject to rapid prepayments or disproportionately high realized losses, as described under “—Limited Cross-Collateralization” below.

Interest

Calculation of Interest. On each distribution date, each class of certificates will be entitled to receive, to the extent of funds available, an amount allocable to interest for the related interest accrual period equal to

•
interest at the applicable pass-through rate on the certificate principal balance (or notional balance in the case of the interest-only certificates), immediately prior to such distribution date, of that class plus

•
unpaid interest amounts consisting of the excess of all amounts calculated in accordance with the preceding bullet on all prior distribution dates over the amount actually distributed as interest on the prior distribution dates.

The interest accrual period for each distribution date and each class of certificates will be the calendar month preceding the month of that distribution date, determined on the basis of an assumed 360-day year consisting of twelve 30-day months.

The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfall experienced by the related mortgage loans. See “—Net Interest Shortfall” below.

Pass-Through Rates. The pass-through rates of the certificates for any distribution date are calculated as described below. The pass-through rate for a class of certificates (other than the interest-only certificates) is determined in relation to the net WAC of the related mortgage loans, calculated, in the case of the Class 1A-1, Class 2A-1, Class 3A-1 and Class 3A-2 Certificates, as described below. The “net WAC” of a loan group for any distribution date is equal to the weighted average of the net loan rates of the mortgage loans in that loan group, as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date), weighted on the basis of their related Stated Principal Balances as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date). The net loan rate for each mortgage loan will be equal to the loan rate on such mortgage loan less the related trust expense fee rate and the rate at which retained interest, if any, is calculated.

The “pass-through rate” of the Class 1A-1, Class 1A-2 and Class A-R Certificates on any distribution date will be equal to the net WAC of the group 1 mortgage loans for that distribution date (minus approximately 0.45431%, solely in the case of the Class 1A-1 Certificates, up to and including the distribution date in September 2012; beginning with the distribution date in October 2012, the pass-through rate on the Class 1A-1 Certificates for any distribution date will be equal to the net WAC of the group 1 mortgage loans). The pass-through rate for the Class 1A-1, Class 1A-2 and Class A-R Certificates for the first accrual period will be equal to an annual rate of approximately 5.91754%, 6.37185% and 6.37185%, respectively.

The “pass-through rate” of the Class 2A-1 Certificates on any distribution date will be equal to the net WAC of the group 2 mortgage loans for that distribution date minus approximately 0.38828% up to and including the distribution date in August 2014. Beginning with the distribution date in September 2014, the pass-through rate of the Class 2A-1 Certificates will be equal to the net WAC of the group 2 mortgage loans. The pass-through rate for the Class 2A-1 Certificates for the first accrual period will be equal to an annual rate of approximately 6.17051%.

The “pass-through rate” of the Class 3A-1 and Class 3A-2 Certificates on any distribution date will be equal to the net WAC of the group 3 mortgage loans for that distribution date minus, in each case, approximately 0.25835%, up to and including the distribution date in September 2017. Beginning with the distribution date in October 2017, the pass-through rate of the Class 3A-1 and Class 3A-2 Certificates will be equal to the net WAC of the group 3 mortgage loans. The pass-through rate on the Class 3A-3 and Class 3A-4 Certificates on any distribution date will be equal to the net WAC of the group 3 mortgage loans for that distribution date. The pass-through rate for the Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates for the first accrual period will be equal to an annual rate of approximately 6.25000%, 6.25000%, 6.50835% and 6.50835%, respectively.

Up to and including the distribution date in September 2012, the “pass-through rate” of the Class 1-AX Certificates on any distribution date will be calculated at an annual fixed rate of 0.45431% based on a notional balance equal to the total principal balance of the Class 1A-1 Certificates as of the beginning of the related accrual period. Thereafter, the notional balance of the Class 1-AX Certificates will equal zero and no further interest will accrue on such class.

Up to and including the distribution date in August 2014, the “pass-through rate” of the Class 2-AX Certificates on any distribution date will be equal to an annual fixed rate of 0.38828% based on a notional balance equal to the total principal balance of the Class 2A-1 Certificates as of the beginning of the related accrual period. Thereafter, the notional balance of the Class 2-AX Certificates will equal zero and no further interest will accrue on such class.

Up to and including the distribution date in September 2017, the “pass-through rate” of the Class 3-AX1 and Class 3-AX2 Certificates on any distribution date will in each case be equal to an annual fixed rate of 0.25835% based on a notional balance equal to the total principal balance of the Class 3A-1 Certificates (in the case of the Class 3-AX1 Certificates) and the total principal balance of the Class 3A-2 Certificates (in the case of the Class 3-AX2 Certificates) as of the beginning of the related accrual period. Thereafter, the notional balances of the Class 3-AX1 and Class 3-AX2 Certificates will equal zero and no further interest will accrue on either such class.

The “pass-through rate” of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates on any distribution date will be equal to the weighted average of the net WAC applicable to each loan group, weighted based on the Subordinate Component of each loan group. The pass-through rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for the first accrual period will be equal to an annual rate of approximately 6.44164%.

Net Interest Shortfall. The interest entitlement of each class of certificates on each distribution date as described under “—Calculation of Interest” above will be reduced by its share, as described below, of the amount of net interest shortfall experienced by (a) the related loan group, in the case of the senior certificates and (b) by all three loan groups, in the case of the subordinate certificates. For each distribution date and loan group, the “net interest shortfall” will be equal to the sum of

•
the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans in the related group during the preceding calendar month exceeds the compensating interest paid by the related servicers or the master servicer for the related distribution date as described under “The Servicers—Prepayment Interest Shortfalls,” plus

•	the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to application of the Relief Act.

See “Material Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus and “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

The net interest shortfall for a loan group on any distribution date will be allocated among all classes of the related senior certificates and all classes of the subordinate certificates entitled to receive distributions of interest on such distribution date from such loan group, based on (a) in the case of the senior certificates, the amount of interest which the respective classes of certificates would otherwise be entitled to receive on that date and (b) in the case of the subordinate certificates, interest accrued on their Apportioned Principal Balances attributable to such loan group, in each case before taking into account any reduction in those amounts due to the net interest shortfall; provided, however, that on any distribution date after the Senior Termination Date for a loan group, net interest shortfalls for that loan group will be allocated to the classes of subordinate certificates based on the amount of interest each such class of subordinate certificates would otherwise be entitled to receive on that distribution date.

If on any distribution date, Available Funds for a loan group in the distribution account applied in the order described under “—Priority of Distributions on the Certificates” above are not sufficient to make a full distribution of the interest entitlement on the certificates in that loan group, interest will be distributed on each related class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount that class of certificates will be entitled to receive on the next distribution date. A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in each loan group will be allocated between the related senior certificates (other than the interest-only certificates) and the subordinate certificates.

Principal Distribution Amount. On each distribution date, the Principal Distribution Amount with respect to each loan group will be applied as principal to the related class or classes of senior certificates (other than the interest-only certificates) and to the subordinate certificates in respect of the related Subordinate Component.

Senior Principal Distribution Amount. On each distribution date, the Principal Distribution Amount, up to the Senior Principal Distribution Amount for each loan group, will be distributed as principal of the related classes of senior certificates (other than the interest-only certificates) as follows:

•
with respect to group 1 mortgage loans, first, to the Class A-R Certificate until its principal balance is reduced to zero and second, to the Class 1A-1 and Class 1A-2 Certificates, concurrently, in proportion to their outstanding certificate principal balances, until their respective certificate principal balances are reduced to zero;

•	with respect to group 2 mortgage loans, to the Class 2A-1 Certificates until its certificate principal balance is reduced to zero; and

•
with respect to group 3 mortgage loans, to the Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates, concurrently, in proportion to their outstanding certificate principal balances, until their respective certificate principal balances are reduced to zero.

The amount of principal available for distributions to the senior certificates (other than the interest-only certificates) for a loan group may be increased if such loan group is experiencing rapid prepayments or disproportionately high realized losses, as described under “—Limited Cross-Collateralization” below.

If on any distribution date a Senior Termination Date has occurred with respect to two loan groups, the Senior Principal Distribution Amount for the remaining senior certificates (other than the interest-only certificates) will be calculated (as described in the Glossary of Terms in this prospectus supplement) based on all of the mortgage loans, as opposed to the mortgage loans in the related loan group only.

If on any distribution date the allocation to the class or classes of senior certificates then entitled to distributions of scheduled principal and full and partial principal prepayments and other amounts would reduce the outstanding certificate principal balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage and related Senior Percentage of those amounts for that distribution date will be limited to the amounts necessary to reduce the related certificate principal balance(s) to zero.

Subordinate Principal Distribution Amount. Except as provided in the next paragraph, each class of subordinate certificates will be entitled to receive on each distribution date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective certificate principal balance) for all loan groups, in each case to the extent of the amount available from Available Funds for distribution of principal on that class, as described under “—Priority of Distributions on the Certificates” above. Distributions of principal of the subordinate certificates will be made on each distribution date to the classes of subordinate certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for that distribution date.

The amount of principal available for distribution to the subordinate certificates may be reduced if a loan group experiences rapid prepayments or disproportionately high realized losses, as described under “—Limited Cross-Collateralization” below.

Under the definition of Subordinate Principal Distribution Amount, the subordinate certificates will only be entitled to receive the Subordinate Percentage or the Subordinate Prepayment Percentage of any Principal Distribution Amount for the related distribution date. Until the distribution date in November 2014, the Subordinate Prepayment Percentage will generally equal zero unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has doubled since the closing date and certain performance tests have been satisfied.

With respect to each class of subordinate certificates, if on any distribution date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all classes of subordinate certificates which have higher numerical class designations than that class is less than the Original Applicable Credit Support Percentage, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of subordinate certificates, pro rata, based upon their respective certificate principal balances.

The approximate Original Applicable Credit Support Percentages for the subordinate certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1	3.50%
Class B-2	2.00%
Class B-3	1.25%
Class B-4	0.95%
Class B-5	0.45%
Class B-6	0.20%

Limited Cross-Collateralization.

Cross-Collateralization Due to Rapid Prepayments in a Loan Group. The priority of distributions of principal prepayments will change in the case where a loan group or loan groups are experiencing rapid prepayments provided all the following conditions are met:

•      the aggregate certificate principal balance of the senior certificates related to a loan group or loan groups have been reduced to zero;

•      the distribution date is prior to the Senior Credit Support Depletion Date; and

•      either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the closing date or (ii) the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the last six months, as a percentage of the aggregate certificate principal balance of the subordinate certificates, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal prepayments received with respect to the mortgage loans in a loan group relating to the senior certificates which have been paid in full will be applied as a distribution of principal to the remaining outstanding senior certificates (other than the interest-only certificates) related to other loan groups rather than applied as a principal distribution to the subordinate certificates. Such principal prepayments would be distributed in the same priority as such certificates would receive other distributions of principal.

Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Group. If, on any distribution date, the aggregate certificate principal balance of the senior certificates related to a loan group is greater than the aggregate principal balance of the mortgage loans in such loan group (such senior certificates related to such loan group or groups, the “undercollateralized group” or “groups” and the senior certificates related to any other loan group or groups, the “overcollateralized group” or “groups”), then the priority of distributions described in this prospectus supplement will be altered as follows:

The Available Funds for the overcollateralized group or groups, to the extent remaining following distributions of interest and principal to the related senior certificates of such loan group or groups will be paid in the following priority:

•      first, up to an amount necessary to equal, for each undercollateralized group, the sum of the accrued interest amount and the principal deficiency amount for each such undercollateralized group will be distributed to the senior certificates related to each such undercollateralized group first in payment of accrued but unpaid interest, if any, and then as principal in the same order and priority as they would receive other distributions of principal; and

•      second, any remaining amount will be distributed pursuant to paragraph (2) under “—Priority of Distributions on the Certificates” in this prospectus supplement.

In the event that there are two undercollateralized groups, amounts paid from the overcollateralized group or groups will be allocated in proportion to the amount of undercollateralization for each such undercollateralized group.

On each distribution date, the “accrued interest amount” for an undercollateralized group will equal one month’s interest on the applicable principal deficiency amount at such loan group’s net WAC, plus any shortfall of interest on the senior certificates of such undercollateralized group from prior distribution dates, pro rata in proportion to the accrued interest amounts.

On each distribution date, the “principal deficiency amount” for an undercollateralized group will equal the excess of the aggregate certificate principal amount of the senior certificates related to that undercollateralized group over the aggregate principal balance of the mortgage loans in that loan group.

Allocation of Losses

On each distribution date, the principal portion of all realized losses with respect to the mortgage loans in any loan group will be allocated first to the classes of subordinate certificates, in the reverse order of their numerical class designations (beginning with the class of subordinate certificates then outstanding with the highest numerical class designation), in each case until the certificate principal balances of the respective classes of subordinate certificates have been reduced to zero, and then to the related class or classes of senior certificates (other than the interest-only certificates), pro rata, until their respective certificate principal balances have been reduced to zero; provided, however, any such realized losses to be so allocated to the Class 1A-1 Certificates will instead be allocated to the Class 1A-2 Certificates until the certificate principal balance of the Class 1A-2 Certificates has been reduced to zero; any such realized losses to be so allocated to the Class 3A-1 Certificates will instead be allocated to the Class 3A-3 Certificates until the certificate principal balance of the Class 3A-3 Certificates has been reduced to zero; and any such realized losses to be so allocated to the Class 3A-2 Certificates will instead be allocated to the Class 3A-4 Certificates until the certificate principal balance of the Class 3A-4 Certificates has been reduced to zero. If on any distribution date the aggregate of the certificate principal balances of all classes of certificates following all distributions and the allocation of realized losses on that distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

On each distribution date and with respect to any mortgage loan group, the interest portion of realized losses will reduce the amount available for distribution on the related distribution date to the class of subordinate certificates with the highest numerical class designation which is outstanding on that date and, when the subordinate certificates are reduced to zero, to the related class of senior certificates.

Subordination of the Subordinate Certificates

General. The rights of the holders of the subordinate certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the Class B-1 Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative payment priority with protection against realized losses. Realized losses will be allocated to the class of subordinate certificates then outstanding with the highest numerical class designation.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each holder of a certificate, the trustee and the rating agency a statement (based on information received from the servicers) generally setting forth, among other things:

•	the amount of the distributions, separately identified, with respect to each class of certificates;

•
the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

•	the amount of the distributions set forth in the first clause above allocable to interest;

•	the amount of any unpaid interest shortfall with respect to each class of certificates;

•
the certificate principal balance of each class of certificates (other than the interest-only certificates) and the notional balances of the interest-only certificates after giving effect to the distribution of principal on that distribution date;

•	the principal balance of each loan group, the Pool Balance and the net WAC, weighted average life and weighted average remaining term of the mortgage loans in each loan group;

•	the aggregate principal balance of the mortgage loans using each of the 1-Year CMT index, the 1-Month LIBOR index, the 6 Month LIBOR index and the 1-Year LIBOR index;

•	the Senior Percentage for the senior certificates related to each loan group and Subordinate Percentage for the following distribution date;

•	the Senior Prepayment Percentage for the senior certificates related to each loan group and Subordinate Prepayment Percentage for the following distribution date;

•	the amount of the master servicing fee paid to or retained by the master servicer;

•	the amount of the servicing fees paid to or retained by each servicer;

•	the amount of advances for the related Due Period as provided by the servicers;

•
the number and aggregate principal balance of mortgage loans, in the aggregate and for each loan group, that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date (using the MBA method to calculate delinquencies);

•	the rolling six month delinquency rate for that distribution date;

•	the total number and principal balance of any REO properties in each loan group as of the close of business on the last day of the preceding Due Period;

•	the aggregate amount of realized losses for each loan group and Recoveries incurred during the preceding calendar month;

•	the cumulative amount of realized losses for each loan group;

•	the realized losses and Recoveries, if any, allocated to each class of certificates on that distribution date; and

•	the pass-through rate for each class of certificates for that distribution date.

The securities administrator will make that statement available each month, to any interested party, via the securities administrator’s website. The securities administrator’s Internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, upon written request within a reasonable period of time after the end of each calendar year, the securities administrator, pursuant to the pooling and servicing agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The effective yields to the holders of the offered certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until generally the 25th day of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

Delinquencies on the mortgage loans which are not advanced by the servicers, the master servicer or the trustee as successor master servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the senior certificates and the subordinate certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinate certificates in the reverse order of their numerical class designations, and then by the related senior certificates. If, as a result of these shortfalls, the aggregate of the certificate principal balances of all classes of certificates following all distributions and the allocation of realized losses on a distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Net interest shortfalls will adversely affect the yields on the related senior certificates and the subordinate certificates. In addition, all realized losses initially will be borne by the subordinate certificates, in the reverse order of their numerical class designations and then by the senior certificates in the manner set forth under “Description of the Certificates—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement. As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans.

Prepayment Considerations and Risks

The rate of principal payments on the certificates, the aggregate amount of distributions on the certificates and the yields to maturity of the certificates will be related to the rate and timing of payments of principal on the mortgage loans generally in the related loan group, in the case of the senior certificates (other than the interest-only certificates), and in all loan groups, in the case of the subordinate certificates. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including with respect to mortgage loans that provide for payments of interest, but not of principal, for up to ten years following origination and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by the seller. The mortgage loans may be prepaid by the mortgagors at any time. The mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Loan Groups” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under “The Mortgage Loan Groups” in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of a periodic rate cap on some of the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

The particular features of the mortgage loans may affect the prepayment experience. The interest-only feature of some of the mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the loan rates. However, as a mortgage loan nears the end of its interest-only period, the mortgagor may be more likely to refinance the mortgage loan, even if market rates are only slightly less than the loan rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Approximately 94.12%, 94.03% and 89.77% of the group 1, group 2 and group 3 mortgage loans, respectively, do not provide for monthly payments of principal for the five to ten years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, borrowers may be disinclined to prepay these mortgage loans during the interest-only period. In addition, because no principal is due on these mortgage loans during the interest-only period, the related certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the interest-only mortgage loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related loan rates, principal payments on the related certificates are expected to increase correspondingly, and, in any case, the related certificates will amortize at a faster rate than if payments on the mortgage loans were initially calculated on the basis of a thirty year or other applicable amortization schedule.

Approximately 11.77%, 17.06% and 16.33% of the group 1, group 2 and group 3 mortgage loans, respectively, provide for payment by the borrower of a prepayment premium during the first two months to five years after the date of origination. These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the mortgage loans with prepayment penalty premiums during the applicable penalty period. The amount of any prepayment penalty payments will not be included in the Available Funds and will not be available to make distributions on the certificates.

The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of mortgage loans with net loan rates in excess of the then-current net WAC of the mortgage loans of a loan group will reduce the pass-through rate on the related certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments will adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of realized losses as among the loan groups may adversely affect the pass-through rate on the subordinate certificates by reducing the weighting factor used to determine that pass-through rate. Due to the different types of mortgage loans comprising the three loan groups, such different experience is likely to occur.

The loan rates on approximately 12.71%, 9.32% and 9.03% of the group 1, group 2 and group 3 mortgage loans, respectively, can be modified to any hybrid or adjustable rate product offered by the seller, including conversion to a different index or a different hybrid structure. The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of any borrower’s exercise of the modification option, the mortgage loans may experience prepayments.

As described under “Description of the Certificates—Principal” in this prospectus supplement, the applicable Senior Prepayment Percentage of all principal prepayments on the related mortgage loans will be distributed to the related class or classes of senior certificates (other than the interest-only certificates) then entitled to receive principal distributions. This may result in all or a disproportionate percentage of principal prepayments being distributed to holders of senior certificates (other than the interest-only certificates) and none or less than their pro rata share of principal prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of the “Senior Prepayment Percentage” in this prospectus supplement. In addition, since the step down in each Senior Prepayment Percentage is dependent on the performance of the group 1, group 2 and group 3 mortgage loan groups in the aggregate rather than a particular loan group, the poor performance of one loan group may prevent the subordinate certificates from receiving distributions of principal prepayments from any of the loan groups.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

The Subordinate Certificates

The weighted average lives of, and the yields to maturity on, the subordinate certificates, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity of that certificate may be lower than the yield expected by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans will reduce the certificate principal balances of the applicable class of subordinate certificates to the extent of any losses allocated to them (as described under “Description of the Certificates—Allocation of Losses”), without the receipt of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the subordinate certificates will result in a reduction in the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the certificate principal balances of all classes of certificates, following all distributions and the allocation of realized losses on a distribution date, exceeds the Pool Balance as of the first day of the month of that distribution date. As a result of these reductions, less interest will accrue on that class of subordinate certificates than otherwise would be the case. The yields to maturity of the subordinate certificates will also be affected by payments made to senior certificates (as described under “Description of the Certificates—Principal—Limited Cross-Collateralization”) and the disproportionate allocation of principal prepayments to the senior certificates, net interest shortfalls and other cash shortfalls in Available Funds.

If on any distribution date the Applicable Credit Support Percentage for any class of subordinate certificates is less than its Original Applicable Credit Support Percentage, all principal prepayments available for distribution on the subordinate certificates will be allocated solely to all other classes of subordinate certificates with lower numerical class designations, thereby accelerating the amortization of those classes relative to the classes of subordinate certificates not receiving distributions of principal prepayments on that distribution date, and reducing the weighted average lives of the classes of subordinate certificates receiving distributions. Accelerating the amortization of the classes of subordinate certificates with lower numerical designations relative to the other classes of subordinate certificates is intended to preserve the availability of the subordination provided by those other classes.

Weighted Average Lives

The projected weighted average life of each class of certificates is the average amount of time that will elapse from the closing date, until each dollar of principal is scheduled to be repaid to the investors in that class. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the classes of certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth under “The Mortgage Loan Groups” in this prospectus supplement.

In general, the weighted average lives of the certificates will be shortened if the level of prepayments of principal of the mortgage loans increases, including any optional repurchase of remaining mortgage loans in connection with the termination of the trust. However, the weighted average lives of the certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. In addition, the weighted average lives of the certificates will be shortened if the optional termination is exercised.

The interaction of the foregoing factors may have different effects on various classes of certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of certificates. Further, to the extent that the prices of the certificates represent discounts or premiums to their respective original certificate principal balances, variability in the weighted average lives of the classes of certificates will result in variability in the related yields to maturity.

The assumed final maturity date for each class of certificates is as set forth under “Description of the Certificates—General” in this prospectus supplement. The assumed final maturity date for each class of certificates is the distribution date in the first month following the month of the latest maturity date of any mortgage loan. The weighted average life of each class of certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the certificates could occur significantly earlier than the related assumed final maturity date because prepayments are likely to occur and because there may be a termination of the trust as provided in this prospectus supplement.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables showing the percentage of original class principal balance outstanding at specified percentages of CPR attached as Annex D hereto (the “Principal Decrement Tables”) were prepared on the basis of the assumptions in the following paragraph and the tables attached hereto as Annex C (the “Assumed Mortgage Loan Characteristics” tables). There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in Principal Decrement Tables. In addition, since the actual mortgage loans included in the group 1, group 2 and group 3 loan groups will have characteristics that differ from those assumed in preparing the Assumed Mortgage Loan Characteristics tables, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the Principal Decrement Tables.

The percentages and weighted average lives in the Principal Decrement Tables were determined based on the assumptions listed below.

•	Each loan group consists of mortgage loans which have the characteristics set forth in the Assumed Mortgage Loan Characteristics tables.

•	Distributions on the certificates are received, in cash, on the 25th day of each month, commencing in November 2007.

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

•	No mortgage loan is purchased by the seller from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

•
Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in November 2007 and are computed prior to giving effect to any prepayments received in the prior month.

•	Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in October 2007 and include 30 days’ interest.

•
The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity (taking into account any interest-only period).

•	The initial certificate principal balance of each class of certificates is as set forth on the cover or as described in this prospectus supplement.

•	The 1-Month LIBOR, 6 Month LIBOR and 1-Year LIBOR are 4.8560%, 4.9000% and 4.6860%, respectively, and 1-Year CMT is 3.9990%.

•	No optional termination of the trust will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

•	The certificates are purchased on October 30, 2007.

•	No mortgage loan converts to a fixed rate of interest or to another adjustable rate of interest.

•	The third clause of the Two Times Test and the requirements of the Step Down Test are satisfied such that the senior certificates related to each loan group are paid on a concurrent basis.

•	No mortgage loan is modified.

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the Principal Decrement Tables. Any such discrepancy may have an effect upon the percentages of the original certificate principal balance outstanding (rounded to the nearest whole percentage) and the weighted average lives of the certificates set forth in the Principal Decrement Tables. In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the Principal Decrement Tables, the certificates may mature earlier or later than indicated by the Principal Decrement Tables. Based on the foregoing assumptions, the Principal Decrement Tables indicate the projected weighted average lives of each class of certificates shown and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after each of the distribution dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate principal balances and the weighted average lives shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of CPR.

The weighted average life of any class of certificates (other than the interest-only certificates) is determined by:

•
multiplying the assumed net reduction, if any, in the principal amount of that class of certificates on each distribution date by the number of years from the date of issuance of the certificates to the related distribution date,

•	summing the results, and

•	dividing the sum by the aggregate amount of the assumed net reductions in the principal amount of that class.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The pooling and servicing agreement provides that the trust will constitute multiple “real estate mortgage investment conduits” or REMICs. Elections will be made to treat the trust as comprising multiple REMICs for federal income tax purposes.

Assuming compliance with the pooling and servicing agreement, in the opinion of McKee Nelson LLP

•	each REMIC created pursuant to the pooling and servicing agreement will be characterized as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended (the “Code”);

•
each class of offered certificates (other than the Class A-R Certificate) will represent beneficial ownership of REMIC regular interests within the meaning of section 860G(a)(1) of the Code (the “regular certificates”); and

•	the Class A-R Certificate will represent beneficial ownership of the residual interest in each REMIC within the meaning of section 860G(a)(2) of the Code, related to group 1, group 2 and group 3.

Taxation of Regular Interests Generally

Interest on a REMIC regular interest must be included in income by a certificateholder under the accrual method of accounting, regardless of the certificateholder’s regular method of accounting. In addition, certain classes of offered certificates may be issued with original issue discount (“OID”). For purposes of the OID rules, if two or more classes of certificates are acquired entirely by one beneficial owner at original issuance, then the classes of certificates owned by such beneficial owner will be aggregated and treated as a single debt instrument. Consequently, if two or more classes of certificates were so aggregated, then the beneficial owner would determine OID and qualified stated interest by reference to the combined cash flows on those classes of certificates. See “Material Federal Income Tax Considerations—Regular Certificates—Original Issue Discount and Premium” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 25% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

Certain Owners of the Offered Certificates

The offered certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) “real estate assets” under Section 856(c)(4)(A) of the Code, in each case, generally in the same proportion that the assets of the trust estate would be so treated. In addition, the offered certificates, except in the case of the Class A-R Certificates, will be treated as an “obligation . . . principally secured by an interest in real property” within the meaning of section 860G(a)(3) Code if held by a REMIC.

The Residual Certificate

The holder of the Class A-R Certificate must include the taxable income of each REMIC, other than any REMIC related to group 4, in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class A-R Certificate recognized by a holder may be treated as “excess inclusion” income, which, with limited exceptions, is subject to U.S. federal income tax in all events.

The purchaser of the Class A-R Certificate should consider carefully the tax consequences of an investment in residual certificates as discussed in the prospectus and should consult its own tax advisors with respect to those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus. Specifically, prospective holders of the Class A-R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class A-R Certificate will be treated as a “non-economic” residual interest, a “non-significant value” residual interest and a “tax avoidance potential” residential interest. See “Material Federal Income Tax Consequences— Taxation of Owners of REMIC Residual Certificates —Noneconomic REMIC Residual Certificates” in the prospectus. Additionally, for information regarding prohibited transactions and treatment of realized losses, see “Material Federal Income Tax Consequences— Taxation of Owners of REMIC Residual Certificates” in the prospectus.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

STATE TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding those tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans—and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds and insurance company general and separate accounts in which plans, accounts or arrangements are invested—and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as “Plans.”

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

The Underwriter’s Exemption

The U.S. Department of Labor has granted to Credit Suisse Securities (USA) LLC an administrative exemption, Prohibited Transaction Exemption (“PTE”) 89-90, as amended most recently by PTE 2002-41 (Exemption Application No. D-11077 and PTE 2007-5 (Exemption Application No. D-11370 (the “Underwriter’s Exemption”), which exempts from the application of the prohibited transaction rules transactions relating to

•
the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which Credit Suisse Securities (USA) LLC or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent, and

•	the servicing, operation and management of such asset-backed pass-through entities,

provided that the general conditions and certain other requirements set forth in the Underwriter’s Exemption are satisfied.

Each of the conditions listed below must be satisfied for the Underwriter’s Exemption to apply.

•
The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

•
Unless the investment pool contains certain types of assets, the rights and interests evidenced by the certificates cannot be subordinated to the rights and interests evidenced by other certificates of the same trust.

•
The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, if the investment pool contains certain types of assets) from each rating agency identified in the exemption, such as S&P.

•	The trustee must not be an affiliate of any other member of the “restricted group” (as defined below), other than the underwriter.

•
The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the trust assets to the trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith.

•	The Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

The trust must also meet each of the requirements listed below.

•	The assets of the investment pool must consist solely of certain:

•	secured consumer receivables,

•	secured credit instruments,

•	obligations secured by certain residential and/or commercial real property,

•	obligations secured by motor vehicles or equipment, or qualified motor vehicle leases,

•	guaranteed governmental mortgage pool certificates and/or

•	fractional undivided interests in any of the above obligations.

•
Such assets must be of the type that have been included in other investment pools. Certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories (four, if the investment pool contains certain types of assets) by a rating agency for at least one year prior to the Plan’s acquisition of certificates. Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

Moreover, the Underwriter’s Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that

•
in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust is acquired by persons independent of the restricted group;

•	such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

•	the Plan’s investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the depositor, the master servicer, the trustee, an underwriter, any indemnitor or any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets, or any affiliate of these parties.

It is expected that the Underwriter’s Exemption will apply to the acquisition and holding by Plans of the REMIC regular interest portion of the offered certificates that consist, in part, of REMIC regular interests provided that those conditions of the Underwriter’s Exemption within the control of the investors are met.

The rating of an offered certificate may change. If a class of offered certificates no longer has a rating of at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Underwriter’s Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Underwriter’s Exemption to dispose of it) unless the trustee receives:

•
a representation from the acquirer or transferee of the certificate to the effect that the transferee is not a Plan or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

•
if the purchaser is an insurance company and such offered certificate has been underwritten or placed by the underwriter or another underwriter that has obtained an individual exemption similar to the Underwriter’s Exemption, a representation that the purchaser is an insurance company that is purchasing the offered certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the offered certificate are covered under Section I and III of PTCE 95-60.

Because the characteristics of the Class A-R Certificate may not meet the requirements of the exemption discussed above or any other issued exemption under ERISA including Prohibited Transaction Class Exemption (“PTCE”) 83-1 discussed under “ERISA Considerations” in the prospectus, the purchase and holding of the Class A-R Certificate by a Plan or by individual retirement accounts or other plans subject to section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, the initial acquisition and transfer of the Class A-R Certificate will not be registered by the securities administrator, as certificate registrar, unless the securities administrator, as certificate registrar, receives:

•
a representation from the acquirer or transferee of the Class A-R Certificate to the effect that the transferee is not a Plan, or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

•
if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Class A-R Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate are covered under Section I and III of PTCE 95-60.

Fiduciary Considerations

Credit Suisse First Boston Mortgage Securities Corp., the seller and the trustee make no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant ERISA or other legal requirement for investment by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets” and the applicability of the Underwriter’s Exemption or any other applicable exemption prior to making an investment in the offered certificates. Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

If an offered certificate has not been underwritten by the underwriter, it will not be eligible to be purchased by Plans under the Underwriter’s Exemption. However, in the event that such offered certificate is subsequently underwritten or placed by the underwriter, or another underwriter that has obtained an individual exemption similar to the Underwriter’s Exemption, such offered certificate may be acquired under the same conditions as are described above for other offered certificates that are eligible under the Underwriter’s Exemption.

LEGAL INVESTMENT CONSIDERATIONS

The offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA , subject to state laws overriding SMMEA. Certain state laws have enacted legislation overriding the legal investment provisions of SMMEA.

There may be restrictions on the ability of investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors. See “Legal Investment Considerations” in the prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the offered certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the mortgage loans from the seller. The mortgage loans will be acquired by the depositor from the seller in a privately negotiated transaction. In order to facilitate the release of liens on certain of the mortgage loans that the seller will sell to the depositor, Credit Suisse First Boston Mortgage Securities Corp. will advance approximately $735 million to various lenders to repay certain financing arrangements between Thornburg Mortgage Home Loans, Inc. and the various lenders.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Credit Suisse Securities (USA) LLC, which is an affiliate of the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, all of the offered certificates.

Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect those transactions by selling offered certificates to or through dealers and those dealers may receive from such underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with such underwriter in the distribution of the offered certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The depositor has been advised by the underwriter that it intends to make a market in the offered certificates purchased by it but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

To the extent that any class of certificates eligible to be offered pursuant to the registration statement that is not underwritten as of the date hereof and not offered by this prospectus supplement is subsequently offered for sale to the public, a supplement to this prospectus supplement will describe any applicable underwriting arrangements.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the offered certificates will be passed upon by McKee Nelson LLP as counsel for the depositor and for the underwriter. Certain federal income tax consequences with respect to the certificates will be passed upon for the trust fund by McKee Nelson LLP.

RATINGS

It is a condition to the issuance of the offered certificates that they be assigned the applicable rating or ratings by S&P and Fitch indicated under “Initial Certificate Ratings” in the table on S-5.

The ratings assigned by the above rating agencies address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreement pursuant to which the certificates are issued. The ratings of each rating agency take into consideration the credit quality of the related mortgage loans, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the related mortgage loans is adequate to make payments required by the certificates. However, ratings of the certificates do not constitute a statement regarding frequency of prepayments on the related mortgage loans.

The ratings do not address the possibility that, as a result of principal prepayments, holders of the offered certificates may receive a lower than anticipated yield, and such ratings do not address the ability of the seller to repurchase certain mortgage loans.

The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

The depositor has not engaged any rating agency other than S&P and Fitch to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by that rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by S&P and Fitch.

GLOSSARY OF TERMS

AB Servicing Criteria. The servicing criteria established in Item 1122(d) of Regulation AB.

Aggregate Subordinate Percentage. For any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate certificate principal balance of the subordinate certificates immediately prior to that date and the denominator of which is the Pool Balance for that date.

Applicable Credit Support Percentage. For each class of subordinate certificates and any distribution date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of subordinate certificates having higher numerical class designations than that class.

Apportioned Principal Balance. For any distribution date, any loan group and for any class of subordinate certificates, an amount equal to the certificate principal balance of that class immediately prior to that distribution date multiplied by a fraction, the numerator of which is the related Subordinate Component for that date and the denominator of which is the sum of the Subordinate Components (in the aggregate) for that date.

Available Funds. For any distribution date and any loan group, an amount equal to:

(A)	the sum of the following with respect to each mortgage loan in that loan group:

•      all scheduled installments of interest (net of the related trust expense fees and retained interest, if any) and principal due on the due date in the month in which that distribution date occurs and in each case received prior to the related Determination Date, together with any advances in respect of the mortgage loan;

•      all net proceeds of any insurance policies with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the related servicer’s normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

•      any amounts received with respect to foreclosed properties for that distribution date;

•      any amount of compensating interest received in respect of the mortgage loan for that distribution date;

•      all partial or full prepayments of the mortgage loan (but not including prepayment penalties) received during the related Prepayment Period for that distribution date; and

•      if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the loan;

reduced by

(B)	the sum of the following with respect to each mortgage loan in that loan group:

•      amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which the master servicer, the securities administrator and the trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement; and

•      the trust expense fees including the servicing fees, master servicing fees and retained interest, if any.

Class Subordination Percentage. For any distribution date and each class of subordinate certificates, a fraction (expressed as a percentage) the numerator of which is the certificate principal balance of that class immediately before that date and the denominator of which is the aggregate certificate principal balance of all classes of certificates immediately before that date.

Determination Date. For any distribution date and each mortgage loan, the date set forth in the related servicing agreement on which the related servicer determines the amount to be remitted to the master servicer.

Due Period. For any distribution date, the period commencing on the second day of the month preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs.

Original Applicable Credit Support Percentage. For each class of subordinate certificates, the Applicable Credit Support Percentage for that class on the date of issuance of the certificates.

Pool Balance. For any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans outstanding on the first day of the month preceding the month of that distribution date.

Prepayment Period. For any distribution date, the calendar month preceding the month in which that distribution date occurs.

Principal Distribution Amount. For any distribution date and loan group, the sum of the following for each such mortgage loan in that loan group:

•	each scheduled payment of principal collected or advanced on the mortgage loan by the related servicer or the master servicer in the related Due Period;

•	if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

•	the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

•	if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

•
if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

•	the principal portion of all partial and full principal prepayments of the mortgage loan and any Recoveries, in each case received during the related Prepayment Period.

Recovery. With respect to any distribution date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that distribution date, an amount received in respect of such liquidated mortgage loan during the related Prepayment Period which has previously been allocated as a realized loss to a class or classes of certificates, net of reimbursable expenses.

Regulation AB. Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

Senior Credit Support Depletion Date. The date on which the aggregate certificate principal balance of the subordinate certificates has been reduced to zero.

Senior Percentage. For each distribution date and each loan group, the percentage equivalent of a fraction the numerator of which is the aggregate of the certificate principal balance of the class or classes of senior certificates relating to the loan group immediately prior to that date and the denominator of which is the Stated Principal Balance of all mortgage loans in the related loan group for that date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to a loan group, the Senior Percentage for such loan group will be equal to 0%; and, provided, further, that on any distribution date after a Senior Termination Date has occurred with respect to two loan groups, the Senior Percentage of the remaining senior certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the certificate principal balances of the remaining class of senior certificates immediately prior to such date and the denominator of which is the aggregate of the certificate principal balances of all classes of certificates, immediately prior to such date.

Senior Prepayment Percentage. For each loan group and any distribution date occurring before November 2014, 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans evidenced by the subordinate certificates. Increasing the interest of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates.

For each loan group and any distribution date occurring on or after the distribution date in November 2014, the related Senior Prepayment Percentage will be as follows:

•      for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

•      for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

•      for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

•      for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

•      for any distribution date thereafter, the related Senior Percentage for that date.

Notwithstanding the preceding paragraph, no decrease in the Senior Prepayment Percentage for any loan group will occur unless the Step Down Test is satisfied on such distribution date.

However, if, on any distribution date occurring on or after the distribution date in November 2014, the Senior Percentage for such loan group exceeds the initial Senior Percentage for such loan group, the related Senior Prepayment Percentage for that date will once again equal 100%.

Notwithstanding the preceding paragraphs, (i) if on any distribution date prior to November 2010 the Two Times Test is satisfied, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that date plus 50% of an amount equal to 100% minus the related Senior Percentage for that date and (ii) if on any distribution date in or after November 2010 the Two Times Test is satisfied, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that date.

Senior Principal Distribution Amount. For any distribution date and each loan group will equal the sum of:

•	the related Senior Percentage of all amounts for that date described in the first four bullets of the definition of “Principal Distribution Amount” with respect to that loan group;

plus

•	for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the lesser of:

(a)	the related Senior Percentage of the Stated Principal Balance of that mortgage loan, and

(b)	the related Senior Prepayment Percentage of the amount of the net liquidation proceeds allocable to principal received on that mortgage loan;

plus

•	the related Senior Prepayment Percentage of the amounts for that distribution date described in the sixth bullet of the definition of “Principal Distribution Amount.”

Senior Termination Date. For any loan group is the date on which the aggregate certificate principal balance of the related class or classes of senior certificates is reduced to zero.

Stated Principal Balance. For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and net liquidation proceeds received and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related borrower.

Step Down Test. As to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

first,        the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, in bankruptcy, REO property and mortgage loans which have been modified by a servicer in connection with a loss mitigation strategy in the last 12 months), averaged over the preceding six month period, as a percentage of the aggregate certificate principal balance of the subordinate certificates, does not equal or exceed 50%, and

second,         cumulative realized losses (including any amounts of interest or principal forgiven by a servicer in connection with loan modifications made as part of a loss mitigation strategy) on all of the mortgage loans do not exceed:

•      for any distribution date on or after the seventh anniversary of the first distribution date, 30% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

•      for any distribution date on or after the eighth anniversary of the first distribution date, 35% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

•      for any distribution date on or after the ninth anniversary of the first distribution date, 40% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

•      for any distribution date on or after the tenth anniversary of the first distribution date, 45% of the aggregate certificate principal balance of the subordinate certificates as of the closing date, and

•      for any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the aggregate certificate principal balance of the subordinate certificates as of the closing date.

Subordinate Component. For any distribution date and with respect to any loan group is the aggregate Stated Principal Balances of the mortgage loans in the related loan group, as of the first day of the month preceding the month in which such distribution date occurs, minus the aggregate certificate principal balance of the related senior certificates immediately prior to such distribution date.

Subordinate Percentage. For each loan group and any distribution date will be equal to the difference between 100% and the related Senior Percentage for such loan group on such distribution date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to two loan groups, the Subordinate Percentage will represent the entire interest of the subordinate certificates in the mortgage loans and will be equal to the difference between 100% and the related Senior Percentage for such distribution date.

Subordinate Prepayment Percentage. For any distribution date and each loan group, the difference between 100% and the related Senior Prepayment Percentage for that date.

Subordinate Principal Distribution Amount. For any distribution date and each loan group will equal the sum of the following amounts:

•	the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of “Principal Distribution Amount,”

•
for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the loan, after application of the amounts pursuant to the second bullet in the definition of “Senior Principal Distribution Amount” up to the related Subordinate Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Subordinate Prepayment Percentage of the amounts for that distribution date described in the sixth bullet in the definition of “Principal Distribution Amount.”

On any distribution date after a Senior Termination Date has occurred with respect to two loan groups, the Subordinate Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the subordinate certificates for such distribution date with respect to all of the mortgage loans as opposed to the mortgage loans in the related loan group only.

Two Times Test. On any distribution date, the satisfaction of all of the following conditions:

•	the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the closing date,

•	the condition described in clause first of the definition of “Step Down Test” is satisfied, and

•
on or after the distribution date in November 2010, cumulative realized losses (including any amounts of interest and principal forgiven by a servicer in connection with a loan modification made as part of a loss mitigation strategy) do not exceed 30% of the aggregate certificate principal balance of the subordinate certificates as of the closing date, or prior to the distribution date in November 2010, cumulative realized losses (including any amounts of interest and principal forgiven by a servicer in connection with a loan modification made as part of a loss mitigation strategy) do not exceed 20% of the aggregate certificate principal balance of the subordinate certificates as of the closing date.

Annex A
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Thornburg Mortgage Securities Trust 2007-5, Mortgage Loan Pass-Through Certificates, Series 2007-5 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

S-A-1

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

S-A-2

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the trustee or the U.S. withholding agent receives a statement—

(a) from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that—

(i) is signed by the holder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the holder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that -

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the holder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

S-A-3

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV. the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

S-A-4

Annex B
Certain Characteristics of the Mortgage Loans

The following tables, unless otherwise specified, are based upon the aggregate principal balance of the group 1, 2 and 3 mortgage loans as of the cut-off date. The sum in any column in the following tables may not equal the total indicated due to rounding.

S-B-1

Scheduled Principal Balance of the Mortgage Loans

Scheduled Principal Balance ($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0.01 - 100,000.00	11	930,676.05	0.12	6.860	348	69.50	730
100,000.01 - 200,000.00	104	16,362,808.15	2.09	6.710	343	71.46	754
200,000.01 - 300,000.00	106	27,018,540.71	3.46	6.620	346	74.18	752
300,000.01 - 400,000.00	75	26,269,253.05	3.36	6.631	344	71.36	757
400,000.01 - 500,000.00	98	44,645,996.02	5.71	6.588	346	70.85	748
500,000.01 - 600,000.00	85	47,160,053.78	6.03	6.628	353	74.00	749
600,000.01 - 700,000.00	60	39,447,278.18	5.05	6.632	355	73.58	750
700,000.01 - 800,000.00	61	45,878,444.29	5.87	6.711	356	71.69	745
800,000.01 - 900,000.00	20	17,228,491.70	2.20	6.855	354	75.60	758
900,000.01 - 1,000,000.00	53	52,046,556.46	6.66	6.613	354	68.07	750
1,000,000.01 - 2,000,000.00	185	272,815,653.61	34.89	6.682	356	69.11	751
2,000,000.01 - 3,000,000.00	38	95,393,657.70	12.20	6.700	356	64.89	750
3,000,000.01 - 4,000,000.00	11	36,987,758.00	4.73	7.036	356	63.14	725
4,000,000.01 - 5,000,000.00	11	52,640,000.00	6.73	7.003	359	50.19	735
6,000,000.01 - 7,000,000.00	1	7,000,000.00	0.90	6.400	359	40.00	700
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
The average principal balance of the Mortgage Loans was approximately $850,734.68 as of the Cut-off Date.

Current Mortgage Rates of the Mortgage Loans

Current Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
5.001 - 5.500	2	895,959.12	0.11	5.500	337	74.37	766
5.501 - 6.000	17	14,137,172.59	1.81	5.908	358	69.88	764
6.001 - 6.500	393	315,158,222.97	40.31	6.415	349	69.23	749
6.501 - 7.000	409	341,584,863.43	43.69	6.761	357	68.68	751
7.001 - 7.500	75	75,832,486.59	9.70	7.308	359	62.29	739
7.501 - 8.000	19	28,054,463.00	3.59	7.780	360	59.02	714
8.001 - 8.500	3	5,262,000.00	0.67	8.268	360	61.48	683
8.501 - 9.000	1	900,000.00	0.12	8.750	358	75.00	732
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
The weighted average current Mortgage Rate of the Mortgage Loans was approximately 6.707% as of the Cut-off Date.

S-B-2

Credit Scores of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Available	9	14,043,887.17	1.80	7.291	356	54.39	0
601 - 650	10	8,959,384.15	1.15	7.208	353	59.59	646
651 - 700	128	111,281,323.44	14.23	6.773	354	64.84	685
701 - 750	270	251,300,667.39	32.14	6.719	353	67.66	727
751 - 800	414	336,182,234.63	43.00	6.647	355	70.01	776
801 - 850	88	60,057,670.92	7.68	6.658	356	67.45	807
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
The non-zero weighted average credit score of the Mortgage Loans was approximately 748 as of the Cut-off Date.

Effective Loan-to-Value Ratios of the Mortgage Loans

Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
10.01 - 20.00	3	1,214,253.01	0.16	6.755	358	15.54	725
20.01 - 30.00	8	10,298,558.53	1.32	6.739	350	25.19	735
30.01 - 40.00	27	36,168,904.90	4.63	6.652	353	36.00	753
40.01 - 50.00	50	56,528,931.38	7.23	6.992	354	46.56	731
50.01 - 60.00	90	92,039,644.78	11.77	6.849	354	55.35	736
60.01 - 70.00	140	165,157,694.49	21.12	6.704	356	66.70	750
70.01 - 80.00	583	414,982,951.61	53.08	6.645	354	77.83	751
80.01 - 90.00	14	4,618,629.44	0.59	6.400	332	88.51	744
90.01 - 100.00	4	815,599.56	0.10	6.374	334	92.74	731
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
The weighted average Effective Loan-to Value Ratio of the Mortgage Loans was approximately 67.92% as of the Cut-off Date.

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
10.01 - 20.00	3	1,214,253.01	0.16	6.755	358	15.54	725
20.01 - 30.00	8	10,298,558.53	1.32	6.739	350	25.19	735
30.01 - 40.00	27	36,168,904.90	4.63	6.652	353	36.00	753
40.01 - 50.00	50	56,528,931.38	7.23	6.992	354	46.56	731
50.01 - 60.00	90	92,039,644.78	11.77	6.849	354	55.35	736
60.01 - 70.00	138	160,182,694.49	20.49	6.709	356	66.59	749
70.01 - 80.00	570	404,740,143.53	51.77	6.646	354	77.76	751
80.01 - 90.00	15	6,688,629.44	0.86	6.353	340	85.87	761
90.01 - 100.00	18	13,963,407.64	1.79	6.644	358	77.69	767
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
The weighted average original Loan-to Value Ratio of the Mortgage Loans was approximately 68.33% as of the Cut-off Date.

S-B-3

Original Terms to Stated Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
300	1	420,068.65	0.05	6.375	226	79.99	751
342	1	2,000,000.00	0.26	6.500	303	74.07	719
345	1	1,996,279.55	0.26	6.875	343	70.18	764
360	915	777,157,569.50	99.40	6.707	354	67.89	748
480	1	251,250.00	0.03	6.750	478	75.00	798
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
The weighted average original term to stated maturity of the Mortgage Loans was approximately 360 months as of the Cut-off Date.

Remaining Terms to Stated Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
181 - 240	1	420,068.65	0.05	6.375	226	79.99	751
241 - 300	10	6,424,221.53	0.82	6.499	291	53.22	762
301 - 360	907	774,729,627.52	99.09	6.709	355	68.04	748
421 - 480	1	251,250.00	0.03	6.750	478	75.00	798
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 354 months as of the Cut-off Date.

Debt-to-Income Ratio of the Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Available	9	5,006,148.32	0.64	6.814	345	61.49	772
0.01 - 10.00	28	30,679,535.25	3.92	6.567	353	59.83	746
10.01 - 20.00	97	86,371,577.55	11.05	6.696	351	65.71	759
20.01 - 30.00	200	146,604,857.44	18.75	6.680	353	69.48	749
30.01 - 40.00	361	313,936,467.89	40.15	6.761	355	68.14	746
40.01 - 50.00	209	184,573,322.29	23.61	6.668	355	68.69	743
50.01 - 60.00	12	9,931,258.96	1.27	6.674	357	69.23	757
60.01 - 70.00	3	4,722,000.00	0.60	6.524	358	73.08	763
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
The non-zero weighted average debt-to-income ratio of the Mortgage Loans was approximately 32.32% as of the Cut-off Date.

S-B-4

Product Types of the Mortgage Loans

Product Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1 Yr ARM (IO)	8	4,345,761.89	0.56	6.591	334	77.76	717
10/1 Mo Hybrid ARM (IO)	3	3,175,000.00	0.41	6.277	358	77.08	735
10/1 Yr Hybrid ARM	29	19,741,770.17	2.53	6.700	358	69.66	750
10/1 Yr Hybrid ARM (IO)	168	159,804,047.76	20.44	6.774	357	68.34	752
10/6 Mo Hybrid ARM	1	234,613.62	0.03	7.000	358	80.00	759
10/6 Mo Hybrid ARM (IO)	12	12,235,244.18	1.56	7.011	361	70.18	755
3/1 Yr Hybrid ARM (IO)	19	19,876,549.41	2.54	6.703	347	66.11	742
3/6 Mo Hybrid ARM (IO)	1	480,000.00	0.06	6.875	358	78.69	766
5/1 Mo Hybrid ARM (IO)	6	11,037,125.00	1.41	6.387	359	44.78	717
5/1 Yr Hybrid ARM	38	23,948,173.56	3.06	6.747	353	68.30	754
5/1 Yr Hybrid ARM (IO)	452	352,144,650.30	45.04	6.636	352	68.88	745
5/6 Mo Hybrid ARM	2	1,767,313.82	0.23	6.686	358	68.46	801
5/6 Mo Hybrid ARM (IO)	19	23,671,179.50	3.03	6.607	359	70.61	756
7/1 Mo Hybrid ARM (IO)	1	450,000.00	0.06	6.400	359	40.18	650
7/1 Yr Hybrid ARM	11	8,922,255.17	1.14	6.862	355	60.88	771
7/1 Yr Hybrid ARM (IO)	137	128,406,083.32	16.42	6.816	356	65.39	749
7/6 Mo Hybrid ARM (IO)	12	11,585,400.00	1.48	6.900	358	74.25	750
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

Amortization Type of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Interest Only*	838	727,211,041.36	93.01	6.704	354	67.95	747
Not Interest only	81	54,614,126.34	6.99	6.748	355	67.63	757
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
*The interest-only period ranges from five to ten years following origination of the applicable Mortgage Loans.

S-B-5

Original Prepayment Penalty Terms of the Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	836	673,013,978.89	86.08	6.694	354	68.56	750
2	1	272,300.00	0.03	6.625	359	66.58	753
4	1	1,156,292.68	0.15	6.750	323	75.00	759
6	4	5,660,214.51	0.72	6.675	354	50.61	757
7	9	16,278,488.30	2.08	6.807	358	54.07	746
12	34	53,406,288.09	6.83	6.941	358	66.74	735
24	7	4,174,747.34	0.53	6.968	358	70.74	737
36	23	23,137,857.89	2.96	6.517	355	64.04	727
60	4	4,725,000.00	0.60	6.340	358	74.86	726
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

Lien Position of the Mortgage Loans

Lien Position	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
First Lien	919	781,825,167.70	100.00	6.707	354	67.92	748
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

Documentation Programs of the Mortgage Loans

Documentation	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Full Documentation	785	630,300,625.00	80.62	6.619	353	69.22	749
Stated Income	122	142,941,455.92	18.28	7.094	358	62.50	740
No Ratio	5	4,268,457.89	0.55	6.881	338	54.04	776
Alternative	4	2,547,699.32	0.33	6.583	357	77.61	758
Streamline Cash Out	3	1,766,929.57	0.23	6.375	358	63.17	744
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Purchase	509	389,061,570.45	49.76	6.680	354	73.18	754
Cash Out Refinance	242	240,216,688.27	30.73	6.728	355	61.15	742
Rate/Term Refinance	168	152,546,908.98	19.51	6.742	354	65.20	742
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

S-B-6

Property Type of the Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Single Family Detached	445	426,262,220.57	54.52	6.694	354	66.10	746
Condo	186	129,213,494.54	16.53	6.720	355	70.79	746
PUD Detached	147	118,876,809.71	15.21	6.701	352	66.86	746
2-4 Family	67	63,435,018.18	8.11	6.741	357	71.84	761
Co-Operative	21	15,331,488.73	1.96	6.840	357	72.02	755
Condo Tel	18	13,362,918.32	1.71	6.770	359	73.87	757
PUD Attached	28	12,813,320.20	1.64	6.637	355	77.39	754
Townhouse	7	2,529,897.45	0.32	6.822	358	76.87	770
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

Stated Occupancy Status of the Mortgage Loans

Stated Occupancy	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Primary	501	509,644,014.41	65.19	6.674	354	67.86	746
Second Home	178	173,682,202.24	22.21	6.759	356	66.54	747
Investment	240	98,498,951.05	12.60	6.786	355	70.71	757
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

Originators of the Mortgage Loans

Originator	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Thornburg Mortgage Home Loans, Inc. and others*	909	767,163,042.70	98.12	6.713	354	68.24	748
First Republic Bank	10	14,662,125.00	1.88	6.363	359	51.64	719
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
*These loans were originated pursuant to Thornburg Mortgage Home Loans, Inc.’s underwriting guidelines.

S-B-7

Geographic Distribution of the Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Alabama	4	2,613,307.05	0.33	6.606	342	69.08	748
Arizona	22	20,963,558.21	2.68	6.624	355	68.17	747
California	195	203,266,070.57	26.00	6.668	354	68.19	751
Colorado	77	79,699,803.47	10.19	6.724	356	65.67	748
Connecticut	19	25,161,630.23	3.22	6.598	357	70.58	748
Delaware	1	640,000.00	0.08	6.750	360	74.42	802
District of Columbia	7	5,416,500.00	0.69	6.679	346	73.80	780
Florida	116	66,255,174.76	8.47	6.710	348	74.89	752
Georgia	32	25,732,084.83	3.29	6.698	348	64.76	732
Hawaii	5	5,285,577.06	0.68	6.579	359	77.93	765
Idaho	4	1,314,562.03	0.17	6.665	358	75.27	738
Illinois	43	29,145,457.67	3.73	6.656	358	71.43	755
Kansas	1	479,000.00	0.06	6.375	358	80.00	742
Kentucky	1	416,649.67	0.05	6.875	359	72.52	796
Louisiana	5	3,636,904.69	0.47	6.654	348	72.27	773
Maryland	14	10,475,994.88	1.34	6.800	357	59.96	738
Massachusetts	8	7,505,018.08	0.96	6.927	355	62.47	727
Michigan	7	1,298,675.35	0.17	6.554	322	77.39	715
Minnesota	27	20,249,724.30	2.59	6.656	359	72.87	737
Mississippi	1	1,330,000.00	0.17	6.625	358	70.00	722
Missouri	5	2,199,842.34	0.28	6.571	354	75.73	745
Montana	9	12,631,330.37	1.62	6.794	359	67.19	722
Nebraska	1	305,921.76	0.04	6.375	321	57.97	809
Nevada	13	6,673,932.39	0.85	7.090	354	58.56	762
New Hampshire	3	1,500,000.00	0.19	6.575	358	71.27	805
New Jersey	20	17,625,730.95	2.25	6.992	356	64.06	741
New Mexico	23	10,042,293.77	1.28	6.517	342	65.49	739
New York	72	98,933,908.21	12.65	6.874	357	62.16	741
North Carolina	22	21,962,623.57	2.81	6.860	359	66.23	747
Ohio	5	1,216,071.77	0.16	6.642	351	76.01	762
Oregon	4	1,183,400.00	0.15	6.386	354	75.91	770
Pennsylvania	17	9,862,771.40	1.26	6.692	357	73.72	741
Rhode Island	3	2,431,496.67	0.31	6.195	359	79.55	758
South Carolina	16	10,966,284.92	1.40	6.535	342	69.02	742
South Dakota	1	980,000.00	0.13	6.625	359	80.00	757
Tennessee	6	1,296,239.89	0.17	6.494	350	72.08	763
Texas	14	9,161,793.20	1.17	6.546	348	72.03	733
Utah	23	17,119,111.73	2.19	6.528	355	68.70	760
Virginia	35	19,448,996.87	2.49	6.551	353	70.23	766
Washington	26	15,044,563.93	1.92	6.660	352	72.98	745
Wisconsin	5	783,685.92	0.10	6.864	358	75.47	773
Wyoming	7	9,569,475.19	1.22	6.580	358	57.21	750
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
As of the Cut-off Date, the greatest five-digit ZIP code geographic concentration of Mortgage Loans by principal balance was approximately 1.71% in the 81611 ZIP code.

S-B-8

Gross Margins of the Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0.501 - 1.000	5	2,386,017.32	0.31	5.931	348	76.11	763
1.501 - 2.000	871	719,529,259.30	92.03	6.701	354	68.44	748
2.001 - 2.500	31	45,035,591.08	5.76	6.800	358	58.77	742
2.501 - 3.000	12	14,874,300.00	1.90	6.837	359	69.42	749
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
As of the cut-off date, the weighted average gross margin of the mortgage loans was approximately 1.913% per annum.

Minimum Mortgage Rates of the Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0.501 - 1.000	5	2,386,017.32	0.31	5.931	348	76.11	763
1.501 - 2.000	871	719,529,259.30	92.03	6.701	354	68.44	748
2.001 - 2.500	31	45,035,591.08	5.76	6.800	358	58.77	742
2.501 - 3.000	12	14,874,300.00	1.90	6.837	359	69.42	749
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
As of the cut-off date, the weighted average minimum mortgage rate of the mortgage loans was approximately 1.913% per annum.

Maximum Mortgage Rates of the Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
8.501 - 9.000	1	257,740.75	0.03	5.875	319	93.82	690
10.001 - 10.500	2	895,959.12	0.11	5.500	337	74.37	766
10.501 - 11.000	22	16,561,693.73	2.12	6.077	352	71.28	753
11.001 - 11.500	389	313,305,193.36	40.07	6.411	350	69.16	749
11.501 - 12.000	407	338,104,554.21	43.25	6.763	357	68.65	751
12.001 - 12.500	74	75,683,563.53	9.68	7.308	359	62.26	739
12.501 - 13.000	19	28,054,463.00	3.59	7.780	360	59.02	714
13.001 - 13.500	3	5,262,000.00	0.67	8.268	360	61.48	683
14.501 - 15.000	1	900,000.00	0.12	8.750	358	75.00	732
17.501 - 18.000	1	2,800,000.00	0.36	6.625	359	70.00	745
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
_________
As of the cut-off date, the weighted average maximum mortgage rate of the mortgage loans was approximately 11.727% per annum.

S-B-9

Initial Rate Caps of the Mortgage Loans

Initial Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1.000	1	2,800,000.00	0.36	6.625	359	70.00	745
2.000	8	4,345,761.89	0.56	6.591	334	77.76	717
4.000	20	20,356,549.41	2.60	6.707	347	66.40	743
5.000	879	738,760,731.40	94.49	6.712	354	68.22	749
6.000	1	900,000.00	0.12	8.750	358	75.00	732
None	10	14,662,125.00	1.88	6.363	359	51.64	719
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

Subsequent Periodic Rate Caps of the Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1.000	46	49,073,751.12	6.28	6.745	359	71.33	756
2.000	863	718,089,291.58	91.85	6.711	354	68.02	748
None	10	14,662,125.00	1.88	6.363	359	51.64	719
Total	919	781,825,167.70	100.00	6.707	354	67.92	748
Months to Next Rate Adjustment of the Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1 - 12	8	4,345,761.89	0.56	6.591	334	77.76	717
13 - 24	4	1,812,740.34	0.23	6.625	348	81.37	740
25 - 36	12	11,423,634.07	1.46	6.617	339	67.11	754
37 - 48	5	7,372,123.44	0.94	6.855	360	61.96	724
49 - 60	516	412,316,493.74	52.74	6.634	353	68.30	746
61 - 72	1	1,999,950.00	0.26	6.625	320	25.00	726
73 - 84	160	147,363,788.49	18.85	6.826	357	66.28	750
85 - 96	1	600,590.12	0.08	5.500	334	80.00	800
109 - 120	212	194,590,085.61	24.89	6.777	357	68.71	751
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

S-B-10

Servicers of the Mortgage Loans

Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Colonial Savings, F.A.	2	1,581,000.00	0.20	7.025	358	75.49	743
First Horizon Home Loans	3	2,307,600.00	0.30	6.750	359	75.49	723
First Republic Bank	10	14,662,125.00	1.88	6.363	359	51.64	719
Mellon Trust of New England, N.A.	2	377,701.48	0.05	6.557	358	61.31	761
Thornburg Mortgage Home Loans, Inc.	902	762,896,741.22	97.58	6.713	354	68.20	748
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

Interest Only Terms of the Mortgage loans

Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	81	54,614,126.34	6.99	6.748	355	67.63	757
60	73	83,081,914.21	10.63	6.732	359	66.91	742
84	34	39,070,457.86	5.00	6.963	358	57.95	748
120	731	605,058,669.29	77.39	6.683	353	68.73	748
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

Remaining Interest Only Terms of the Mortgage Loans

Remaining Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	81	54,614,126.34	6.99	6.748	355	67.63	757
1 - 60	82	89,525,134.70	11.45	6.715	353	65.99	743
61 - 120	756	637,685,906.66	81.56	6.702	354	68.22	747
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

Origination Channels of the Mortgage Loans

Origination Channel	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Correspondent	713	608,934,385.02	77.89	6.678	354	67.88	748
Retail	81	36,169,330.76	4.63	6.494	343	67.80	746
Wholesale	125	136,721,451.92	17.49	6.893	359	68.17	744
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

S-B-11

Conversion and Modifiable Features of the Mortgage Loans

Conversion and Modifiable Feature	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Convertible - Modifiable	138	87,137,055.16	11.15	6.604	345	65.94	747
Not Convertible - Not Modifiable	781	694,688,112.54	88.85	6.720	355	68.17	748
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

30-Day Delinquencies of the Mortgage Loans Since Origination

Times 30-59 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	912	775,309,350.73	99.17	6.705	354	67.96	748
One	4	4,614,341.33	0.59	7.093	347	59.32	746
Two	3	1,901,475.64	0.24	6.440	319	73.45	685
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

60-Day Delinquencies of the Mortgage Loans Since Origination

Times 60-89 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	919	781,825,167.70	100.00	6.707	354	67.92	748
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

90-Day Delinquencies of the Mortgage Loans Since Origination

Times 90 or More Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	919	781,825,167.70	100.00	6.707	354	67.92	748
Total	919	781,825,167.70	100.00	6.707	354	67.92	748

S-B-12

Scheduled Principal Balance of the Group 1 Mortgage Loans

Scheduled Principal Balance ($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0.01 - 100,000.00	5	423,400.00	0.10	6.565	335	75.12	750
100,000.01 - 200,000.00	67	10,285,591.78	2.35	6.597	335	73.50	740
200,000.01 - 300,000.00	74	18,853,637.36	4.31	6.567	342	74.71	746
300,000.01 - 400,000.00	48	17,050,253.09	3.90	6.572	340	72.14	753
400,000.01 - 500,000.00	64	29,122,345.99	6.66	6.562	343	72.01	746
500,000.01 - 600,000.00	53	29,316,919.91	6.70	6.578	351	75.35	744
600,000.01 - 700,000.00	31	20,358,488.06	4.66	6.634	352	72.74	741
700,000.01 - 800,000.00	34	25,416,513.22	5.81	6.672	354	71.68	736
800,000.01 - 900,000.00	9	7,667,785.83	1.75	6.822	353	77.15	753
900,000.01 - 1,000,000.00	28	27,354,216.12	6.26	6.522	349	68.74	747
1,000,000.01 - 2,000,000.00	98	143,721,023.46	32.87	6.621	356	69.52	749
2,000,000.01 - 3,000,000.00	24	61,290,578.66	14.02	6.675	355	64.34	749
3,000,000.01 - 4,000,000.00	3	10,140,000.00	2.32	7.245	346	58.94	735
4,000,000.01 - 5,000,000.00	6	29,270,000.00	6.69	6.746	359	52.96	737
6,000,000.01 - 7,000,000.00	1	7,000,000.00	1.60	6.400	359	40.00	700
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
The average principal balance of the Group 1 Mortgage Loans was approximately $802,331.66 as of the Cut-off Date.

Current Mortgage Rates of the Group 1 Mortgage Loans

Current Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
5.001 - 5.500	1	295,369.00	0.07	5.500	343	62.93	697
5.501 - 6.000	13	11,162,367.75	2.55	5.899	358	67.33	763
6.001 - 6.500	298	226,445,209.70	51.79	6.407	347	68.65	748
6.501 - 7.000	187	148,095,619.59	33.87	6.744	357	68.90	747
7.001 - 7.500	29	31,235,624.44	7.14	7.292	359	67.06	737
7.501 - 8.000	15	16,274,563.00	3.72	7.770	360	62.80	714
8.001 - 8.500	2	3,762,000.00	0.86	8.225	360	62.07	670
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
The weighted average current Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.637% as of the Cut-off Date.

S-B-13

Credit Scores of the Group 1 Mortgage Loans

Credit Score	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Available	3	4,505,887.17	1.03	6.944	351	67.26	0
601 - 650	8	7,832,384.15	1.79	7.283	353	60.89	647
651 - 700	89	64,543,306.85	14.76	6.693	351	66.14	684
701 - 750	174	151,741,184.59	34.70	6.670	351	67.60	727
751 - 800	231	181,510,455.83	41.51	6.563	353	70.54	777
801 - 850	40	27,137,534.89	6.21	6.583	354	64.85	807
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
The non-zero weighted average credit score of the Group 1 Mortgage Loans was approximately 745 as of the Cut-off Date.

Effective Loan-to-Value Ratios of the Group 1 Mortgage Loans

Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
10.01 - 20.00	1	500,000.00	0.11	6.625	358	18.38	686
20.01 - 30.00	4	4,550,000.00	1.04	6.553	357	24.67	729
30.01 - 40.00	13	21,268,076.84	4.86	6.492	352	36.92	753
40.01 - 50.00	25	24,068,901.44	5.50	6.797	349	47.49	721
50.01 - 60.00	51	57,857,494.09	13.23	6.755	351	55.11	737
60.01 - 70.00	82	95,935,488.88	21.94	6.692	354	66.85	747
70.01 - 80.00	353	228,472,262.35	52.25	6.587	352	77.94	749
80.01 - 90.00	12	3,802,930.32	0.87	6.415	329	88.19	745
90.01 - 100.00	4	815,599.56	0.19	6.374	334	92.74	731
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
The weighted average Effective Loan-to Value Ratio of the Group 1 Mortgage Loans was approximately 68.31% as of the Cut-off Date.

Original Loan-to-Value Ratios of the Group 1 Mortgage Loans

Original Loan-to-Value (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
10.01 - 20.00	1	500,000.00	0.11	6.625	358	18.38	686
20.01 - 30.00	4	4,550,000.00	1.04	6.553	357	24.67	729
30.01 - 40.00	13	21,268,076.84	4.86	6.492	352	36.92	753
40.01 - 50.00	25	24,068,901.44	5.50	6.797	349	47.49	721
50.01 - 60.00	51	57,857,494.09	13.23	6.755	351	55.11	737
60.01 - 70.00	81	93,310,488.88	21.34	6.701	354	66.76	747
70.01 - 80.00	350	226,957,896.35	51.90	6.589	352	77.84	748
80.01 - 90.00	13	5,872,930.32	1.34	6.357	340	85.30	765
90.01 - 100.00	7	2,884,965.56	0.66	6.440	352	80.87	761
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
The weighted average original Loan-to Value Ratio of the Group 1 Mortgage Loans was approximately 68.49% as of the Cut-off Date.

S-B-14

Original Terms to Stated Maturity of the Group 1 Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
360	545	437,270,753.48	100.00	6.637	352	68.31	745
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
The weighted average original term to stated maturity of the Group 1 Mortgage Loans was approximately 360 months as of the Cut-off Date.

Remaining Terms to Stated Maturity of the Group 1 Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
241 - 300	8	5,710,218.19	1.31	6.514	291	54.33	759
301 - 360	537	431,560,535.29	98.69	6.639	353	68.49	745
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
The weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 352 months as of the Cut-off Date.

Debt-to-Income Ratio of the Group 1 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Available	5	1,742,648.32	0.40	6.540	337	78.79	757
0.01 - 10.00	13	21,107,300.32	4.83	6.555	351	56.51	746
10.01 - 20.00	60	45,114,707.17	10.32	6.591	343	70.19	757
20.01 - 30.00	116	71,235,034.60	16.29	6.598	349	69.97	743
30.01 - 40.00	228	193,056,719.77	44.15	6.706	355	68.51	746
40.01 - 50.00	115	97,964,973.78	22.40	6.582	354	68.04	740
50.01 - 60.00	7	5,957,369.52	1.36	6.634	356	70.14	745
60.01 - 70.00	1	1,092,000.00	0.25	5.625	358	71.61	774
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
The non-zero weighted average debt-to-income ratio of the Group 1 Mortgage Loans was approximately 32.19% as of the Cut-off Date.

S-B-15

Product Types of the Group 1 Mortgage Loans

Product Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1 Yr ARM (IO)	8	4,345,761.89	0.99	6.591	334	77.76	717
3/1 Yr Hybrid ARM (IO)	19	19,876,549.41	4.55	6.703	347	66.11	742
3/6 Mo Hybrid ARM (IO)	1	480,000.00	0.11	6.875	358	78.69	766
5/1 Mo Hybrid ARM (IO)	6	11,037,125.00	2.52	6.387	359	44.78	717
5/1 Yr Hybrid ARM	38	23,948,173.56	5.48	6.747	353	68.30	754
5/1 Yr Hybrid ARM (IO)	452	352,144,650.30	80.53	6.636	352	68.88	745
5/6 Mo Hybrid ARM	2	1,767,313.82	0.40	6.686	358	68.46	801
5/6 Mo Hybrid ARM (IO)	19	23,671,179.50	5.41	6.607	359	70.61	756
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

Amortization Type of the Group 1 Mortgage Loans

Amortization Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Interest Only*	505	411,555,266.10	94.12	6.631	352	68.31	744
Not Interest Only	40	25,715,487.38	5.88	6.743	354	68.31	757
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
*The interest-only period ranges from five to ten years following origination of the applicable Group 1 Mortgage Loans.

S-B-16

Original Prepayment Penalty Terms of the Group 1 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	501	385,825,818.20	88.23	6.630	352	68.92	747
2	1	272,300.00	0.06	6.625	359	66.58	753
6	2	3,650,000.00	0.83	6.670	352	34.45	736
7	6	9,978,489.30	2.28	6.646	358	62.13	748
12	16	21,287,388.09	4.87	6.875	357	72.85	731
24	3	519,000.00	0.12	7.750	360	70.84	708
36	16	15,737,757.89	3.60	6.446	353	58.79	719
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

Lien Position of the Group 1 Mortgage Loans

Lien Position	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
First Lien	545	437,270,753.48	100.00	6.637	352	68.31	745
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

Documentation Programs of the Group 1 Mortgage Loans

Documentation	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Full Documentation	463	349,256,490.21	79.87	6.549	351	68.95	746
Stated Income	74	83,204,375.81	19.03	7.010	358	65.89	739
No Ratio	3	1,778,457.89	0.41	6.715	310	53.65	763
Streamline Cash Out	3	1,766,929.57	0.40	6.375	358	63.17	744
Alternative	2	1,264,500.00	0.29	6.719	358	77.60	803
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

Loan Purpose of the Group 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Purchase	308	228,951,948.88	52.36	6.626	352	73.36	751
Refinance - Cashout	136	125,379,651.40	28.67	6.627	352	61.74	739
Refinance - Rate Term	101	82,939,153.20	18.97	6.683	353	64.28	740
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

S-B-17

Property Type of the Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Single Family Detached	261	227,740,954.48	52.08	6.591	351	66.47	745
Condo	127	87,441,955.98	20.00	6.718	354	69.68	739
PUD Detached	87	66,836,971.65	15.29	6.589	350	68.78	749
2-4 Family	37	32,934,676.08	7.53	6.771	358	72.25	754
PUD Attached	17	8,631,061.25	1.97	6.634	353	77.44	746
Co-Operative	9	7,810,789.73	1.79	6.777	356	74.54	762
Condo Tel	5	5,615,264.00	1.28	6.859	360	69.56	744
Townhouse	2	259,080.31	0.06	6.825	358	78.01	714
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

Stated Occupancy Status of the Group 1 Mortgage Loans

Stated Occupancy	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Primary	290	274,471,821.80	62.77	6.614	351	67.92	744
Second Home	102	97,336,753.39	22.26	6.638	354	66.96	743
Investment	153	65,462,178.29	14.97	6.735	354	71.93	754
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

Originators of the Group 1 Mortgage Loans

Originator	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Thornburg Mortgage Home Loans, Inc. and others*	539	426,233,628.48	97.48	6.644	352	68.92	746
First Republic Bank	6	11,037,125.00	2.52	6.387	359	44.78	717
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
*These loans were originated pursuant to Thornburg Mortgage Home Loans, Inc.’s underwriting guidelines.

S-B-18

Geographic Distribution of the Group 1 Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Alabama	3	1,613,307.05	0.37	6.671	333	73.88	724
Arizona	14	15,468,388.21	3.54	6.545	354	67.71	749
California	119	118,362,251.91	27.07	6.585	352	67.70	751
Colorado	47	45,813,423.06	10.48	6.648	357	67.15	747
Connecticut	9	9,818,508.83	2.25	6.447	357	75.85	766
District of Columbia	6	3,616,500.00	0.83	6.644	340	70.72	775
Florida	79	42,035,354.74	9.61	6.631	343	75.43	751
Georgia	15	11,725,454.60	2.68	6.638	353	63.08	726
Hawaii	3	2,410,577.06	0.55	6.822	359	80.00	747
Idaho	4	1,314,562.03	0.30	6.665	358	75.27	738
Illinois	23	14,321,270.52	3.28	6.481	357	71.81	751
Kansas	1	479,000.00	0.11	6.375	358	80.00	742
Kentucky	1	416,649.67	0.10	6.875	359	72.52	796
Louisiana	1	400,000.00	0.09	6.375	304	64.00	733
Maryland	7	4,369,456.95	1.00	6.642	354	77.79	717
Massachusetts	6	6,684,518.08	1.53	6.924	355	61.76	717
Michigan	5	1,046,230.89	0.24	6.451	314	78.49	702
Minnesota	11	7,267,483.90	1.66	6.641	357	75.95	742
Missouri	4	1,681,289.19	0.38	6.515	352	80.79	727
Montana	6	6,627,330.37	1.52	6.822	359	67.49	739
Nevada	8	2,205,057.30	0.50	6.822	345	73.34	760
New Hampshire	1	500,000.00	0.11	6.400	358	69.74	779
New Jersey	10	4,516,279.77	1.03	6.992	351	72.19	737
New Mexico	19	8,132,293.77	1.86	6.531	343	65.23	738
New York	38	57,162,389.45	13.07	6.892	356	59.60	728
North Carolina	9	7,571,466.00	1.73	6.710	358	65.19	713
Ohio	2	248,800.00	0.06	6.500	322	80.00	680
Oregon	1	125,000.00	0.03	6.375	323	54.35	694
Pennsylvania	6	3,989,521.40	0.91	6.724	354	79.23	735
Rhode Island	2	1,963,996.67	0.45	6.152	359	80.00	765
South Carolina	7	6,173,929.84	1.41	6.374	337	66.87	730
Tennessee	5	1,084,639.89	0.25	6.444	348	70.54	763
Texas	8	4,137,222.17	0.95	6.483	336	67.06	734
Utah	20	16,379,309.03	3.75	6.513	355	69.02	760
Virginia	24	13,188,512.76	3.02	6.514	351	71.52	780
Washington	18	9,873,211.03	2.26	6.638	351	73.02	748
Wyoming	3	4,547,567.34	1.04	6.380	358	66.48	728
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
As of the Cut-off Date, the greatest five-digit ZIP code geographic concentration of Group 1 Mortgage Loans by principal balance was approximately 2.59% in the 84060 ZIP code.

S-B-19

Gross Margins of the Group 1 Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0.501 - 1.000	5	2,386,017.32	0.55	5.931	348	76.11	763
1.501 - 2.000	519	402,459,749.99	92.04	6.627	352	68.82	745
2.001 - 2.500	15	27,157,586.17	6.21	6.791	357	58.65	743
2.501 - 3.000	6	5,267,400.00	1.20	6.952	359	75.42	732
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
As of the cut-off date, the weighted average gross margin of the Group 1 Mortgage Loans was approximately 1.905% per annum.

Minimum Mortgage Rates of the Group 1 Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0.501 - 1.000	5	2,386,017.32	0.55	5.931	348	76.11	763
1.501 - 2.000	519	402,459,749.99	92.04	6.627	352	68.82	745
2.001 - 2.500	15	27,157,586.17	6.21	6.791	357	58.65	743
2.501 - 3.000	6	5,267,400.00	1.20	6.952	359	75.42	732
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
As of the cut-off date, the weighted average minimum mortgage rate of the Group 1 Mortgage Loans was approximately 1.905% per annum.

Maximum Mortgage Rates of the Group 1 Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
8.501 - 9.000	1	257,740.75	0.06	5.875	319	93.82	690
10.001 - 10.500	1	295,369.00	0.07	5.500	343	62.93	697
10.501 - 11.000	18	13,586,888.89	3.11	6.107	351	69.49	749
11.001 - 11.500	294	224,592,180.09	51.36	6.402	348	68.55	749
11.501 - 12.000	185	144,615,310.37	33.07	6.746	357	68.82	747
12.001 - 12.500	28	31,086,701.38	7.11	7.291	359	67.00	737
12.501 - 13.000	15	16,274,563.00	3.72	7.770	360	62.80	714
13.001 - 13.500	2	3,762,000.00	0.86	8.225	360	62.07	670
17.501 - 18.000	1	2,800,000.00	0.64	6.625	359	70.00	745
Total	545	437,270,753.48	100.00	6.637	352	68.31	745
_________
As of the cut-off date, the weighted average maximum mortgage rate of the Group 1 Mortgage Loans was approximately 11.671% per annum.

S-B-20

Initial Rate Caps of the Group 1 Mortgage Loans

Initial Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1.000	1	2,800,000.00	0.64	6.625	359	70.00	745
2.000	8	4,345,761.89	0.99	6.591	334	77.76	717
4.000	20	20,356,549.41	4.66	6.707	347	66.40	743
5.000	510	398,731,317.18	91.19	6.641	352	68.94	746
None	6	11,037,125.00	2.52	6.387	359	44.78	717
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

Subsequent Periodic Rate Caps of the Group 1 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1.000	22	25,918,493.32	5.93	6.617	359	70.61	759
2.000	517	400,315,135.16	91.55	6.645	352	68.81	745
None	6	11,037,125.00	2.52	6.387	359	44.78	717
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

Months to Next Rate Adjustment of the Group 1 Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1 - 12	8	4,345,761.89	0.99	6.591	334	77.76	717
13 - 24	4	1,812,740.34	0.41	6.625	348	81.37	740
25 - 36	12	11,423,634.07	2.61	6.617	339	67.11	754
37 - 48	5	7,372,123.44	1.69	6.855	360	61.96	724
49 - 60	516	412,316,493.74	94.29	6.634	353	68.30	746
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

S-B-21

Servicers of the Group 1 Mortgage Loans

Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Colonial Savings, F.A.	1	1,425,000.00	0.33	7.000	358	75.00	738
First Horizon Home Loans	2	1,544,000.00	0.35	6.750	359	76.16	735
First Republic Bank	6	11,037,125.00	2.52	6.387	359	44.78	717
Thornburg Mortgage Home Loans, Inc.	536	423,264,628.48	96.80	6.642	352	68.87	746
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

S-B-22

Interest Only Terms of the Group 1 Mortgage Loans

Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	40	25,715,487.38	5.88	6.743	354	68.31	757
60	73	83,081,914.21	19.00	6.732	359	66.91	742
120	432	328,473,351.89	75.12	6.605	350	68.66	745
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

Remaining Interest Only Terms of the Group 1 Mortgage Loans

Remaining Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	40	25,715,487.38	5.88	6.743	354	68.31	757
1 - 60	79	88,391,062.71	20.21	6.720	355	66.10	743
61 - 120	426	323,164,203.39	73.90	6.606	351	68.91	745
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

Origination Channels of the Group 1 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Correspondent	404	322,774,910.30	73.82	6.595	351	68.46	745
Retail	68	31,431,984.26	7.19	6.504	344	68.03	743
Wholesale	73	83,063,858.92	19.00	6.850	360	67.80	746
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

S-B-23

Conversion and Modifiable Features of the Group 1 Mortgage Loans

Conversion and Modifiable Feature	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Convertible - Modifiable	102	55,590,394.36	12.71	6.532	344	67.02	750
Not Convertible - Not Modifiable	443	381,680,359.12	87.29	6.653	353	68.50	744
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

30-Day Delinquencies of the Group 1 Mortgage Loans Since Origination

Times 30-59 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	539	433,204,936.51	99.07	6.638	352	68.23	745
One	3	2,164,341.33	0.49	6.632	334	79.06	738
Two	3	1,901,475.64	0.43	6.440	319	73.45	685
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

60-Day Delinquencies of the Group 1 Mortgage Loans Since Origination

Times 60-89 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	545	437,270,753.48	100.00	6.637	352	68.31	745
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

90-Day Delinquencies of the Group 1 Mortgage Loans Since Origination

Times 90 or More Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	545	437,270,753.48	100.00	6.637	352	68.31	745
Total	545	437,270,753.48	100.00	6.637	352	68.31	745

S-B-24

Scheduled Principal Balance of the Group 2 Mortgage Loans

Scheduled Principal Balance ($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0.01 - 100,000.00	1	78,000.00	0.05	6.125	359	80.00	686
100,000.01 - 200,000.00	18	2,928,140.00	1.96	7.016	359	70.26	770
200,000.01 - 300,000.00	15	3,874,030.03	2.59	6.623	345	73.52	760
300,000.01 - 400,000.00	15	5,247,789.86	3.51	6.636	353	69.15	750
400,000.01 - 500,000.00	19	8,728,372.88	5.84	6.592	347	66.53	747
500,000.01 - 600,000.00	9	4,884,358.23	3.27	6.711	355	68.69	763
600,000.01 - 700,000.00	7	4,546,000.00	3.04	6.696	358	75.53	773
700,000.01 - 800,000.00	14	10,524,350.00	7.05	6.790	358	73.58	768
800,000.01 - 900,000.00	5	4,426,305.87	2.96	7.005	352	78.98	742
900,000.01 - 1,000,000.00	11	10,943,660.00	7.33	6.738	359	67.77	764
1,000,000.01 - 2,000,000.00	37	55,700,973.62	37.29	6.644	356	69.89	755
2,000,000.01 - 3,000,000.00	2	4,625,000.00	3.10	6.500	359	62.57	755
3,000,000.01 - 4,000,000.00	4	13,736,758.00	9.20	7.066	359	60.89	725
4,000,000.01 - 5,000,000.00	4	19,120,000.00	12.80	7.508	359	42.57	716
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
The average principal balance of the Group 2 Mortgage Loans was approximately $927,725.08 as of the Cut-off Date.

Current Mortgage Rates of the Group 2 Mortgage Loans

Current Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
5.501 - 6.000	3	2,410,000.00	1.61	5.984	358	79.32	771
6.001 - 6.500	50	39,364,216.54	26.35	6.419	353	72.58	761
6.501 - 7.000	86	76,421,871.08	51.16	6.780	357	67.65	753
7.001 - 7.500	19	21,727,650.87	14.55	7.332	358	50.51	727
7.501 - 8.000	2	8,540,000.00	5.72	7.823	359	50.89	699
8.501 - 9.000	1	900,000.00	0.60	8.750	358	75.00	732
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
The weighted average current Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.824% as of the Cut-off Date.

S-B-25

Credit Scores of the Group 2 Mortgage Loans

Credit Score	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Available	3	6,683,000.00	4.47	7.583	359	49.37	0
601 - 650	1	450,000.00	0.30	6.400	359	40.18	650
651 - 700	16	21,250,492.50	14.23	7.072	358	57.69	684
701 - 750	42	37,244,482.99	24.94	6.777	355	63.17	726
751 - 800	76	70,472,011.07	47.18	6.727	356	70.67	772
801 - 850	23	13,263,751.93	8.88	6.707	356	68.66	807
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
The non-zero weighted average credit score of the Group 2 Mortgage Loans was approximately 750 as of the Cut-off Date.

Effective Loan-to-Value Ratios of the Group 2 Mortgage Loans

Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
20.01 - 30.00	2	3,498,658.53	2.34	6.679	337	25.00	761
30.01 - 40.00	3	5,458,000.00	3.65	7.160	353	31.30	737
40.01 - 50.00	14	21,622,129.94	14.48	7.300	358	46.45	716
50.01 - 60.00	21	17,481,264.49	11.70	7.038	358	55.00	733
60.01 - 70.00	23	23,478,519.76	15.72	6.696	358	66.01	755
70.01 - 80.00	97	77,532,665.97	51.91	6.666	356	77.61	760
80.01 - 90.00	1	292,499.80	0.20	6.250	321	90.00	771
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
The weighted average Effective Loan-to Value Ratio of the Group 2 Mortgage Loans was approximately 65.73% as of the Cut-off Date.

Original Loan-to-Value Ratios of the Group 2 Mortgage Loans

Original Loan-to-Value (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
20.01 - 30.00	2	3,498,658.53	2.34	6.679	337	25.00	761
30.01 - 40.00	3	5,458,000.00	3.65	7.160	353	31.30	737
40.01 - 50.00	14	21,622,129.94	14.48	7.300	358	46.45	716
50.01 - 60.00	21	17,481,264.49	11.70	7.038	358	55.00	733
60.01 - 70.00	23	23,478,519.76	15.72	6.696	358	66.01	755
70.01 - 80.00	94	75,574,112.51	50.60	6.667	356	77.55	759
80.01 - 90.00	1	292,499.80	0.20	6.250	321	90.00	771
90.01 - 100.00	3	1,958,553.46	1.31	6.645	359	80.00	787
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
The weighted average original Loan-to Value Ratio of the Group 2 Mortgage Loans was approximately 65.99% as of the Cut-off Date.

S-B-26

Original Terms to Stated Maturity of the Group 2 Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
300	1	420,068.65	0.28	6.375	226	79.99	751
345	1	1,996,279.55	1.34	6.875	343	70.18	764
360	159	146,947,390.29	98.38	6.824	357	65.63	750
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
The weighted average original term to stated maturity of the Group 2 Mortgage Loans was approximately 360 months as of the Cut-off Date.

Remaining Terms to Stated Maturity of the Group 2 Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
181 - 240	1	420,068.65	0.28	6.375	226	79.99	751
241 - 300	2	714,003.34	0.48	6.375	289	44.36	792
301 - 360	158	148,229,666.50	99.24	6.827	357	65.79	750
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
The weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 356 months as of the Cut-off Date.

Debt-to-Income Ratio of the Group 2 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Available	2	2,490,000.00	1.67	7.000	358	54.31	786
0.01 - 10.00	6	2,036,303.34	1.36	6.736	348	66.49	781
10.01 - 20.00	13	14,347,967.55	9.61	7.133	359	54.06	743
20.01 - 30.00	39	38,357,921.70	25.68	6.739	357	67.88	758
30.01 - 40.00	53	47,534,822.95	31.82	6.833	356	66.02	740
40.01 - 50.00	45	42,035,571.44	28.14	6.787	355	67.48	750
50.01 - 60.00	3	2,561,151.51	1.71	6.698	359	75.30	774
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
The non-zero weighted average debt-to-income ratio of the Group 2 Mortgage Loans was approximately 32.95% as of the Cut-off Date.

S-B-27

Product Types of the Group 2 Mortgage Loans

Product Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
7/1 Mo Hybrid ARM (IO)	1	450,000.00	0.30	6.400	359	40.18	650
7/1 Yr Hybrid ARM	11	8,922,255.17	5.97	6.862	355	60.88	771
7/1 Yr Hybrid ARM (IO)	137	128,406,083.32	85.97	6.816	356	65.39	749
7/6 Mo Hybrid ARM (IO)	12	11,585,400.00	7.76	6.900	358	74.25	750
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

Amortization Type of the Group 2 Mortgage Loans

Amortization Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Interest Only*	150	140,441,483.32	94.03	6.821	356	66.04	749
Not Interest Only	11	8,922,255.17	5.97	6.862	355	60.88	771
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
*The interest-only period ranges from seven to ten years following origination of the applicable Group 2 Mortgage Loans.

S-B-28

Original Prepayment Penalty Terms of the Group 2 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	143	123,876,973.79	82.94	6.801	356	66.63	754
6	1	328,000.00	0.22	7.000	358	80.00	758
7	1	4,700,000.00	3.15	7.250	358	30.08	732
12	8	13,183,000.00	8.83	6.981	358	64.57	727
24	3	1,381,264.70	0.92	6.620	358	75.38	741
36	4	5,277,500.00	3.53	6.672	359	75.90	737
60	1	617,000.00	0.41	6.500	358	64.95	700
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

Lien Position of the Group 2 Mortgage Loans

Lien Position	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
First Lien	161	149,363,738.49	100.00	6.824	356	65.73	750
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

Documentation Programs of the Group 2 Mortgage Loans

Documentation	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Full Documentation	135	115,390,805.76	77.25	6.689	356	69.33	753
Stated Income	24	31,482,932.73	21.08	7.304	359	53.45	732
No Ratio	2	2,490,000.00	1.67	7.000	358	54.31	786
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

Loan Purpose of the Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Purchase	77	57,936,968.11	38.79	6.774	356	71.28	763
Refinance - Cashout	48	48,837,732.05	32.70	6.895	356	58.23	741
Refinance - Rate Term	36	42,589,038.33	28.51	6.809	356	66.78	744
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

S-B-29

Property Type of the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Single Family Detached	69	76,388,692.82	51.14	6.880	357	62.38	751
PUD Detached	31	31,222,601.48	20.90	6.902	353	63.15	734
Condo	28	17,730,710.08	11.87	6.664	356	73.75	763
2-4 Family	14	14,523,750.00	9.72	6.705	358	73.78	768
Condo Tel	7	4,879,780.00	3.27	6.602	358	75.34	766
Co-Operative	6	3,120,700.00	2.09	6.513	358	72.00	735
PUD Attached	5	1,323,954.11	0.89	6.750	358	74.92	739
Townhouse	1	173,550.00	0.12	6.875	358	57.85	728
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

Stated Occupancy Status of the Group 2 Mortgage Loans

Stated Occupancy	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Primary	88	100,955,110.91	67.59	6.769	356	65.55	749
Second Home	35	35,243,379.43	23.60	6.969	357	65.78	750
Investment	38	13,165,248.15	8.81	6.858	358	67.01	759
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

Originators of the Group 2 Mortgage Loans

Originator	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Thornburg Mortgage Home Loans, Inc. and others*	160	148,913,738.49	99.70	6.825	356	65.81	750
First Republic Bank	1	450,000.00	0.30	6.400	359	40.18	650
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
*These loans were originated pursuant to Thornburg Mortgage Home Loans, Inc.’s underwriting guidelines.

S-B-30

Geographic Distribution of the Group 2 Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Arizona	2	1,740,000.00	1.16	6.946	358	67.17	785
California	29	35,690,859.18	23.90	6.860	358	66.83	760
Colorado	11	13,528,700.00	9.06	6.871	353	55.49	722
Connecticut	3	3,826,000.00	2.56	6.592	359	73.89	738
Florida	21	13,596,697.96	9.10	6.842	356	77.47	750
Georgia	13	10,071,430.23	6.74	6.816	349	64.21	740
Hawaii	1	1,000,000.00	0.67	6.375	358	78.43	810
Illinois	9	6,595,920.00	4.42	6.742	359	66.05	748
Maryland	1	644,000.00	0.43	6.750	358	80.00	771
Massachusetts	1	592,500.00	0.40	6.875	359	63.71	816
Minnesota	4	5,070,819.80	3.39	6.568	358	64.13	723
Missouri	1	518,553.15	0.35	6.750	359	59.31	802
Montana	1	1,200,000.00	0.80	6.500	356	80.00	783
Nevada	2	798,875.09	0.53	6.620	358	69.47	744
New Hampshire	1	300,000.00	0.20	6.750	358	53.44	808
New Jersey	4	6,101,536.19	4.09	7.259	359	62.01	702
New Mexico	2	1,195,000.00	0.80	6.283	323	69.63	729
New York	17	19,242,019.76	12.88	6.792	358	62.51	755
North Carolina	7	9,729,529.86	6.51	7.078	358	63.36	765
Oregon	2	874,000.00	0.59	6.311	358	78.13	784
Pennsylvania	7	2,868,250.00	1.92	6.670	358	74.06	789
South Carolina	4	1,936,855.08	1.30	6.699	334	70.94	793
South Dakota	1	980,000.00	0.66	6.625	359	80.00	757
Texas	2	818,750.00	0.55	6.465	357	71.17	743
Utah	1	340,000.00	0.23	6.875	358	40.00	721
Virginia	7	4,489,854.11	3.01	6.595	359	67.60	731
Washington	4	2,913,279.55	1.95	6.804	348	70.88	756
Wisconsin	1	201,600.00	0.13	6.750	358	80.00	807
Wyoming	2	2,498,708.53	1.67	6.950	359	32.10	760
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
As of the Cut-off Date, the greatest five-digit ZIP code geographic concentration of Group 2 Mortgage Loans by principal balance was approximately 4.30% in the 81611 ZIP code.

S-B-31

Gross Margins of the Group 2 Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1.501 - 2.000	152	137,399,608.63	91.99	6.812	356	66.78	751
2.001 - 2.500	6	8,727,129.86	5.84	6.998	358	45.13	735
2.501 - 3.000	3	3,237,000.00	2.17	6.837	358	76.86	766
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
As of the cut-off date, the weighted average gross margin of the Group 2 Mortgage Loans was approximately 1.920% per annum.

Minimum Mortgage Rates of the Group 2 Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1.501 - 2.000	152	137,399,608.63	91.99	6.812	356	66.78	751
2.001 - 2.500	6	8,727,129.86	5.84	6.998	358	45.13	735
2.501 - 3.000	3	3,237,000.00	2.17	6.837	358	76.86	766
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
As of the cut-off date, the weighted average minimum mortgage rate of the Group 2 Mortgage Loans was approximately 1.921% per annum.

Maximum Mortgage Rates of the Group 2 Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
10.501 - 11.000	3	2,410,000.00	1.61	5.984	358	79.32	771
11.001 - 11.500	50	39,364,216.54	26.35	6.419	353	72.58	761
11.501 - 12.000	86	76,421,871.08	51.16	6.780	357	67.65	753
12.001 - 12.500	19	21,727,650.87	14.55	7.332	358	50.51	727
12.501 - 13.000	2	8,540,000.00	5.72	7.823	359	50.89	699
14.501 - 15.000	1	900,000.00	0.60	8.750	358	75.00	732
Total	161	149,363,738.49	100.00	6.824	356	65.73	750
_________
As of the cut-off date, the weighted average maximum mortgage rate of the Group 2 Mortgage Loans was approximately 11.830% per annum.

S-B-32

Initial Rate Caps of the Group 2 Mortgage Loans

Initial Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
5.000	159	148,013,738.49	99.10	6.813	356	65.75	751
6.000	1	900,000.00	0.60	8.750	358	75.00	732
None	1	450,000.00	0.30	6.400	359	40.18	650
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

Subsequent Periodic Rate Caps of the Group 2 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1.000	11	10,685,400.00	7.15	6.745	358	74.18	752
2.000	149	138,228,338.49	92.54	6.831	356	65.16	750
None	1	450,000.00	0.30	6.400	359	40.18	650
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

Months to Next Rate Adjustment of the Group 2 Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
61 - 72	1	1,999,950.00	1.34	6.625	320	25.00	726
73 - 84	160	147,363,788.49	98.66	6.826	357	66.28	750
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

S-B-33

Servicers of the Group 2 Mortgage Loans

Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
First Republic Bank	1	450,000.00	0.30	6.400	359	40.18	650
Thornburg Mortgage Home Loans, Inc.	160	148,913,738.49	99.70	6.825	356	65.81	750
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

S-B-34

Interest Only Terms of the Group 2 Mortgage Loans

Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	11	8,922,255.17	5.97	6.862	355	60.88	771
84	34	39,070,457.86	26.16	6.963	358	57.95	748
120	116	101,371,025.46	67.87	6.767	355	69.16	749
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

Remaining Interest Only Terms of the Group 2 Mortgage Loans

Remaining Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	11	8,922,255.17	5.97	6.862	355	60.88	771
1 - 60	3	1,134,071.99	0.76	6.375	266	57.55	777
61 - 120	147	139,307,411.33	93.27	6.825	357	66.11	748
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

Origination Channels of the Group 2 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Correspondent	134	123,411,460.49	82.62	6.820	356	65.57	753
Retail	3	1,273,000.00	0.85	6.273	325	70.26	726
Wholesale	24	24,679,278.00	16.52	6.870	359	66.32	739
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

Conversion and Modifiable Features of the Group 2 Mortgage Loans

Conversion and Modifiable Feature	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Convertible - Modifiable	13	13,924,314.60	9.32	6.908	345	54.18	712
Not Convertible - Not Modifiable	148	135,439,423.89	90.68	6.815	357	66.92	754
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

S-B-35

30-Day Delinquencies of the Group 2 Mortgage Loans Since Origination

Times 30-59 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	161	149,363,738.49	100.00	6.824	356	65.73	750
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

60-Day Delinquencies of the Group 2 Mortgage Loans Since Origination

Times 60-89 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	161	149,363,738.49	100.00	6.824	356	65.73	750
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

90-Day Delinquencies of the Group 2 Mortgage Loans Since Origination

Times 90 or More Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	161	149,363,738.49	100.00	6.824	356	65.73	750
Total	161	149,363,738.49	100.00	6.824	356	65.73	750

S-B-36

Scheduled Principal Balance of the Group 3 Mortgage Loans

Scheduled Principal Balance ($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0.01 - 100,000.00	5	429,276.05	0.22	7.284	359	62.06	718
100,000.01 - 200,000.00	19	3,149,076.37	1.61	6.791	354	65.91	785
200,000.01 - 300,000.00	17	4,290,873.32	2.20	6.852	363	72.41	771
300,000.01 - 400,000.00	12	3,971,210.10	2.03	6.873	350	70.93	781
400,000.01 - 500,000.00	15	6,795,277.15	3.48	6.693	357	71.43	755
500,000.01 - 600,000.00	23	12,958,775.64	6.64	6.709	356	72.94	754
600,000.01 - 700,000.00	22	14,542,790.12	7.45	6.610	358	74.16	757
700,000.01 - 800,000.00	13	9,937,581.07	5.09	6.724	358	69.73	745
800,000.01 - 900,000.00	6	5,134,400.00	2.63	6.774	359	70.37	780
900,000.01 - 1,000,000.00	14	13,748,680.34	7.04	6.696	359	66.98	743
1,000,000.01 - 2,000,000.00	50	73,393,656.53	37.60	6.831	356	67.73	749
2,000,000.01 - 3,000,000.00	12	29,478,079.04	15.10	6.785	358	66.40	752
3,000,000.01 - 4,000,000.00	4	13,111,000.00	6.72	6.842	360	68.76	718
4,000,000.01 - 5,000,000.00	1	4,250,000.00	2.18	6.500	360	65.38	788
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
The average principal balance of the Group 3 Mortgage Loans was approximately $916,388.15 as of the Cut-off Date.

Current Mortgage Rates of the Group 3 Mortgage Loans

Current Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
5.001 - 5.500	1	600,590.12	0.31	5.500	334	80.00	800
5.501 - 6.000	1	564,804.84	0.29	5.750	357	80.00	762
6.001 - 6.500	45	49,348,796.73	25.28	6.447	356	69.23	744
6.501 - 7.000	136	117,067,372.76	59.98	6.771	358	69.09	755
7.001 - 7.500	27	22,869,211.28	11.72	7.308	359	66.98	752
7.501 - 8.000	2	3,239,900.00	1.66	7.711	359	61.49	729
8.001 - 8.500	1	1,500,000.00	0.77	8.375	359	60.00	715
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
The weighted average current Mortgage Rate of the Group 3 Mortgage Loans was approximately 6.773% as of the Cut-off Date.

S-B-37

Credit Scores of the Group 3 Mortgage Loans

Credit Score	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Available	3	2,855,000.00	1.46	7.155	358	45.83	0
601 - 650	1	677,000.00	0.35	6.875	359	57.37	628
651 - 700	23	25,487,524.09	13.06	6.726	358	67.54	686
701 - 750	54	62,314,999.81	31.93	6.803	357	70.51	729
751 - 800	107	84,199,767.73	43.14	6.763	358	68.33	776
801 - 850	25	19,656,384.10	10.07	6.728	357	70.22	806
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
The non-zero weighted average credit score of the Group 3 Mortgage Loans was approximately 751 as of the Cut-off Date.

Effective Loan-to-Value Ratios of the Group 3 Mortgage Loans

Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
10.01 - 20.00	2	714,253.01	0.37	6.846	359	13.55	753
20.01 - 30.00	2	2,249,900.00	1.15	7.208	358	26.54	670
30.01 - 40.00	11	9,442,828.06	4.84	6.718	354	36.65	763
40.01 - 50.00	11	10,837,900.00	5.55	6.812	358	44.69	778
50.01 - 60.00	18	16,700,886.20	8.56	6.977	358	56.55	732
60.01 - 70.00	35	45,743,685.85	23.44	6.732	359	66.73	755
70.01 - 80.00	133	108,978,023.29	55.83	6.753	357	77.77	750
80.01 - 90.00	1	523,199.32	0.27	6.375	356	90.00	719
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
The weighted average Effective Loan-to Value Ratio of the Group 3 Mortgage Loans was approximately 68.75% as of the Cut-off Date.

Original Loan-to-Value Ratios of the Group 3 Mortgage Loans

Original Loan-to-Value (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
10.01 - 20.00	2	714,253.01	0.37	6.846	359	13.55	753
20.01 - 30.00	2	2,249,900.00	1.15	7.208	358	26.54	670
30.01 - 40.00	11	9,442,828.06	4.84	6.718	354	36.65	763
40.01 - 50.00	11	10,837,900.00	5.55	6.812	358	44.69	778
50.01 - 60.00	18	16,700,886.20	8.56	6.977	358	56.55	732
60.01 - 70.00	34	43,393,685.85	22.23	6.731	359	66.55	752
70.01 - 80.00	126	102,208,134.67	52.36	6.757	357	77.73	750
80.01 - 90.00	1	523,199.32	0.27	6.375	356	90.00	719
90.01 - 100.00	8	9,119,888.62	4.67	6.708	359	76.19	765
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
The weighted average original Loan-to Value Ratio of the Group 3 Mortgage Loans was approximately 69.75% as of the Cut-off Date.

S-B-38

Original Terms to Stated Maturity of the Group 3 Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
342	1	2,000,000.00	1.02	6.500	303	74.07	719
360	211	192,939,425.73	98.85	6.776	358	68.68	752
480	1	251,250.00	0.13	6.750	478	75.00	798
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
The weighted average original term to stated maturity of the Group 3 Mortgage Loans was approximately 360 months as of the Cut-off Date.

Remaining Terms to Stated Maturity of the Group 3 Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
301 - 360	212	194,939,425.73	99.87	6.773	357	68.74	751
421 - 480	1	251,250.00	0.13	6.750	478	75.00	798
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
The weighted average remaining term to stated maturity of the Group 3 Mortgage Loans was approximately 357 months as of the Cut-off Date.

Debt-to-Income Ratio of the Group 3 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Available	2	773,500.00	0.40	6.834	325	45.64	762
0.01 - 10.00	9	7,535,931.59	3.86	6.556	357	67.32	738
10.01 - 20.00	24	26,908,902.83	13.79	6.639	358	64.42	768
20.01 - 30.00	45	37,011,901.14	18.96	6.777	358	70.19	750
30.01 - 40.00	80	73,344,925.17	37.58	6.859	357	68.51	752
40.01 - 50.00	49	44,572,777.07	22.84	6.744	357	71.25	742
50.01 - 60.00	2	1,412,737.93	0.72	6.799	359	54.41	777
60.01 - 70.00	2	3,630,000.00	1.86	6.794	358	73.53	760
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
The non-zero weighted average debt-to-income ratio of the Group 3 Mortgage Loans was approximately 32.16% as of the Cut-off Date.

S-B-39

Product Types of the Group 3 Mortgage Loans

Product Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
10/1 Mo Hybrid ARM (IO)	3	3,175,000.00	1.63	6.277	358	77.08	735
10/1 Yr Hybrid ARM	29	19,741,770.17	10.11	6.700	358	69.66	750
10/1 Yr Hybrid ARM (IO)	168	159,804,047.76	81.87	6.774	357	68.34	752
10/6 Mo Hybrid ARM	1	234,613.62	0.12	7.000	358	80.00	759
10/6 Mo Hybrid ARM (IO)	12	12,235,244.18	6.27	7.011	361	70.18	755
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

Amortization Type of the Group 3 Mortgage Loans

Amortization Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Interest Only*	183	175,214,291.94	89.77	6.781	357	68.63	752
Not Interest Only	30	19,976,383.79	10.23	6.704	358	69.78	750
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
*The interest-only period is ten years following origination of the applicable Group 3 Mortgage Loans.

S-B-40

Original Prepayment Penalty Terms of the Group 3 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	192	163,311,186.90	83.67	6.763	357	69.14	752
4	1	1,156,292.68	0.59	6.750	323	75.00	759
6	1	1,682,214.51	0.86	6.625	358	79.95	801
7	2	1,599,999.00	0.82	6.516	358	74.30	772
12	10	18,935,900.00	9.70	6.988	359	61.38	746
24	1	2,274,482.64	1.17	7.000	357	67.91	741
36	3	2,122,600.00	1.09	6.658	359	73.53	759
60	3	4,108,000.00	2.10	6.316	358	76.34	730
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

Lien Position of the Group 3 Mortgage Loans

Lien Position	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
First Lien	213	195,190,675.73	100.00	6.773	357	68.75	751
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

Documentation Programs of the Group 3 Mortgage Loans

Documentation	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Full Documentation	187	165,653,329.03	84.87	6.719	357	69.73	751
Stated Income	24	28,254,147.38	14.48	7.109	359	62.58	753
Alternative	2	1,283,199.32	0.66	6.449	357	77.62	714
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

Loan Purpose of the Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Purchase	124	102,172,653.46	52.35	6.747	357	73.84	755
Refinance - Cashout	58	65,999,304.82	33.81	6.795	359	62.17	749
Refinance - Rate Term	31	27,018,717.45	13.84	6.819	354	65.56	743
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

S-B-41

Property Type of the Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Single Family Detached	115	122,132,573.27	62.57	6.771	357	67.73	744
Condo	31	24,040,828.48	12.32	6.768	359	72.65	761
PUD Detached	29	20,817,236.58	10.67	6.761	358	66.26	755
2-4 Family	16	15,976,592.10	8.19	6.712	355	69.22	770
Co-Operative	6	4,399,999.00	2.25	7.183	358	67.56	760
Condo Tel	6	2,867,874.32	1.47	6.884	358	79.81	768
PUD Attached	6	2,858,304.84	1.46	6.594	358	78.36	785
Townhouse	4	2,097,267.14	1.07	6.817	358	78.31	781
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

Stated Occupancy Status of the Group 3 Mortgage Loans

Stated Occupancy	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Primary	123	134,217,081.70	68.76	6.726	357	69.48	749
Second Home	41	41,102,069.42	21.06	6.864	359	66.18	753
Investment	49	19,871,524.61	10.18	6.908	357	69.12	764
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

Originators of the Group 3 Mortgage Loans

Originator	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Thornburg Mortgage Home Loans, Inc. and others*	210	192,015,675.73	98.37	6.782	357	68.61	752
First Republic Bank	3	3,175,000.00	1.63	6.277	358	77.08	735
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
*These loans were originated pursuant to Thornburg Mortgage Home Loans, Inc.’s underwriting guidelines.

S-B-42

Geographic Distribution of the Group 3 Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Alabama	1	1,000,000.00	0.51	6.500	358	61.35	787
Arizona	6	3,755,170.00	1.92	6.799	359	70.55	725
California	47	49,212,959.48	25.21	6.726	357	70.33	744
Colorado	19	20,357,680.41	10.43	6.798	358	69.10	767
Connecticut	7	11,517,121.40	5.90	6.729	357	64.99	737
Delaware	1	640,000.00	0.33	6.750	360	74.42	802
District of Columbia	1	1,800,000.00	0.92	6.750	358	80.00	789
Florida	16	10,623,122.06	5.44	6.855	357	69.48	761
Georgia	4	3,935,200.00	2.02	6.577	331	71.18	728
Hawaii	1	1,875,000.00	0.96	6.375	359	75.00	765
Illinois	11	8,228,267.15	4.22	6.892	359	75.07	765
Louisiana	4	3,236,904.69	1.66	6.688	354	73.30	778
Maryland	6	5,462,537.93	2.80	6.932	359	43.33	754
Massachusetts	1	228,000.00	0.12	7.125	360	80.00	771
Michigan	2	252,444.46	0.13	6.981	358	72.82	772
Minnesota	12	7,911,420.60	4.05	6.727	362	75.64	741
Mississippi	1	1,330,000.00	0.68	6.625	358	70.00	722
Montana	2	4,804,000.00	2.46	6.828	359	63.57	684
Nebraska	1	305,921.76	0.16	6.375	321	57.97	809
Nevada	3	3,670,000.00	1.88	7.354	358	47.30	768
New Hampshire	1	700,000.00	0.36	6.625	359	80.00	823
New Jersey	6	7,007,914.99	3.59	6.761	357	60.60	778
New Mexico	2	715,000.00	0.37	6.750	359	61.64	763
New York	17	22,529,499.00	11.54	6.898	359	68.34	762
North Carolina	6	4,661,627.71	2.39	6.649	359	73.93	765
Ohio	3	967,271.77	0.50	6.679	358	74.99	783
Oregon	1	184,400.00	0.09	6.750	358	80.00	753
Pennsylvania	4	3,005,000.00	1.54	6.670	358	66.09	704
Rhode Island	1	467,500.00	0.24	6.375	358	77.66	727
South Carolina	5	2,855,500.00	1.46	6.771	358	72.37	733
Tennessee	1	211,600.00	0.11	6.750	359	80.00	764
Texas	4	4,205,821.03	2.15	6.624	358	77.09	730
Utah	2	399,802.70	0.20	6.825	359	80.00	787
Virginia	4	1,770,630.00	0.91	6.713	359	67.29	752
Washington	4	2,258,073.35	1.16	6.573	358	75.54	720
Wisconsin	4	582,085.92	0.30	6.903	358	73.90	761
Wyoming	2	2,523,199.32	1.29	6.573	358	65.36	778
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
As of the Cut-off Date, the greatest five-digit ZIP code geographic concentration of Group 3 Mortgage Loans by principal balance was approximately 2.73% in the 90272 ZIP code.

S-B-43

Gross Margins of the Group 3 Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1.501 - 2.000	200	179,669,900.68	92.05	6.781	357	68.86	751
2.001 - 2.500	10	9,150,875.05	4.69	6.636	359	72.13	747
2.501 - 3.000	3	6,369,900.00	3.26	6.743	359	60.67	755
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
As of the cut-off date, the weighted average gross margin of the Group 3 Mortgage Loans was approximately 1.924% per annum.

Minimum Mortgage Rates of the Group 3 Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1.501 - 2.000	200	179,669,900.68	92.05	6.781	357	68.86	751
2.001 - 2.500	10	9,150,875.05	4.69	6.636	359	72.13	747
2.501 - 3.000	3	6,369,900.00	3.26	6.743	359	60.67	755
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
As of the cut-off date, the weighted average minimum mortgage rate of the Group 3 Mortgage Loans was approximately 1.925% per annum.

Maximum Mortgage Rates of the Group 3 Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
10.001 - 10.500	1	600,590.12	0.31	5.500	334	80.00	800
10.501 - 11.000	1	564,804.84	0.29	5.750	357	80.00	762
11.001 - 11.500	45	49,348,796.73	25.28	6.447	356	69.23	744
11.501 - 12.000	136	117,067,372.76	59.98	6.771	358	69.09	755
12.001 - 12.500	27	22,869,211.28	11.72	7.308	359	66.98	752
12.501 - 13.000	2	3,239,900.00	1.66	7.711	359	61.49	729
13.001 - 13.500	1	1,500,000.00	0.77	8.375	359	60.00	715
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
_________
As of the cut-off date, the weighted average maximum mortgage rate of the Group 3 Mortgage Loans was approximately 11.773% per annum.

S-B-44

Initial Rate Caps of the Group 3 Mortgage Loans

Initial Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
5.000	210	192,015,675.73	98.37	6.782	357	68.61	752
None	3	3,175,000.00	1.63	6.277	358	77.08	735
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

Subsequent Periodic Rate Caps of the Group 3 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
1.000	13	12,469,857.80	6.39	7.011	361	70.37	755
2.000	197	179,545,817.93	91.98	6.766	357	68.49	751
None	3	3,175,000.00	1.63	6.277	358	77.08	735
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

Months to Next Rate Adjustment of the Group 3 Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
85 - 96	1	600,590.12	0.31	5.500	334	80.00	800
109 - 120	212	194,590,085.61	99.69	6.777	357	68.71	751
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

S-B-45

Servicers of the Group 3 Mortgage Loans

Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Colonial Savings, F.A.	1	156,000.00	0.08	7.25	359	80.00	788
First Horizon Home Loans	1	763,600.00	0.39	6.750	359	74.14	699
First Republic Bank	3	3,175,000.00	1.63	6.277	358	77.08	735
Mellon Trust of New England, N.A.	2	377,701.48	0.19	6.557	358	61.31	761
Thornburg Mortgage Home Loans, Inc.	206	190,718,374.25	97.71	6.782	357	68.59	752
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

S-B-46

Interest Only Terms of the Group 3 Mortgage Loans

Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	30	19,976,383.79	10.23	6.704	358	69.78	750
120	183	175,214,291.94	89.77	6.781	357	68.63	752
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

Remaining Interest Only Terms of the Group 3 Mortgage Loans

Remaining Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
0	30	19,976,383.79	10.23	6.704	358	69.78	750
61 - 120	183	175,214,291.94	89.77	6.781	357	68.63	752
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

Origination Channels of the Group 3 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Correspondent	175	162,748,014.23	83.38	6.733	357	68.47	752
Retail	10	3,464,346.50	1.77	6.489	342	64.74	775
Wholesale	28	28,978,315.00	14.85	7.036	359	70.79	745
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

Conversion and Modifiable Features of the Group 3 Mortgage Loans

Conversion and Modifiable Feature	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
Not Convertible - Modifiable	23	17,622,346.20	9.03	6.592	348	71.84	763
Not Convertible - Not Modifiable	190	177,568,329.53	90.97	6.791	358	68.44	750
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

S-B-47

30-Day Delinquencies of the Group 3 Mortgage Loans Since Origination

Times 30-59 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	212	192,740,675.73	98.74	6.764	357	69.09	751
One	1	2,450,000.00	1.26	7.500	358	41.88	753
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

60-Day Delinquencies of the Group 3 Mortgage Loans Since Origination

Times 60-89 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	213	195,190,675.73	100.00	6.773	357	68.75	751
Total	213	195,190,675.73	100.00	6.773	357	68.75	751

90-Day Delinquencies of the Group 3 Mortgage Loans Since Origination

Times 90 or More Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut- off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-zero Weighted Average Credit Score
None	213	195,190,675.73	100.00	6.773	357	68.75	751
Total	213	195,190,675.73	100.00	6.773	357	68.75	751
S-B-48

Annex C
Assumed Mortgage Loan Characteristics

Group 1 Mortgage Loans
Loan Type	Index	Total Current Balance ($)	Gross Coupon (%)	Initial Expense Rate (%)(1)	Adjusted Expense Rate (%)(2)	Original Term (months)	Remaining Term (months)	Interest- Only Remaining Term (months)	Gross Margin (%)	Minimum Rate (%)	First Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Months to Roll	Rate Adjust Frequency (months)
1 Yr ARM (IO)	1-Year LIBOR	1,455,423.06	6.7004901997	0.2777903584	0.2777903584	360	356	116	1.9624547415	1.9624547415	2.0000000000	2.0000000000	11.2945019986	11	12
3/1 Yr Hybrid ARM (IO)	1-Year LIBOR	13,799,915.34	6.8473426231	0.2650000000	0.2650000000	360	358	118	1.8750000000	1.8750000000	4.0000000000	2.0000000000	11.8473426231	35	12
1 Yr ARM (IO)	1-Year LIBOR	359,796.36	6.6250000000	0.2650000000	0.2650000000	360	323	83	2.0000000000	2.0000000000	2.0000000000	2.0000000000	11.0000000000	11	12
3/6 Mo Hybrid ARM (IO)	6-Month LIBOR	480,000.00	6.8750000000	0.2650000000	0.2650000000	360	358	118	1.8750000000	1.8750000000	4.0000000000	1.0000000000	11.8750000000	34	6
1 Yr ARM (IO)	1-Year LIBOR	555,000.00	6.5000000000	0.2650000000	0.2650000000	360	324	84	1.8750000000	1.8750000000	2.0000000000	2.0000000000	11.0000000000	11	12
1 Yr ARM (IO)	1-Year LIBOR	985,550.00	6.5615836335	0.2650000000	0.2650000000	360	323	83	1.8750000000	1.8750000000	2.0000000000	2.0000000000	11.0000000000	11	12
1 Yr ARM (IO)	1-Year LIBOR	989,992.47	6.5000000000	0.2650000000	0.2650000000	360	322	82	1.8750000000	1.8750000000	2.0000000000	2.0000000000	11.0000000000	11	12
5/1 Mo Hybrid ARM (IO)	1-Month LIBOR	10,773,125.00	6.3899141382	0.2650000000	0.2650000000	360	359	119	1.8750000000	1.8750000000	11.3899141382	11.3899141382	11.3899141382	59	1
5/1 Mo Hybrid ARM (IO)	1-Month LIBOR	264,000.00	6.2500000000	0.2650000000	0.3900000000	360	359	119	1.8750000000	1.8750000000	11.2500000000	11.2500000000	11.2500000000	59	1
5/1 Yr Hybrid ARM	1-Year LIBOR	17,780,110.97	6.8189732665	0.2650000000	0.2650000000	360	359	0	1.9338161080	1.9338161080	5.0000000000	2.0000000000	11.8189732665	59	12
5/1 Yr Hybrid ARM	1-Year LIBOR	2,592,067.91	6.7125967332	0.2650000000	0.3900000000	360	359	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.7125967332	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	76,314,309.90	6.7425304951	0.2650000000	0.2650000000	360	359	59	1.9396585812	1.9396585812	5.0000000000	2.0000000000	11.7425304951	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	3,127,604.31	6.6387988851	0.2650000000	0.3900000000	360	359	59	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.6387988851	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	188,564,402.48	6.6378975742	0.2650000000	0.2650000000	360	359	119	1.9083668493	1.9096926563	5.0000000000	2.0000000000	11.6407931367	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	21,877,007.55	6.7292946725	0.2650000000	0.3900000000	360	359	119	1.8915984767	1.8915984767	5.0000000000	2.0000000000	11.7292946725	59	12
5/6 Mo Hybrid ARM	6-Month LIBOR	1,767,313.82	6.6864016191	0.2650000000	0.2650000000	360	358	0	1.8750000000	1.8750000000	5.0000000000	1.0000000000	11.6864016191	58	6
5/6 Mo Hybrid ARM (IO)	6-Month LIBOR	3,100,000.00	6.5443548387	0.2650000000	0.2650000000	360	360	60	1.8750000000	1.8750000000	5.0000000000	1.0000000000	11.5443548387	60	6
5/6 Mo Hybrid ARM (IO)	6-Month LIBOR	384,000.00	7.0000000000	0.2650000000	0.3900000000	360	358	58	2.7500000000	2.7500000000	5.0000000000	1.0000000000	12.0000000000	58	6
5/6 Mo Hybrid ARM (IO)	6-Month LIBOR	19,228,179.50	6.6010966288	0.2650000000	0.2650000000	360	359	119	1.8750000000	1.8750000000	4.4175215600	1.0000000000	12.4748142888	59	6
5/6 Mo Hybrid ARM (IO)	6-Month LIBOR	959,000.00	6.7627737226	0.2650000000	0.3900000000	360	359	119	1.8750000000	1.8750000000	5.0000000000	1.0000000000	11.7627737226	59	6
5/1 Yr Hybrid ARM	1-Year CMT	233,777.97	6.2500000000	0.2650000000	0.3900000000	360	359	0	2.5000000000	2.5000000000	5.0000000000	2.0000000000	11.2500000000	59	12
5/1 Yr Hybrid ARM (IO)	1-Year CMT	156,000.00	6.7500000000	0.2650000000	0.3900000000	360	359	59	2.5000000000	2.5000000000	5.0000000000	2.0000000000	11.7500000000	59	12
5/1 Yr Hybrid ARM (IO)	1-Year CMT	681,000.00	7.0000000000	0.2650000000	0.2650000000	360	358	118	1.8750000000	1.8750000000	5.0000000000	2.0000000000	12.0000000000	58	12
3/1 Yr Hybrid ARM (IO)	1-Year LIBOR	680,000.00	6.3750000000	0.2650000000	0.2650000000	360	326	86	1.8750000000	1.8750000000	4.0000000000	2.0000000000	11.3750000000	34	12
3/1 Yr Hybrid ARM (IO)(3)	1-Year LIBOR	3,228,811.05	6.3750000000	0.2650000000	0.2650000000	360	342	102	1.8750000000	1.8750000000	4.8129927578	2.0000000000	11.3750000000	53	12
3/1 Yr Hybrid ARM (IO)	1-Year LIBOR	3,410,000.00	6.3750000000	0.2650000000	0.2650000000	360	321	81	1.8750000000	1.8750000000	4.0000000000	2.0000000000	11.3750000000	34	12
3/1 Yr Hybrid ARM (IO)	1-Year LIBOR	125,323.02	6.3750000000	0.2650000000	0.3900000000	360	320	80	1.8750000000	1.8750000000	4.0000000000	2.0000000000	11.3750000000	34	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,381,611.42	6.5000000000	0.2650000000	0.2650000000	360	342	102	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	57	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	295,369.00	5.5000000000	0.2650000000	0.3900000000	360	343	103	1.0000000000	1.0000000000	5.0000000000	2.0000000000	10.5000000000	59	12
3/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,100,000.00	6.3750000000	0.2650000000	0.2650000000	360	317	77	1.8750000000	1.8750000000	4.0000000000	2.0000000000	11.3750000000	34	12

S-C-1

Loan Type	Index	Total Current Balance ($)	Gross Coupon (%)	Initial Expense Rate (%)(1)	Adjusted Expense Rate (%)(2)	Original Term (months)	Remaining Term (months)	Interest- Only Remaining Term (months)	Gross Margin (%)	Minimum Rate (%)	First Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Months to Roll	Rate Adjust Frequency (months)
5/1 Yr Hybrid ARM	1-Year LIBOR	252,229.56	6.3750000000	0.2650000000	0.3900000000	360	339	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	57	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,273,907.45	6.7500000000	0.2650000000	0.2650000000	360	340	100	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.7500000000	59	12
3/1 Yr Hybrid ARM (IO)	1-Year LIBOR	157,500.00	6.3750000000	0.2650000000	0.3900000000	360	309	69	1.8750000000	1.8750000000	4.0000000000	2.0000000000	11.3750000000	34	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	289,734.37	6.3750000000	0.2650000000	0.2650000000	360	327	87	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	277,031.93	6.4422811208	0.2650000000	0.3900000000	360	327	87	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.4422811208	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,814,790.66	6.3887141789	0.2650000000	0.2650000000	360	326	86	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3887141789	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	600,000.00	6.3750000000	0.2650000000	0.2650000000	360	325	85	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	333,623.70	6.3750000000	0.2650000000	0.3900000000	360	325	85	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	59	12
5/1 Yr Hybrid ARM	1-Year LIBOR	867,956.22	6.4464328742	0.2650000000	0.2650000000	360	323	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.4464328742	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,546,114.27	6.4862627780	0.2650000000	0.3900000000	360	323	83	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.4996056744	58	12
5/1 Yr Hybrid ARM (IO)	1-Year CMT	652,000.00	6.3750000000	0.2650000000	0.2650000000	360	324	84	2.5000000000	2.5000000000	5.0000000000	2.0000000000	11.3750000000	59	12
5/1 Yr Hybrid ARM	1-Year LIBOR	431,163.08	6.2500000000	0.2650000000	0.2650000000	360	321	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.2500000000	57	12
5/1 Yr Hybrid ARM	1-Year LIBOR	505,187.21	6.5588713044	0.2650000000	0.3900000000	360	322	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5588713044	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	14,273,304.16	6.5050989600	0.2650000000	0.2650000000	360	322	82	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5050989600	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	7,409,408.40	6.4783525094	0.2650000000	0.3900000000	360	322	82	1.8441886165	1.8441886165	5.0000000000	2.0000000000	11.4783525094	58	12
5/1 Yr Hybrid ARM	1-Year LIBOR	435,571.87	6.3750000000	0.2650000000	0.2650000000	360	321	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	58	12
5/1 Yr Hybrid ARM	1-Year LIBOR	141,576.42	6.5000000000	0.2650000000	0.3900000000	360	321	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	7,241,079.43	6.3913994887	0.2740998173	0.2740998173	360	321	81	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3913994887	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	2,462,410.98	6.4361140154	0.2650000000	0.3900000000	360	321	81	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.4361140154	58	12
5/1 Yr Hybrid ARM	1-Year LIBOR	166,446.19	6.5000000000	0.2650000000	0.3900000000	360	321	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,831,920.61	6.4258346265	0.2650000000	0.2650000000	360	321	81	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.4258346265	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	906,065.91	6.4633037540	0.2650000000	0.3900000000	360	320	80	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.4633037540	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,994,477.02	6.5009340926	0.2650000000	0.2650000000	360	320	80	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5009340926	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	257,740.75	5.8750000000	0.2650000000	0.3900000000	360	319	79	1.0000000000	1.0000000000	5.0000000000	2.0000000000	8.7500000000	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,678,962.00	6.5000000000	0.2650000000	0.2650000000	360	317	77	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	57	12
5/1 Yr Hybrid ARM	1-Year LIBOR	141,016.47	6.3750000000	0.2650000000	0.3900000000	360	318	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	608,563.59	6.3750000000	0.3094825310	0.3094825310	360	318	78	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	209,954.11	6.6250000000	0.2650000000	0.3900000000	360	317	77	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.6250000000	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	179,800.00	6.3750000000	0.2650000000	0.3900000000	360	314	74	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	57	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	519,483.17	6.3750000000	0.2650000000	0.2650000000	360	315	75	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	322,647.90	6.5000000000	0.2650000000	0.3900000000	360	312	72	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	57	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	575,021.26	6.3750000000	0.2650000000	0.2650000000	360	313	73	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	477,931.99	6.5000000000	0.2650000000	0.2650000000	360	310	70	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	57	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	814,848.49	6.3750000000	0.2650000000	0.2650000000	360	306	66	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	57	12

S-C-2

Loan Type	Index	Total Current Balance ($)	Gross Coupon (%)	Initial Expense Rate (%)(1)	Adjusted Expense Rate (%)(2)	Original Term (months)	Remaining Term (months)	Interest- Only Remaining Term (months)	Gross Margin (%)	Minimum Rate (%)	First Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Months to Roll	Rate Adjust Frequency (months)
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	150,347.29	6.5000000000	0.2650000000	0.3900000000	360	307	67	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,134,428.04	6.5000000000	0.2650000000	0.2650000000	360	304	64	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	770,000.00	6.3750000000	0.3250649351	0.3250649351	360	304	64	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	207,599.66	6.3750000000	0.2650000000	0.3900000000	360	303	63	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,000,000.00	6.5000000000	0.2650000000	0.2650000000	360	302	62	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	249,999.60	6.3750000000	0.2650000000	0.3900000000	360	300	60	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	58	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,428,550.32	6.6318732546	0.2650000000	0.2650000000	360	299	59	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.6318732546	58	12
5/1 Yr Hybrid ARM	1-Year LIBOR	401,069.69	6.4277867520	0.2650000000	0.3900000000	360	299	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.4277867520	59	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	830,210.73	6.4424527538	0.2650000000	0.2650000000	360	293	53	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.4424527538	57	12
5/1 Yr Hybrid ARM (IO)	1-Year LIBOR	2,800,387.85	6.5000000000	0.2650000000	0.2650000000	360	284	44	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	57	12
_________
(1) The Initial Expense Rate equals the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate of 0.015% per annum.
(2) The Servicing Fee Rate will increase by 0.1250% per annum after the mortgage rate adjustment date in the case of approximately 9.28% of the Mortgage Loans in Loan Groups 1, 2 and 3.
(3) Includes both 3/1 Yr Hybrid ARM (IO) and 5/1 Yr Hybrid ARM (IO) loan types.

S-C-3

Group 2 Mortgage Loans
Loan Type	Index	Total Current Balance ($)	Gross Coupon (%)	Initial Expense Rate (%)(1)	Adjusted Expense Rate (%)(2)	Original Term (months)	Remaining Term (months)	Interest- Only Remaining Term (months)	Gross Margin (%)	Minimum Rate (%)	First Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Months to Roll	Rate Adjust Frequency (months)
7/1 Yr Hybrid ARM	1-Year LIBOR	1,996,279.55	6.8750000000	0.2650000000	0.2650000000	345	343	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.8750000000	82	12
7/1 Mo Hybrid ARM (IO)	1-Month LIBOR	450,000.00	6.4000000000	0.2650000000	0.2650000000	360	359	119	1.8750000000	1.8750000000	11.4000000000	11.4000000000	11.4000000000	83	1
7/1 Yr Hybrid ARM	1-Year LIBOR	5,821,707.46	6.8595000338	0.2650000000	0.2650000000	360	359	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.8595000338	83	12
7/1 Yr Hybrid ARM	1-Year LIBOR	1,104,268.16	6.8491457727	0.2650000000	0.3900000000	360	359	0	2.1737272584	2.1737272584	5.0000000000	2.0000000000	11.8491457727	83	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	34,129,508.00	7.0050881557	0.2650000000	0.2650000000	360	358	82	1.9344646720	1.9396801003	5.0000000000	2.0000000000	12.0050881557	82	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	2,440,949.86	6.5660332152	0.2650000000	0.3900000000	360	358	82	1.9593754171	1.9593754171	5.0000000000	2.0000000000	11.5660332152	82	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	77,011,781.40	6.7773468991	0.2650000000	0.2650000000	360	358	118	1.9069379705	1.9069379705	5.0000000000	2.0000000000	11.7773468991	82	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	7,276,455.09	6.7674711588	0.2650000000	0.3900000000	360	359	119	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.7674711588	83	12
7/6 Mo Hybrid ARM (IO)	6-Month LIBOR	1,500,000.00	6.8750000000	0.2650000000	0.2650000000	360	360	84	1.8750000000	1.8750000000	5.0000000000	1.0000000000	11.8750000000	84	6
7/6 Mo Hybrid ARM (IO)	6-Month LIBOR	8,975,000.00	6.9298746518	0.2650000000	0.2650000000	360	358	118	1.9878133705	1.9878133705	5.1002785515	1.1002785515	12.0301532033	82	6
7/6 Mo Hybrid ARM (IO)	6-Month LIBOR	1,110,400.00	6.6971361671	0.2650000000	0.3900000000	360	358	118	1.8750000000	1.8750000000	5.0000000000	1.0000000000	11.6971361671	82	6
7/1 Yr Hybrid ARM (IO)	1-Year CMT	1,000,000.00	6.6250000000	0.2650000000	0.2650000000	360	359	83	2.5000000000	2.5000000000	5.0000000000	2.0000000000	11.6250000000	83	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,999,950.00	6.6250000000	0.2650000000	0.2650000000	360	320	80	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.6250000000	70	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	591,855.08	6.6250000000	0.2650000000	0.2650000000	360	328	88	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.6250000000	82	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	880,000.00	6.2500000000	0.2650000000	0.2650000000	360	324	84	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.2500000000	81	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	470,953.37	6.3750000000	0.2650000000	0.2650000000	360	321	81	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	81	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	997,399.80	6.3383422074	0.2650000000	0.3900000000	360	321	81	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3383422074	81	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	247,999.99	6.3750000000	0.2650000000	0.3900000000	360	320	80	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	81	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	225,158.74	6.5000000000	0.2650000000	0.3900000000	360	319	79	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	81	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	296,003.34	6.3750000000	0.2650000000	0.2650000000	360	290	50	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	81	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	418,000.00	6.3750000000	0.2650000000	0.2650000000	360	288	48	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	81	12
7/1 Yr Hybrid ARM (IO)	1-Year LIBOR	420,068.65	6.3750000000	0.2650000000	0.2650000000	300	226	46	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	81	12
_________
(1) The Initial Expense Rate equals the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate of 0.015% per annum.
(2) The Servicing Fee Rate will increase by 0.1250% per annum after the mortgage rate adjustment date in the case of approximately 9.28% of the Mortgage Loans in Loan Groups 1, 2 and 3.

S-C-4

Group 3 Mortgage Loans
Loan Type	Index	Total Current Balance ($)	Gross Coupon (%)	Initial Expense Rate (%)(1)	Adjusted Expense Rate (%)(2)	Original Term (months)	Remaining Term (months)	Interest- Only Remaining Term (months)	Gross Margin (%)	Minimum Rate (%)	First Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Months to Roll	Rate Adjust Frequency (months)
10/1 Mo Hybrid ARM (IO)	1-Month LIBOR	2,520,000.00	6.2000000000	0.2650000000	0.2650000000	360	358	118	1.8750000000	1.8750000000	11.2000000000	11.2000000000	11.2000000000	118	1
10/1 Mo Hybrid ARM (IO)	1-Month LIBOR	655,000.00	6.5744274809	0.2650000000	0.3900000000	360	358	118	1.8750000000	1.8750000000	11.5744274809	11.5744274809	11.5744274809	118	1
10/1 Yr Hybrid ARM	1-Year LIBOR	17,133,197.25	6.6729898998	0.2650000000	0.2650000000	360	358	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.6729898998	118	12
10/1 Yr Hybrid ARM	1-Year LIBOR	2,182,848.46	6.9427083752	0.2650000000	0.3900000000	360	359	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.9427083752	119	12
10/1 Yr Hybrid ARM (IO)	1-Year LIBOR	145,270,229.13	6.7763920462	0.2650000000	0.2650000000	360	359	119	1.9296589255	1.9296589255	5.0000000000	2.0000000000	11.7763920462	119	12
10/1 Yr Hybrid ARM (IO)	1-Year LIBOR	6,717,406.48	6.8757795427	0.2650000000	0.3900000000	360	359	119	1.9114724095	1.9114724095	5.0000000000	2.0000000000	11.8757795427	119	12
10/6 Mo Hybrid ARM	6-Month LIBOR	234,613.62	7.0000000000	0.2650000000	0.3900000000	360	358	0	1.8750000000	1.8750000000	5.0000000000	1.0000000000	12.0000000000	118	6
10/6 Mo Hybrid ARM (IO)	6-Month LIBOR	11,038,294.18	7.0071129362	0.2650000000	0.2650000000	360	359	119	1.8750000000	1.8929035815	5.0000000000	1.0000000000	12.0071129362	119	6
10/6 Mo Hybrid ARM (IO)	6-Month LIBOR	945,700.00	7.1264539495	0.2650000000	0.3900000000	360	359	119	1.8750000000	1.8750000000	5.0000000000	1.0000000000	12.1264539495	119	6
10/1 Yr Hybrid ARM	1-Year CMT	119,802.70	7.0000000000	0.2650000000	0.3900000000	360	358	0	2.5000000000	2.5000000000	5.0000000000	2.0000000000	12.0000000000	118	12
10/1 Yr Hybrid ARM (IO)	1-Year CMT	2,200,000.00	6.6250000000	0.2650000000	0.2650000000	360	359	119	2.5000000000	2.5000000000	5.0000000000	2.0000000000	11.6250000000	119	12
10/6 Mo Hybrid ARM (IO)	6-Month LIBOR	251,250.00	6.7500000000	0.2650000000	0.3900000000	480	478	118	1.8750000000	1.8750000000	5.0000000000	1.0000000000	11.7500000000	118	6
10/1 Yr Hybrid ARM (IO)	1-Year LIBOR	191,520.00	6.7500000000	0.2650000000	0.3900000000	360	344	104	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.7500000000	118	12
10/1 Yr Hybrid ARM (IO)	1-Year LIBOR	190,899.98	6.3750000000	0.2650000000	0.3900000000	360	327	87	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	117	12
10/1 Yr Hybrid ARM (IO)	1-Year LIBOR	448,800.00	6.7500000000	0.2650000000	0.2650000000	360	325	85	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.7500000000	119	12
10/1 Yr Hybrid ARM (IO)	1-Year LIBOR	2,000,000.00	6.5000000000	0.2650000000	0.2650000000	342	303	81	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.5000000000	117	12
10/1 Yr Hybrid ARM	1-Year LIBOR	305,921.76	6.3750000000	0.2650000000	0.3900000000	360	321	0	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.3750000000	117	12
10/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,156,292.68	6.7500000000	0.2650000000	0.2650000000	360	323	83	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.7500000000	119	12
10/1 Yr Hybrid ARM (IO)	1-Year LIBOR	1,028,899.49	6.7091796850	0.2650000000	0.3900000000	360	322	82	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.7091796850	118	12
10/1 Yr Hybrid ARM (IO)	1-Year LIBOR	600,000.00	6.7500000000	0.2650000000	0.2650000000	360	315	75	1.8750000000	1.8750000000	5.0000000000	2.0000000000	11.7500000000	119	12
_________
(1) The Initial Expense Rate equals the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate of 0.015% per annum.
(2) The Servicing Fee Rate will increase by 0.1250% per annum after the mortgage rate adjustment date in the case of approximately 9.28% of the Mortgage Loans in Loan Groups 1, 2 and 3.

S-C-5

Annex D
Principal Decrement Tables
Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-R
	Percentage of CPR
Distribution Date	0%	10%	15%	20%	25%	30%	40%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	0	0	0	0	0	0	0
October 25, 2009	0	0	0	0	0	0	0
October 25, 2010	0	0	0	0	0	0	0
October 25, 2011	0	0	0	0	0	0	0
October 25, 2012	0	0	0	0	0	0	0
October 25, 2013	0	0	0	0	0	0	0
October 25, 2014	0	0	0	0	0	0	0
October 25, 2015	0	0	0	0	0	0	0
October 25, 2016	0	0	0	0	0	0	0
October 25, 2017	0	0	0	0	0	0	0
October 25, 2018	0	0	0	0	0	0	0
October 25, 2019	0	0	0	0	0	0	0
October 25, 2020	0	0	0	0	0	0	0
October 25, 2021	0	0	0	0	0	0	0
October 25, 2022	0	0	0	0	0	0	0
October 25, 2023	0	0	0	0	0	0	0
October 25, 2024	0	0	0	0	0	0	0
October 25, 2025	0	0	0	0	0	0	0
October 25, 2026	0	0	0	0	0	0	0
October 25, 2027	0	0	0	0	0	0	0
October 25, 2028	0	0	0	0	0	0	0
October 25, 2029	0	0	0	0	0	0	0
October 25, 2030	0	0	0	0	0	0	0
October 25, 2031	0	0	0	0	0	0	0
October 25, 2032	0	0	0	0	0	0	0
October 25, 2033	0	0	0	0	0	0	0
October 25, 2034	0	0	0	0	0	0	0
October 25, 2035	0	0	0	0	0	0	0
October 25, 2036	0	0	0	0	0	0	0
October 25, 2037	0	0	0	0	0	0	0

Weighted Average Life Years to Maturity	0.07	0.07	0.07	0.07	0.07	0.07	0.07
Years to Optional Termination	0.07	0.07	0.07	0.07	0.07	0.07	0.07
_________
(1)	Rounded to the nearest whole percentage.

S-D-1

Percent of Original Certificate Principal Balance Outstanding(1)

	Class 1A-1
	Percentage of CPR
Distribution Date	0%	10%	15%	20%	25%	30%	40%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	100	90	84	79	74	69	59
October 25, 2009	100	80	71	63	55	47	34
October 25, 2010	100	72	60	49	40	32	20
October 25, 2011	100	64	50	39	30	23	12
October 25, 2012	100	57	43	31	23	16	7
October 25, 2013	99	51	36	25	17	11	4
October 25, 2014	99	45	30	20	13	8	3
October 25, 2015	98	41	26	16	9	5	2
October 25, 2016	97	36	22	13	7	4	1
October 25, 2017	96	32	18	10	5	3	1
October 25, 2018	93	28	15	8	4	2	*
October 25, 2019	90	25	12	6	3	1	*
October 25, 2020	88	21	10	5	2	1	*
October 25, 2021	84	19	8	4	1	1	*
October 25, 2022	81	16	7	3	1	*	*
October 25, 2023	78	14	6	2	1	*	*
October 25, 2024	74	12	4	2	1	*	*
October 25, 2025	70	10	4	1	*	*	*
October 25, 2026	65	9	3	1	*	*	*
October 25, 2027	61	7	2	1	*	*	*
October 25, 2028	56	6	2	*	*	*	*
October 25, 2029	51	5	1	*	*	*	*
October 25, 2030	45	4	1	*	*	*	*
October 25, 2031	39	3	1	*	*	*	*
October 25, 2032	33	2	1	*	*	*	*
October 25, 2033	26	2	*	*	*	*	*
October 25, 2034	19	1	*	*	*	*	*
October 25, 2035	13	1	*	*	*	*	*
October 25, 2036	6	*	*	*	*	*	*
October 25, 2037	0	0	0	0	0	0	0

Weighted Average Life Years to Maturity	21.13	8.04	5.69	4.29	3.36	2.72	1.91
Years to Optional Termination	21.06	7.64	5.28	3.92	3.06	2.47	1.72
_________
(1)	Rounded to the nearest whole percentage.
*	Indicates a value greater than 0.0% and less than 0.5%.

S-D-2

Percent of Original Certificate Principal Balance Outstanding(1)

	Class 2A-1
	Percentage of CPR
Distribution Date	0%	10%	15%	20%	25%	30%	40%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	100	90	84	79	74	69	59
October 25, 2009	100	80	71	63	55	47	34
October 25, 2010	100	72	60	49	40	32	20
October 25, 2011	100	64	50	39	30	23	12
October 25, 2012	100	57	43	31	23	16	7
October 25, 2013	99	51	36	25	17	11	4
October 25, 2014	99	46	31	20	13	8	3
October 25, 2015	99	41	26	16	9	5	2
October 25, 2016	98	36	22	13	7	4	1
October 25, 2017	97	32	18	10	5	3	1
October 25, 2018	94	28	15	8	4	2	*
October 25, 2019	92	25	13	6	3	1	*
October 25, 2020	89	22	10	5	2	1	*
October 25, 2021	86	19	8	4	1	1	*
October 25, 2022	82	16	7	3	1	*	*
October 25, 2023	79	14	6	2	1	*	*
October 25, 2024	75	12	5	2	1	*	*
October 25, 2025	71	10	4	1	*	*	*
October 25, 2026	67	9	3	1	*	*	*
October 25, 2027	63	7	2	1	*	*	*
October 25, 2028	58	6	2	1	*	*	*
October 25, 2029	53	5	1	*	*	*	*
October 25, 2030	47	4	1	*	*	*	*
October 25, 2031	41	3	1	*	*	*	*
October 25, 2032	35	2	1	*	*	*	*
October 25, 2033	29	2	*	*	*	*	*
October 25, 2034	22	1	*	*	*	*	*
October 25, 2035	14	1	*	*	*	*	*
October 25, 2036	7	*	*	*	*	*	*
October 25, 2037	0	0	0	0	0	0	0

Weighted Average Life Years to Maturity	21.47	8.09	5.72	4.30	3.37	2.73	1.91
Years to Optional Termination	21.40	7.67	5.29	3.93	3.06	2.47	1.72
_________
(1)	Rounded to the nearest whole percentage.
*	Indicates a value greater than 0.0% and less than 0.5%.

S-D-3

Percent of Original Certificate Principal Balance Outstanding(1)

	Class 3A-1 and Class 3A-2
	Percentage of CPR
Distribution Date	0%	10%	15%	20%	25%	30%	40%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	100	90	84	79	74	69	58
October 25, 2009	100	80	71	63	55	47	34
October 25, 2010	100	72	60	49	40	32	20
October 25, 2011	100	64	50	39	30	23	12
October 25, 2012	99	57	42	31	23	16	7
October 25, 2013	99	51	36	25	17	11	4
October 25, 2014	99	46	31	20	13	8	3
October 25, 2015	99	41	26	16	9	5	2
October 25, 2016	98	37	22	13	7	4	1
October 25, 2017	98	33	19	10	5	3	1
October 25, 2018	96	29	15	8	4	2	*
October 25, 2019	93	25	13	6	3	1	*
October 25, 2020	90	22	10	5	2	1	*
October 25, 2021	87	19	9	4	1	1	*
October 25, 2022	84	17	7	3	1	*	*
October 25, 2023	80	14	6	2	1	*	*
October 25, 2024	77	12	5	2	1	*	*
October 25, 2025	73	11	4	1	*	*	*
October 25, 2026	68	9	3	1	*	*	*
October 25, 2027	64	7	2	1	*	*	*
October 25, 2028	59	6	2	1	*	*	*
October 25, 2029	54	5	1	*	*	*	*
October 25, 2030	49	4	1	*	*	*	*
October 25, 2031	43	3	1	*	*	*	*
October 25, 2032	36	3	1	*	*	*	*
October 25, 2033	30	2	*	*	*	*	*
October 25, 2034	23	1	*	*	*	*	*
October 25, 2035	15	1	*	*	*	*	*
October 25, 2036	8	*	*	*	*	*	*
October 25, 2037	*	*	*	*	*	*	*
October 25, 2038	*	*	*	*	*	*	*
October 25, 2039	*	*	*	*	*	*	0
October 25, 2040	*	*	*	*	*	*	0
October 25, 2041	*	*	*	*	*	*	0
October 25, 2042	*	*	*	*	*	*	0
October 25, 2043	*	*	*	*	*	*	0
October 25, 2044	*	*	*	*	*	*	0
October 25, 2045	*	*	*	*	*	*	0
October 25, 2046	*	*	*	*	*	0	0
October 25, 2047	0	0	0	0	0	0	0

Weighted Average Life Years to Maturity	21.73	8.13	5.73	4.30	3.37	2.73	1.91
Years to Optional Termination	21.65	7.70	5.30	3.93	3.06	2.47	1.72
_________
(1)	Rounded to the nearest whole percentage.
*	Indicates a value greater than 0.0% and less than 0.5%.

S-D-4

Prospectus

Conduit Mortgage and Manufactured Housing Contract
Pass-Through Certificates

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

Offered Securities. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets. Each trust fund will consist primarily of:

•  closed-end and/or revolving credit mortgage loans secured by one- to four-family residential properties;

•  mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;

•  mortgage loans secured by commercial real estate properties, provided that the concentration of these properties is less than 10% of the pool;

•  mortgage loans secured by mixed residential and commercial real estate properties;

•  loans secured by unimproved land;

•  loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation and the assignment of the proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit;

•  manufactured housing installment sales contracts and installment loan agreements; or

•  mortgage pass-through certificates backed by, or pro rata participation interests in, residential mortgage loans.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

April 20, 2007

Important notice about information presented in this
prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

•  this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•  the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

Some capitalized terms used in this prospectus are defined in the section titled “Glossary” beginning on page 110 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

TABLE OF CONTENTS

RISK FACTORS	6	Amendment	83
THE TRUST FUND	33	Termination	84
The Mortgage Pools	33	Exchangeable Securities	85
Static Pool Information	41	General	85
Underwriting Standards for Mortgage Loans	41	Exchanges	85
FICO Scores	43	Procedures	87
Qualifications of Unaffiliated Sellers	43	Credit Support	87
Representations by Unaffiliated Sellers;		Financial Guaranty Insurance Policies; Surety
Repurchases	44	Bonds	87
Mortgage Certificates	45	Letters of Credit	87
The Contract Pools	46	Subordinated Certificates	88
Underwriting Standards for Contracts	47	Shifting Interest	89
Pre-Funding	47	Overcollateralization	89
The Depositor	47	Derivatives	89
Use of Proceeds	48	Purchase Obligations	91
Yield Considerations	48	Reserve Fund	91
Maturity and Prepayment Considerations	51	Performance Bond	93
Description of the Certificates	54	Description of Insurance	93
General	54	Primary Mortgage Insurance Policies	93
Form of Certificates	56	FHA Insurance and VA Guarantees	95
Distributions of Principal and Interest	58	Standard Hazard Insurance Policies on
Determination of LIBOR	61	Mortgage Loans	96
Assignment of Mortgage Loans	61	Standard Hazard Insurance Policies on the
Assignment of Contracts	64	Manufactured Homes	97
Assignment of Mortgage Certificates	66	Pool Insurance Policies	98
Servicing of Mortgage Loans and Contracts	66	Special Hazard Insurance Policies	100
Payments on Mortgage Loans	67	Mortgagor Bankruptcy Bond	101
Payments on Contracts	69	Certain Legal Aspects of the Mortgage Loans
Collection of Payments on Mortgage		and Contracts	101
Certificates	69	The Mortgage Loans	102
Distributions on Certificates	70	The Manufactured Housing Contracts	110
Special Distributions	71	Enforceability of Certain Provisions	112
Reports to Certificateholders	71	Consumer Protection Laws	113
Modifications	73	Applicability of Usury Laws	113
Advances	73	Environmental Legislation	114
Collection and Other Servicing Procedures	74	Servicemembers Civil Relief Act	115
Standard Hazard Insurance	75	Default Interest and Limitations on
Special Hazard Insurance	76	Prepayments	115
Pool Insurance	76	Forfeiture for Drug, RICO and Money
Primary Mortgage Insurance	76	Laundering Violations	116
Mortgagor Bankruptcy Bond	77	Negative Amortization Loans	116
Presentation of Claims	77	Material Federal Income Tax
Enforcement of Due-on-Sale Clauses;		Consequences	116
Realization Upon Defaulted Mortgage Loans	78	General	116
Enforcement of “Due-on-Sale” Clauses;		Classification of REMICs	117
Realization Upon Defaulted Contracts	79	Taxation of Owners of REMIC Regular
Servicing Compensation and Payment of		Certificates	119
Expenses	79	Taxation of Owners of REMIC Residual
Evidence as to Compliance	80	Certificates	124
Certain Matters Regarding the Servicer, the		Backup Withholding with Respect to
Depositor, the Trustee and the Special		Securities	133
Servicer	81	Foreign Investors in Regular Certificates	133
Events of Default	82	Non-REMIC Trust Funds	134
Rights Upon Event of Default	83	Reportable Transactions	138

PUERTO RICO TAX CONSEQUENCES	138
PENALTY AVOIDANCE	138
STATE AND OTHER TAX
CONSEQUENCES	138
ERISA CONSIDERATIONS	139
Plan Assets Regulation	139
Underwriter's PTE	140
General Considerations	144
Insurance Company General Accounts	145
LEGAL INVESTMENT	145
PLAN OF DISTRIBUTION	147
LEGAL MATTERS	148
FINANCIAL INFORMATION	148
ADDITIONAL INFORMATION	148
REPORTS TO CERTIFICATEHOLDERS	149
INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE	149
RATINGS	149
GLOSSARY	150

RISK FACTORS

The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments for your securities other than payments on the mortgage loans in the trust and any credit enhancement.
When you buy a security, you will not own an interest in or a debt obligation of Credit Suisse First Boston Mortgage Securities Corp., the master servicer or any of their affiliates. You will own an interest in the trust. Your payments come only from assets in the trust. Therefore, the mortgagors’ payments on the mortgage loans included in the trust (and any credit enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments. Moreover, no governmental agency either guarantees or insures payments on the securities or any of the mortgage loans, except as otherwise described in the related prospectus supplement.

In some instances, the return on your securities may be reduced by losses on the mortgage loans, which are more likely if substantially all are secured only by second liens.
In certain instances, a large percentage of the mortgage loans are secured by second liens. In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the related servicer may write off the entire outstanding balance of the mortgage loan as a bad debt. These are risks particularly applicable to mortgage loans secured by second liens that have high combined loan to value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the related servicer would determine foreclosure to be uneconomical for those types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios.

Debt incurred by the borrowers in addition to that related to the mortgage loans could increase your risk.
With respect to mortgage loans that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt in addition to the mortgage loan. This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.

Loss mitigation may increase your risk.
In some instances, the related servicer may use a wide variety of practices to limit losses on defaulted mortgage loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The use of these practices may result in recognition of losses.

You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults.
Because your securities are backed by the mortgage loans, your investment may be affected by a decline in real estate values and changes in each individual mortgagor’s financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors. In addition, several types of mortgage loans which have higher than average rates of default or loss may be included in the trust that issues your security. The following types of loans may be included:

•
mortgage loans that are subject to “negative amortization”. The principal balances of these loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

•
mortgage loans that do not fully amortize over their terms to maturity which are sometimes referred to as “balloon loans” and some revolving credit loans that do not significantly amortize prior to maturity. Balloon loans and revolving credit loans, if applicable, involve a greater degree of risk because the ability of a mortgagor to make the final payment on these types of mortgage loans typically depends on the ability to refinance the loan or sell the related mortgaged property. In addition, due to the unpredictable nature of principal payments for revolving credit loans, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent the principal payments on certain revolving credit loans are being reinvested on Draws on other revolving credit loans in the pool, principal distributions on your securities may be further reduced;

•
adjustable rate mortgage loans and other mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for those loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase;

•
loans secured by second or more junior liens. The cost of foreclosure on these loans compared to the potential foreclosure proceeds, after repaying all senior liens, may cause these loans to be effectively unsecured; and

•
mortgage loans that are concentrated in one or more regions, states (including, but not limited to, California) or zip code areas of the United States. If the regional economy or housing market in that area weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to securityholders. The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur. See “The Mortgage Pool” in the prospectus supplement to see if any of these or other types of special risk loans are included in the mortgage pool applicable to your securities.

The underwriting guidelines used to originate the mortgage loans may impact losses.
The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus. The underwriting standards typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

Recent developments in the residential mortgage market may adversely affect the market value of your securities.
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

There is a risk that there may be a delay in receipt of liquidation proceeds and liquidation proceeds may be less than the mortgage loan balance.
Substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. In addition, in some instances a large portion of the mortgage loans are secured by second liens on the related mortgaged property. If a mortgagor on a mortgage loan secured by a second lien defaults, the trust’s rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property. There may not be enough proceeds to pay both the first lien and the second lien. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

There are risks relating to alternatives to foreclosure.
Certain mortgage loans are or may become delinquent after the closing date. A servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.

To the extent applicable, losses on the mortgage loans in one asset group related to a group of subordinate securities may reduce the yield on certain senior securities related to one or more other asset groups related to that group of subordinate securities.

To the extent applicable, with respect to some series and any group of subordinate securities, the applicable coverage for special hazard losses, fraud losses and bankruptcy losses covers all of the mortgage loans in each asset group related to that group of subordinate securities. Therefore, if mortgage loans in any of such asset groups suffer a high level of these types of losses, it will reduce the available coverage for all of the senior securities related to each of such asset groups and certain classes of such group of subordinate securities. Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in any of such asset groups suffers these types of losses, all of the senior securities related to such asset groups will, and certain principal only securities related to such asset groups may be allocated a portion of that loss.

Because each group of subordinate securities represents interests in the mortgage loans in each asset group related to such group of subordinate securities, the class principal balances of these classes of securities could be reduced to zero as a result of realized losses on the mortgage loans in any of such asset groups. Therefore, the allocation of realized losses on the mortgage loans in each asset group related to such group of subordinate securities will reduce the subordination provided by those classes of securities to all of the senior securities related to such asset groups and certain classes of such group of subordinate securities, including the senior securities related to the asset group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior securities related to the asset group that did not suffer those previous losses.

Credit enhancements may be limited or reduced and this may cause your securities to bear more risk of mortgagor defaults.
The prospectus supplement related to your securities may specify that credit enhancements will provide some protection to cover various losses on the underlying mortgage loans. The forms of credit enhancement include (but are not limited to) the following: subordination of one or more classes of securities to other classes of securities in the same series evidencing beneficial ownership in the same pool of collateral or different pools; having assets in the trust with a greater amount of aggregate principal balance than the aggregate principal balance of the securities in a series; an insurance policy on a particular class of securities; a letter of credit; a mortgage pool insurance policy; a reserve fund; or any combination of the above. See “Credit Support” in this prospectus. See also “Credit Enhancement” in the prospectus supplement in order to see what forms of credit enhancements apply to your securities.

Regardless of the form of credit enhancement, an investor should be aware that:

	•	The amount of coverage is usually limited;

	•	The amount of coverage will usually be reduced over time according to a schedule or formula;

	•	The particular forms of credit enhancement may provide coverage only to some types of losses on the mortgage loans, and not to other types of losses;

	•	The particular forms of credit enhancement may provide coverage only to some securities and not other securities of the same series; and

	•	If the applicable rating agencies believe that the rating on the securities will not be adversely affected, some types of credit enhancement may be reduced or terminated.

If you hold auction securities, when those securities are transferred on the auction distribution date, you may not receive par for those securities if the money available under the auction and the swap agreement is insufficient

For certain series, certain securities may be offered, referred to in this prospectus as auction securities, which will be transferred to third-party investors on a certain distribution date, referred to in this prospectus as the auction distribution date. If you purchase an auction security, your investment in that security will end on the related auction distribution date.

If the outstanding principal balance of any class of auction securities, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the auction securities. If all or a portion of a class of auction securities is not sold in the auction, the auction price for such unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal balance of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date. If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal balance of your auction security, after application of principal distributions and realized losses on the auction distribution date. In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).

The ratings of your securities may be lowered or withdrawn, and do not take into account risks other than credit risks which you will bear.
Any class of securities offered under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor. If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating, entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

	•	a decrease in the adequacy of the value of the trust assets or any related credit enhancement, an adverse change in the financial or other condition of a credit enhancement provider, or

	•	a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any a particular pool of mortgage loans.

Your yield may be reduced due to the optional redemption of the securities or the options repurchase of underlying mortgage loans.
The master servicer or another entity specified in the related prospectus supplement may elect to repurchase all of the assets of the trust if the aggregate outstanding principal balance of those assets is less than a percentage of their initial outstanding principal amount specified in the prospectus supplement. This kind of event will subject the trust related to your securities to early retirement and would affect the average life and yield of each class of securities in those series. See “Yield, Prepayment and Maturity Considerations” in this prospectus and in the accompanying prospectus supplement.

Violation of various federal and state laws may result in losses on the mortgage loans
Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these state and federal laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages, including monetary penalties, and administrative enforcement. In particular, an originator’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the related trust to monetary penalties, and result in the related obligors’ rescinding the mortgage loans against that trust.

The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus.

Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators and the servicers of the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the securities could result.

You may have to hold your offered securities to their maturity because of difficulty in reselling the offered securities.
A secondary market for the offered securities may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriter nor any other person will have any obligation to make a secondary market in your securities. Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered securities. Any class of offered securities may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The absence of physical securities may cause delays in payments and cause difficulty in pledging or selling the offered securities.
The offered securities, other than certain classes of residual securities, will not be issued in physical form. Securityholders will be able to transfer securities, other than such residual securities, only through The Depository Trust Company (referred to in this prospectus as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a security to a person that does not participate in DTC may be limited because of the absence of a physical security. In addition, securityholders may experience some delay in receiving distributions on these securities because the trustee or trust administrator, as applicable, will not send distributions directly to them. Instead, the trustee or trust administrator, as applicable, will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts securityholders have either directly or indirectly through indirect participants.

The yield to maturity on your securities will depend on various factors, including the rate of prepayments.	The yield to maturity on each class of offered securities will depend on a variety of factors, including:

	•	the rate and timing of principal payments on the related mortgage loans (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

	•	the pass-through rate for that class;

	•	with respect to any class of securities that receives payments under a yield maintenance agreement, whether the required payments are made under the yield maintenance agreement and are sufficient;

	•	interest shortfalls due to mortgagor prepayments on the related mortgage loans;

	•	whether losses on the mortgage loans are covered by credit enhancements;

	•	rapid prepayment of the mortgage loans may result in a reduction of excess spread which will make it difficult to create or maintain overcollateralization, if applicable;

	•	repurchases of mortgage loans as a result of defective documentation and breaches of representations and warranties

	•	whether an optional termination or an auction sale of the related loan group or loan groups occurs; and

	•	the purchase price of that class.

The rate of prepayments is one of the most important and least predictable of these factors.

In general, if a class of securities is purchased at a price higher than its outstanding principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of securities is purchased at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the mortgage loans will be affected by various factors.
Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered securities are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. Such reduced prepayments could result in a slower return of principal to holders of the offered securities at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of securities. Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the offered securities at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of securities.

Some of the mortgage loan in a trust may be adjustable rate mortgage loans, in which case, the mortgage loans generally adjust after a one year, two year, three year, five year or seven year initial fixed rate period. We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans with an initial fixed rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates. The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the master servicer, any sub-servicer or their affiliates and may include streamlined documentation programs.

Certain mortgage loans in each asset group may provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. All prepayment premiums will either be retained by the related servicer, or in some instances, be paid to the holder of a class of non-offered securities, if applicable, and in either case, will not be available for distribution to the offered securities.

The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. In addition, a special servicer may have the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent. These purchases will have the same effect on the holders of the offered securities as a prepayment of the mortgage loans.

The yield on your securities may also be affected by changes in the mortgage interest rate, if applicable.
With respect to certain adjustable-rate mortgage loans, after an initial fixed-rate period, each mortgage loan provides for adjustments to the interest rate generally every six months or twelve months. The interest rate on each mortgage loan will adjust to equal the sum of an index and a margin. Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”). In addition, the interest rate may be subject to an overall maximum and minimum interest rate.

With respect to certain of the variable rate offered securities, if applicable, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations. Each adjustable-rate mortgage loan has a maximum mortgage interest rate and substantially all of the adjustable-rate mortgage loans have a minimum mortgage interest rate. Generally, the minimum mortgage interest rate is the applicable margin. In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the securities could be adversely affected.

Further, investment in the variable rate offered securities, if applicable, involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans. In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap. This will have the effect of reducing the pass-through rates on the related securities, at least temporarily. This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow as described in the prospectus supplement. No assurances can be given that such additional funds will be available.

Interest only mortgage loans have a greater degree of risk of default.
Certain of the mortgage loans may not provide for any payments of principal (i) for a period generally ranging from five to fifteen years following the date of origination or (ii) prior to their first adjustment date. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

Additional risk is associated with mezzanine securities.
Investors in certain classes of securities, referred to in this prospectus as mezzanine securities, should be aware that, on any distribution date, certain losses which would otherwise be allocated to one or more other classes of securities, will be allocated to the related class of mezzanine securities, until its class principal balance is reduced to zero.

An optional termination or, in some instances, an auction sale of the trust may adversely affect the securities.
With respect to each group of subordinate securities and any series, when the aggregate outstanding principal balance of the mortgage loans in the asset groups related to such group of subordinate securities is less than 10% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the terminating entity, as provided in the related pooling and servicing agreement or servicing agreement, may purchase from the trust all of the remaining mortgage loans in those asset groups.

If so specified in the related prospectus supplement, if the option to purchase the mortgage loans in each asset group related to a group of subordinate securities as described above is not exercised and the aggregate outstanding principal balance of those mortgage loans declines below 5% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the related trustee or trust administrator, as applicable, will conduct an auction to sell those mortgage loans and the other assets in the trust related to each asset group related to such group of subordinate securities.

If the purchase option is exercised or a successful auction occurs with respect to the remaining mortgage loans in the asset groups related to a group of subordinate securities as described above, such purchase of mortgage loans would cause an early retirement or partial prepayment of the senior securities and subordinate securities related to those asset groups. If this happens, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related securityholders. This would have the same effect as if all of such remaining mortgagors made prepayments in full. No assurance can be given that the purchase price will be sufficient to pay your security in full. Any class of securities purchased at a premium could be adversely affected by an optional purchase or auction sale of the related mortgage loans. See “Maturity and Prepayment Considerations” in this prospectus.

If you own a special retail security, you may not receive a principal distribution on any particular date principal distributions are made on that class.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as special retail securities, are subject to special rules regarding the procedures, practices and limitations applicable to the distribution of principal to the holders of these securities. Special retail securities may not be an appropriate investment for you if you require a distribution of a particular amount of principal on a predetermined date or an otherwise predictable stream of principal distributions. If you purchase special retail securities, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.

Rapid prepayments on the mortgage loans in a loan group will reduce the yield on any related classes of interest-only securities.
Payments to the holders of certain classes of interest only securities that may be offered with respect to any series, referred to in this prospectus as ratio-stripped interest only securities, come only from interest payments on certain of the mortgage loans in the related asset groups. These mortgage loans are called premium rate mortgage loans because in general they have the highest mortgage interest rates in the loan group. In general, the higher the mortgage interest rate is on a mortgage loan in a loan group, the more interest the related class of ratio-stripped interest only securities, if any, receives from that mortgage loan. If mortgage interest rates decline, these premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur. If the related mortgage loans prepay faster than expected or if the related asset group or asset groups are terminated earlier than expected, you may not fully recover your initial investment.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as interest only securities, receive only distributions of interest. Distributions to the holders of any class of interest only securities are based on its related notional amount, calculated as described in the related prospectus supplement. You should fully consider the risks associated with an investment in any class of interest-only securities. If the mortgage loans in the related asset group prepay faster than expected or if the related asset group is terminated earlier than expected, you may not fully recover your initial investment.

Slower prepayments on the mortgage loans will reduce the yield on any related class of principal-only securities.
Payments to the holders of certain principal only securities that may be offered with respect to any series, referred to in this prospectus as ratio-stripped principal only securities, come only from principal payments on the discount mortgage loans in the related asset group or asset groups. These discount mortgage loans are the mortgage loans in each of such asset groups with net mortgage rates less than a certain percentage for each asset group, referred to in this prospectus and the related prospectus supplement as the required coupon. In general, the lower the net mortgage rate is on a mortgage loan, the more principal the related class of ratio-stripped principal only securities receive from that mortgage loan. Because holders of the ratio-stripped principal only securities receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage loans. If you are investing in a class of ratio-stripped principal only securities, you should consider that since the discount mortgage loans have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

Certain classes of securities that may be offered with respect to any series of securities, referred to in this prospectus as principal only securities, receive only distributions of principal. You should fully consider the risks associated with an investment in any class of principal only securities. If the mortgage loans in the related asset group prepay slower than expected, your yield will be adversely affected.

Any yield maintained securities may not receive amounts expected from the related yield maintenance agreement.
The mortgage loans in the asset group related to any class of yield maintained securities may not generate enough interest to pay the full pass-through rate on that class on certain distribution dates and interest distributions on those distribution dates will be made in part from payments under the related yield maintenance agreement. Payments under the related yield maintenance agreement for any distribution date will be based on a notional amount (as set forth in an annex to the related prospectus supplement), which will decrease during the life of that yield maintenance agreement. The notional amounts specified in the annex were derived by assuming a certain rate of payment on the mortgage loans in the related asset group (which will be described in the related prospectus supplement). The actual rate of payment on those mortgage loans is likely to differ from the rate assumed. If prepayments on those mortgage loans occur at a rate slower than the rate used in determining the notional amounts specified in the related annex, the class principal balance of the class of yield maintained securities may be greater than such notional amount for a distribution date. For any class of yield maintained securities and any distribution date on which the notional amount is lower than the actual class principal balance of that class of securities, the amount paid by the related cap counterparty under the related yield maintenance agreement will not be enough to pay the full amount of interest due for such distribution date, adversely affecting the yield on those securities.

Certain classes of securities that may be offered with respect to any series will be sensitive to changes in LIBOR.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as floating rate securities, will receive interest at a rate which varies directly with the rate of LIBOR subject, in each case, to a certain minimum pass-through rate and a certain maximum pass-through rate. Accordingly, these securities will be sensitive to changes in the rate of LIBOR.

Certain classes of certificates that may be offered with respect to any series will be very sensitive to increases in the level of LIBOR.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as inverse floating rate securities, will receive interest at a rate which varies inversely with the rate of LIBOR to a certain minimum pass-though rate and a certain maximum pass-through rate. Accordingly, the yield to maturity on these securities will be extremely sensitive to changes in the rate of LIBOR.

With respect to certain classes of securities that may be offered with respect to any series, referred to in this prospectus as PAC securities, although principal payments to the PAC securities generally follow a schedule, the rate of prepayments on the related mortgage loans may still affect distributions to these securities.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as planned amortization classes or PAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities. This is because on each distribution date, each class of PAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement. The schedule for each class of PAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate between a range set forth in the related prospectus supplement. However, there is no guarantee that the rate of prepayments on the mortgage loans in the related asset group will remain at a constant rate between those levels. If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the PAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

With respect to certain classes of securities that may be offered with respect to any series, referred to in this prospectus as TAC securities, although principal payments to the TAC securities generally follow a schedule, the rate of prepayments on the related mortgage loans may still affect distributions to these securities.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as targeted amortization classes or TAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities. This is because on each distribution date, each class of TAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement. The schedule for each class of TAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate set forth in the related prospectus supplement. However, it is very unlikely that the rate of prepayments on the mortgage loans in the related asset group will remain constant at that level. If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the TAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as support securities, will be very sensitive to the rate of prepayments on the related mortgage loans and may not receive distributions of principal for a long time.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as support securities, will be especially sensitive to the rate of prepayments on the mortgage loans in the related asset group. The support securities will act as a prepayment cushion for certain classes of PAC and/or TAC securities, absorbing excess principal prepayments. On each distribution date, each class of support securities receive principal only if the related PAC and/or TAC securities have been paid according to schedule. If the rate of prepayments on the mortgage loans in the related asset group is slow enough so that the TAC and/or PAC securities are not paid according to their aggregate schedule, then the support securities will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the TAC and PAC securities have been paid according to their schedule, then all or certain of the classes of support securities will receive all of the remaining principal otherwise available for distribution to the TAC and PAC securities in accordance with the priority of payment rules set forth in the related prospectus supplement. This may cause wide variations in the amount of principal the support securities will receive on each distribution date. Certain classes of support securities may be more stable than other classes of support securities if they are also TAC or PAC securities.

Potential inadequacy of credit enhancement.
The subordination and other credit enhancement features described in this prospectus are intended to enhance the likelihood that the classes of securities will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

None of the depositor, the master servicer, the servicers, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement.

To the extent applicable, certain factors may limit the amount of excess interest on the mortgage loans reducing overcollateralization.
In some instances, in order to create overcollateralization, it will be necessary that certain of the mortgage loans generate more interest than is needed to pay interest on the related securities and the related fees and expenses of the trust. In such scenario, we expect that such mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average mortgage rate on the those mortgage loans is higher than the net WAC rate on the related securities. We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies’ targeted overcollateralization level. The following factors will affect the amount of excess interest that such mortgage loans will generate:

Prepayments. Each time one of such mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of such mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.

Defaults. The actual rate of defaults on such mortgage loans may be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

Level of One-Month LIBOR. If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related securities, so less money will be available as excess interest.

Holding subordinate securities creates additional risks.
In some instances, the protections afforded the senior securities in any transaction create risks for the related subordinate securities. Prior to any purchase of these types of subordinate securities, consider the following factors that may adversely impact your yield:

	•	Because the subordinate securities receive interest and principal distributions after the related senior securities receive such distributions, there is a greater likelihood that the subordinate securities will not receive the distributions to which they are entitled on any distribution date.

•	With respect to certain series, the subordinate securities will not be entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth and in some cases, twelfth, year after the closing date.

•	If certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate securities with higher alphanumerical class designations will be paid to the related classes of subordinate securities with lower alphanumerical class designations.

•	If a related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the securities which will impact the related subordinate securities.

•	Losses on the mortgage loans will generally be allocated to the related subordinate securities in reverse order of their priority of payment. A loss allocation results in a reduction of a security balance without a corresponding distribution of cash to the holder. A lower security balance will result in less interest accruing on the security.

•	Certain of the subordinate securities may not be expected to receive principal distributions until, at the earliest, the distribution date occurring in the thirty-six month after the related closing date, unless the class principal balances of certain senior securities have been reduced to zero prior to such date.

•	In some instances, after extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate securities in reverse order of their priority of payment. A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder. A lower class principal balance will result in less interest accruing on the security.

•	The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

If servicing is transferred, delinquencies may increase.
In certain circumstances, the entity specified in the pooling and servicing agreement or servicing agreement and its transferee or assigns may request that that certain servicers or the master servicer, subject to certain conditions specified in the related pooling and servicing agreement or servicing agreement, resign and appoint a successor servicer or master servicer, as applicable. If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered securities and/or losses on the offered securities.

Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

The yield, market price, rating and liquidity of your securities may be reduced if the provider of any financial instrument defaults or is downgraded.
A trust may include one or more financial instruments including interest rate or other swap agreements and interest rate cap or floor agreements. These financial instruments provide protection against some types of risks or provide specific cashflow characteristics for one or more classes of a series. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, suppose a financial instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the securities based on another index. If that financial instrument does not perform, then the investors will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of securities.

THE TRUST FUND

Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

(1)  financial guaranty insurance policies or surety bonds;

(2)  letters of credit;

(3)  pool insurance policies;

(4)  special hazard insurance policies;

(5)  mortgagor bankruptcy bonds;

(6)  the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

(7)  the establishment of a reserve fund;

(8)  by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

(9)  overcollateralization;

(10)  interest rate swaps and yield supplement agreements;

(11)  performance bonds; or

(12)  by any combination of the foregoing.

See “Description of Insurance” and “Credit Support” in this prospectus.

The Mortgage Pools

General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

(1)          one or more mortgage pools containing:

•  conventional one- to four-family residential, first and/or second mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans,

•            Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling,

•  mortgage loans secured by multifamily property,

•             mortgage loans secured by commercial property, provided that the aggregate concentration by original principal balance of mortgage loans secured by commercial property in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool,

•  mortgage loans secured by Mixed-Use Property,

•  mortgage loans secured by unimproved land,

•  participation interests in residential mortgage loans, or

•  mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

(2)           one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements; or

(3)           any combination of the foregoing.

The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor. Unless otherwise indicated, references to the term “mortgage loans” or “loans” includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one- to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See “Yield Considerations” in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or “deferred” interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or VA, under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

•	the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

•	the type of mortgaged properties securing the mortgage loans,

•	the range of original terms to maturity of the mortgage loans,

•	the range of principal balances and average principal balance of the mortgage loans,

•	the earliest origination date and latest maturity date of the mortgage loans,

•	the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

•	the interest rate or range of interest rates borne by the mortgage loans,

•	the geographical distribution of the mortgage loans,

•	the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

•	the delinquency status of the mortgage loans as of the Cut-off Date,

•
with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans,

•	for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

•
whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See “Certain Legal Aspects of the Mortgage Loans and Contracts — The Mortgage Loans” in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series. The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See “ — Mortgage Loan Program” and “Description of the Certificates” in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See “Description of the Certificates — Assignment of Mortgage Loans.” The seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See “— Representations by Unaffiliated Sellers; Repurchases.” The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under “— Mortgage Loan Program — Representations by Unaffiliated Sellers; Repurchases,” and “Description of the Certificates — Assignment of Mortgage Loans,” and its obligations to make Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under “Description of the Certificates — Advances.” Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, or out of the proceeds of liquidation of the mortgage loans, cash in the Certificate Account or otherwise. See “Description of the Certificates — Advances,” “Credit Support” and “Description of Insurance” in this prospectus.

No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties. Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down Loan shall be compensated for from amounts on deposit in the related Buy-Down Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. See “Description of the Certificates — Payments on Mortgage Loans” in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

If specified in the related prospectus supplement, a mortgage pool may contain “re-performing loans”, which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

Revolving Credit Loans. As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

Certain of the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See “Certain Legal Aspects of the Mortgage Loans and Contracts — Leases and Rents” in this prospectus.

The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Participation Interests. If specified in the accompanying prospectus supplement, some or all of the assets underlying a series of securities may be participation interests in residential mortgage loans, established under a participation agreement. Each participation interest will represent a pro rata entitlement to interest and principal payments on a single residential mortgage loan. The related trust fund will own the related pro rata entitlement, and the entitlement to the remaining interest and principal payments on the related mortgage loan will not be owned by the trust fund. Under the related participation agreement, there will be a single servicer that services the related mortgage loan on behalf of all of the respective owners, and the mortgage file for each mortgage loan will be held by a single custodian or trustee on behalf of all of the respective owners. Under the related participation agreement, the servicer will be obligated to service the mortgage loan in accordance with accepted servicing practices for that mortgage loan type. All collections received as to that mortgage loan will be promptly remitted on a pro rata basis to the respective owners of the participation interests. The servicer will not make advances for delinquent scheduled payments. No credit enhancement will be provided under the participation agreement. Participation arrangements of this type will be used in connection with comparatively larger balance residential mortgage loans, to allow for a number of pro rata interests in the loan to be held by a number of different asset pools (or other investors). This will have the effect of diversifying and therefore reducing risk to investors, as compared to having the entire amount of the mortgage loan held within a single asset pool. Any offering of a series of securities backed by participation interests will be made in compliance with Rule 190(a) or 190(c) under the Securities Act of 1933, as amended.

Static Pool Information

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Underwriting Standards for Mortgage Loans

The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

Single and Multi-Family Mortgage Loans. The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs. The “alternative,” “reduced,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used. Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided. Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Generally, appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range. For several reasons, the results of an automated valuation review may not be consistent with the results of an appraisal.

Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

The majority of originators of commercial mortgage loans or Mixed-Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

No assurance can be given that values of any commercial properties or Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Unaffiliated Sellers

Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

•
with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

•	that the seller had good and marketable title to each mortgage loan sold by it;

•	to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

•
with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

•	that there were no delinquent tax or assessment liens against the mortgaged property.

With respect to a Cooperative Loan, the seller will represent and warrant that:

•
the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

•	the related cooperative apartment was free from damage and was in good repair.

The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

•
have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

•	have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

•	comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so. The servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Mortgage Certificates

If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating Agency.

The Contract Pools

General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See “Description of the Program — Representations by Unaffiliated Sellers; Repurchases” in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

•	the range of dates of origination of the contracts;

•	the weighted average annual percentage rate on the contracts;

•	the range of outstanding principal balances as of the Cut-off Date;

•	the average outstanding principal balance of the contracts as of the Cut-off Date;

•	the weighted average term to maturity as of the Cut-off Date; and

•	the range of original maturities of the contracts.

The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

Underwriting Standards for Contracts

Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the “appraised value” is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

•	the original principal amount of the contract divided by the lesser of the “appraised value” or the sales price for the manufactured home; or

•	such other ratio as described in the related prospectus supplement.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible Investments, or other investments that may be specified in the related prospectus supplement.

Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

•	the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

•
the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 50% of the proceeds of the offering of the related series.

The Depositor

The depositor will be Credit Suisse First Boston Mortgage Securities Corp. for each series of securities unless otherwise indicated in the related prospectus supplement. The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor’s affiliates will ensure or guarantee distributions on the certificates of any series. The Trust Assets for each series will be acquired by the depositor directly or through one or more affiliates.

After issuance of the certificates for a series, the depositor will have no material obligations with respect to the certificates and Trust Assets, other than (i) the right to appoint a successor trustee upon the resignation or removal of the trustee, (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended and (iii) any obligations with respect to the filing of any reports under the Exchange Act, as set forth in the related pooling and servicing agreement.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

None of the offering proceeds for a series will be used to pay expenses incurred in connection with the selection and acquisition of the related Trust Assets and no such expenses will be paid to the sponsor, a servicer, the depositor, the issuing entity, an originator of the Trust Assets, the underwriter or any affiliate of the foregoing parties.

Yield Considerations

The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See “Maturity and Prepayment Considerations” in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See “The Trust Fund” in this prospectus.

In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under “Description of the Certificates — Servicing of Mortgage Loans and Contracts,” in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See “Maturity and Prepayment Considerations” in this prospectus.

Maturity and Prepayment Considerations

As indicated in this prospectus under “The Trust Fund,” the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in borrowers' housing needs;

•	job transfers;

•	unemployment;

•	borrowers' equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA Loans and VA Loans are not permitted to contain “due on sale” clauses, and are freely assumable.

An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See “Description of the Certificates — Servicing of Mortgage Loans and Contracts,” “ — Enforcement of “Due-on-Sale” Clauses; Realization Upon Defaulted Mortgage Loans,” and “Certain Legal Aspects of the Mortgage Loans and Contracts — Enforceability of Certain Provisions” for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. There is a risk that revolving credit loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor’s ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment.

Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See “Description of the Certificates — Enforcement of “Due-On-Sale” Clauses; Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans and Contracts — The Mortgage Loans” for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as one or more REMICs, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a “qualifying liquidation” thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund. The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Mortgage Certificates will have the same effect as prepayments in full. See “The Trust Fund — Mortgage Loan Program — Representations by Unaffiliated Sellers; Repurchases,” “Description of the Certificates — Assignment of Mortgage Loans,” “ — Assignment of Mortgage Certificates,” “ — Assignment of Contracts” and “—Termination.”

Description of the Certificates

Each series of securities will be issued pursuant to an agreement consisting of either:

•	a pooling and servicing agreement; or

•	a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement. A trust agreement will be an agreement between the depositor and the trustee. Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement. As to each series of securities, the related agreements will be filed with the Securities and Exchange Commission in a current report on Form 8-K following the issuance of the securities.

General

The trust fund with respect to a series will consist of:

•	the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

•	the assets as from time to time identified as deposited in the related Certificate Account;

•	the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

•	the surety bond or financial guaranty insurance policy, if any, with respect to that series;

•	the letter of credit, if any, with respect to that series;

•	the pool insurance policy, if any, with respect to that series, described below under “Description of Insurance”;

•	the special hazard insurance policy, if any, with respect to that series, described below under “Description of Insurance”;

•	the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under “Description of Insurance”;

•	the performance bond and proceeds thereof, if any, with respect to that series;

•	the interest rate swap or yield maintenance agreement and proceeds thereof, if any, with respect to that series;

•	the primary mortgage insurance policies, if any, with respect to that series, as described below under “Description of Insurance”; and

•	the GPM Funds and Buy-Down Funds, if any, with respect to that series.

Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

The Residual Certificates, if any, included in a series will be designated by the depositor as the “residual interest” in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series. All other classes of securities of the related series will constitute “regular interests” in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See “Federal Income Tax Consequences” in this prospectus.

If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act of 1933, as amended, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act of 1933. If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act of 1933, as amended, and pursuant to any applicable state law. Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

Form of Certificates

As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, (ii) the depositor elects, with the consent of the participants, to discontinue the registration of the securities through DTC or (iii) after the occurrence of an event of default with respect to the related series of certificates, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Certificate Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners. Additionally, after the occurrence of an event of default under the related pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

Prior to any event described in the immediately preceding paragraph, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Distributions of Principal and Interest

Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement. Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

•	the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the distribution of principal and the distribution of interest; or

•	some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement. Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Certificate Principal Balance of the certificates to zero. Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement. Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate	A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Determination of LIBOR

With respect to certain of the certificates, the annual interest rates of such certificates are based upon the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) as quoted on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest accrual period (a “LIBOR Determination Date”). Reuters Screen LIBOR01 Page means the display designated on the Reuters Monitor Money Rates Service, or any other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related certificates. The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The trustee’s or trust administrator’s, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

Assignment of Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the securityholders all right, title and interest of the depositor in and to each mortgage loan and other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut-off Date.

In connection with such transfer and assignment, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first or second, as applicable, lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each Cooperative Loan.

The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are “defective” under the Code and the seller delivers to the trustee and the trust administrator an officer’s security to that effect. Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

•
have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the securityholders on the related distribution date);

•
have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

•	have an LTV, or if applicable, a CLTV, ratio not higher than that of the deleted mortgage loan;

•
have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

•	comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of a servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under “The Trust Fund — Representations by Unaffiliated Sellers; Repurchases.”

If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

Assignment of Contracts

The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

•	the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

•	the annual percentage rate;

•	the current scheduled monthly level payment of principal and interest; and

•	the maturity of the contract.

In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See “Certain Legal Aspects of Mortgage Loans and Contracts — The Contracts” in this prospectus.

The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

•	the remaining unpaid principal balance of the defective contract; or

•	in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

•
in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

•
immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

•	as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

•	each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

•
as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

•	as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

•
with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

•	the principal balance thereof as of the date of the repurchase; or

•
in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under “The Trust Fund — The Contract Pools.”

If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

Assignment of Mortgage Certificates

Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

Servicing of Mortgage Loans and Contracts

Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus and will not contain any terms that are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the servicer, as specified in the related prospectus supplement.

Any servicer will be required to perform the customary functions of a servicer, including:

•	collection of payments from mortgagors and obligors and remittance of collections to the servicer;

•	maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under those policies;

•
maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

•	processing of assumptions or substitutions;

•	attempting to cure delinquencies;

•	supervising foreclosures or repossessions;

•	inspection and management of mortgaged properties, Cooperative Dwellings or manufactured homes under certain circumstances; and

•	maintaining accounting records relating to the mortgage loans and contracts.

A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under “— Payments on Mortgage Loans” and “ — Payments on Contracts,” and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

Payments on Mortgage Loans

The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

•
all payments on account of principal, including principal prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

•	all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

•	all Insurance Proceeds;

•
all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

•	all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

•	all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

•	any Advances made by a subservicer or the servicer, as described in this prospectus under “— Advances”;

•	any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

•
all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under “The Trust Fund — Mortgage Loan Program — Representations by Unaffiliated Sellers; Repurchases” or “ — Assignment of Mortgage Loans” or repurchased by the depositor as described in this prospectus under “— Termination”.

If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial Account. If the servicer elects to establish a Custodial Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section “ — Payments on Mortgage Loans,” shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a Servicing Account that will comply with either the standards set forth for a Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each distribution date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the trustee to fund the Buy-Down Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

Payments on Contracts

A Certificate Account meeting the requirements set forth under “Description of the Certificates — Payments on Mortgage Loans” will be established in the name of the trustee.

There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

•	all obligor payments on account of principal, including principal prepayments, on the contracts;

•	all obligor payments on account of interest on the contracts, net of the servicing fee;

•	all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

•	all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

•	any Advances made as described under “ — Advances” and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

•	all amounts received from any credit support provided with respect to a series of certificates;

•	all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under “ — Termination” below; and

•	all amounts, if any, required to be transferred to the Certificate Account from the reserve fund.

Collection of Payments on Mortgage Certificates

The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

Distributions on Certificates

On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under “Description of the Certificates — Distributions of Principal and Interest” and in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and interest received after the Cut-off Date and on or prior to the applicable Determination Date, except:

•	all payments that were due on or before the Cut-off Date;

•	all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due Period;

•	all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

•	amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

•	amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer;

•	amounts to pay the servicer or any subservicer for the funding of any Draws made on revolving credit loans, if applicable; and

•	that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

(1) servicing compensation to the servicer and, if applicable, the special servicer; or

(2) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized. The servicer or other entity will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement.

The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

Special Distributions

To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

•	the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

•	the amount to be distributed in reduction of Certificate Principal Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

Reports to Certificateholders

The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

(1)  to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund (by class), separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

(2)  to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund (by class and by any shortfalls or carry-forwards) and the portion, if any, advanced by the servicer or a subservicer;

(3)  in the case of a series of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution;

(4)  the total cash flows received and the general sources thereof;

(5)  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(6)  the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

(7)              the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent;

(8)               the remaining balance, if any, in the pre-funding account;

(9)               the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

(10)  the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

(11)  the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

(12)             interest rates, as applicable, to the pool assets and securities;

(13)  the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

(14)  the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

(15)  the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to certificateholders on the distribution date;

(16)              number and amount of pool assets, together with updated pool composition information;

(17)  the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

(18)  if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

(19)  material breaches of pool asset representation or warranties or transaction covenants;

(20)  information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

(21)  information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

(22)  any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

(23)             the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(24)  whether such loans are closed-end loans and/or revolving credit loans;

(25)   in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features;

(25)  the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

(26)  with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related agreement and specified in the related prospectus supplement.

In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Additional Information” and “Reports to Certificateholders.”

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable (within the meaning of the REMIC provisions), and if in the servicer’s determination such modification is not materially adverse to the interests of the certificateholders (taking into account any estimated realized loss that might result absent such action), the servicer may modify the terms of the related mortgage loan to (1) capitalize to the principal balance of the mortgage loan unreimbursed Advances, unreimbursed servicing advances, unpaid servicing fees, and related amounts due to the servicer; (2) defer such amounts to a balloon payment due on the final payment date of the mortgage loan; (3) reduce the related mortgage rate (provided that the mortgage rate of any fixed-rate mortgage loan or any adjustable-rate mortgage loan contained in a loan group that does not relate to an overcollateralization structure, may not be reduced, and the mortgage rate of any adjustable-rate mortgage loan contained in a loan group that relates to an overcollateralization structure may not be reduced below the mortgage rate of such mortgage loan immediately prior to the related first adjustment date); and/or (4) extend the maturity of the mortgage loan, but in no instance past the date on which the final payment is due on the latest maturing mortgage loan in the related mortgage pool or loan group, as applicable, as of the cut-off date; provided, however, that the related servicer shall effect such modification only after the related borrower has made no less than three consecutive monthly payments pursuant the terms of the proposed modification. No modification will be granted without the prior written consent of the credit insurer provider if so required in any credit insurance policy.

Advances

If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. “Property protection expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those Advances will not be reimbursable to the subservicers or the servicer.

Collection and Other Servicing Procedures

The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy, or mortgagor bankruptcy bond, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the potential cash flow from the pool assets or the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond or letter of credit, will not be adversely affected. In addition, the servicer of a revolving credit loan may increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement.

Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

Standard Hazard Insurance

Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See “Description of Insurance — Special Hazard Insurance Policies” for a description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

Special Hazard Insurance

If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

Pool Insurance

To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

Primary Mortgage Insurance

To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or “insured,” under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See “Description of Insurance — Primary Mortgage Insurance Policies.”

Mortgagor Bankruptcy Bond

If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See “Description of Insurance — Mortgagor Bankruptcy Bond.”

Presentation of Claims

The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

•
that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

•
that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the Servicing Account or the Certificate Account, as the case may be.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any “due-on-sale” clause applicable thereto, if any, unless it reasonably believes that enforcement of the “due-on-sale” clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

•	that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

•
that the expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances, if any, and Excluded Balances as described in the related prospectus supplement.

Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See “Certain Legal Aspects of the Mortgage Loans and Contracts — The Mortgage Loans — Foreclosure” in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement. Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized Loss has been allocated to the certificates may be distributed to the certificateholders.

Enforcement of “Due-on-Sale” Clauses; Realization Upon Defaulted Contracts

Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable “due-on-sale” clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract. Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

•	that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

•	that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation and Payment of Expenses

Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds, Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account. If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement. Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies or from amounts in the reserve fund. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit or insurance policies, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property, Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation Proceeds or amounts in the reserve fund.

Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

Evidence as to Compliance

Each entity responsible for the servicing function will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

•
a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

•
to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement, or, if there has been a failure in the fulfillment of any obligation, specifying such failure known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each entity responsible for the servicing function will also deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charging upon written request to the servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer

The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

On and after the time a servicer receives a notice of termination or the resignation of a servicer, the trustee shall be the successor to the related servicer, but only in its capacity as servicer, and not in any other, and the transactions set forth or provided for therein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the related servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof. As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans that the related servicer would have been entitled to charge to the Collection Account, provided that the terminated servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the related servicer. Notwithstanding the foregoing, if the trustee has become the successor to a servicer, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, having a net worth of at least $10,000,000, as the successor to a servicer in the assumption of all or any part of the responsibilities, duties or liabilities of a servicer hereunder. Pending appointment of a successor to a servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as herein above provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the related mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the servicing fee. The trustee and such successor shall take such action, consistent with the related agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the related servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

Events of Default

Events of default under each pooling and servicing agreement will include:

•	any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

•
any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for 120 days after the giving of written notice of the failure or breach; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

Rights Upon Event of Default

So long as an event of default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

Upon any such termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to the certificateholders and to each rating agency. Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default actually known to the trustee, unless such event of default shall have been cured or waived.

Amendment

Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

•	to cure any ambiguity;

•	to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

•
to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66-2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

(1)  reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that certificate;

(2)  adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66-2/3% of that class or subclass;

(3)  adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than 66-2/3% of that class or subclass; or

(4)  reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

The servicer and any director, officer, employee or agent of the servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

Termination

The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

(1)          the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

(2)          the later of:

•	the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

•	the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement for a series of certificates continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates. The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the servicer or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

(1)          the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

(2)          the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a “qualifying liquidation” under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

EXCHANGEABLE SECURITIES

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•
the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

CREDIT SUPPORT

Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, interest rate swaps and yield supplement agreements, performance bonds, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under “Description of Insurance.” The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

•	the remaining amount available under the letter of credit; and

•
the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the trustee of that Liquidating Loan, and the letter of credit bank will thereafter own the Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinated Certificates

To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in “— Reserve Fund.” The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Shifting Interest

If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

Overcollateralization

If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Under a mandatory auction procedure, the auction administrator will solicit bids for purchase of the securities in the secondary market from dealers and institutional investors. The sponsor and depositor and their affiliates are not allowed to bid in an auction. There is no minimum required bid. If bids are received for the entire amount of the securities subject to the mandatory auction, then the auction will have been successful and the securities will be sold to the highest bidders. The prices at which the securities are sold through this procedure will be used as the value of the securities for purposes of the market value swap. If the total auction price is less than par, the market value swap counterparty will pay the shortfall. If the total auction price is greater than par, then the counterparty will receive the excess. If the total auction price is less than par, the original investors in the securities will receive the auction price plus the market value swap proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the offered securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their securities. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their securities and will receive the required par purchase price. If the offered securities are registered in book entry form, then the tender will take place through the book entry facilities, with no action required on the investor’s part. When the mandatory auction closes and the original investors tender their securities and receive the par purchase price, the offered securities remain outstanding, and continue to receive distributions in accordance with their original terms.

The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

Reserve Fund

If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series. Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

•	the retention by the servicer of certain payments on the mortgage loans or contracts;

•
the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

•	an Initial Deposit;

•	any combination of the foregoing; or

•	some other manner as specified in the related prospectus supplement.

Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus supplement until withdrawn from the reserve fund and transferred to the Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

•	the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or

•
the amount necessary to increase the funds in the Certificate Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the senior certificateholders.

Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

(1)  to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

(2)  to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the Certificate Account are not available therefor; and

(3)  to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

Performance Bond

If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

Description of Insurance

To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•	amounts expended but not approved by the primary mortgage insurer;

•	claim payments previously made by the primary mortgage insurer; and

•	unpaid premiums.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

(1)	advance or discharge:

(A)	all hazard insurance premiums; and

(B)	as necessary and approved in advance by the primary mortgage insurer:

•	real estate property taxes;

•
all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

•	property sales expenses;

•	any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

•	foreclosure costs, including court costs and reasonable attorneys' fees;

(2)            in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

(3)            tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

(1)            no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

(2)            written notice must be given to the primary mortgage insurer within 10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

(3)            the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

(4)            the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

(5)            the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

(6)            the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

•	the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

•
the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the certificateholders.

With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on the Manufactured Homes

The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

•	maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

•	indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

Pool Insurance Policies

If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

(1)           to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

(2)           to advance, as necessary and approved in advance by the pool insurer,

•	real estate property taxes;

•
all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

•	property sales expenses;

•	any outstanding liens on the mortgaged property; and

•	foreclosure costs including court costs and reasonable attorneys' fees; and

(3) if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

(1)           the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

(2)           the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

(3)           advances as described above, less:

•
all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

•
amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•	any claims payments previously made by the pool insurer on the related mortgage loan;

•	due and unpaid premiums payable with respect to the pool insurance policy; and

•	all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

•
that the restoration will increase the proceeds to the certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

•
that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds, Insurance Proceeds or amounts in the reserve fund, if any, with respect to that series.

No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

(1)	fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

(2)	the exercise by the related insured of a “due-on-sale” clause or other similar provision in the mortgage loan.

Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under “The Trust Fund — Mortgage Loan Program — Representations by Unaffiliated Sellers; Repurchases” and “Description of the Certificates — Assignment of Mortgage Loans.”

The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See “Description of the Certificates — Advances.”

Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Special Hazard Insurance Policies

If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See “Description of the Certificates — Maintenance of Insurance Policies” and “ — Standard Hazard Insurance.” The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

•	the cost of repair or replacement of the mortgaged property; or

•
upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

No claim may be validly presented under a special hazard insurance policy unless:

•
hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

•	the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

Certain Legal Aspects of the Mortgage Loans and Contracts

The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in “Description of FHA Insurance” in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

The Mortgage Loans

General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

•	arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

•	arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “— Foreclosure on Shares of Cooperatives” in this prospectus.

Tax Aspects of Cooperative Ownership. In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 16(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See “Description of Credit Enhancement” in this prospectus.

Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a “due-on-sale” clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See “Description of the Securities — Servicing and Administration of Loans — Realization Upon Defaulted Loans” in this prospectus.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico. Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the borrower does not contest the action filed, a default judgment is rendered for the mortgagee and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the borrower contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the borrower to the execution of a deed in lieu of foreclosure.

Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

Some of the mortgage loans or revolving credit loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

•
state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks;

•
state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

•
all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

Leasehold Considerations. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

General. A manufactured housing contract evidences both:

•	the obligation of the mortgagor to repay the loan evidenced thereby; and

•	the grant of a security interest in the manufactured home to secure repayment of the loan.

Certain aspects of both features of the manufactured housing contracts are described below.

Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See “Description of the Securities — Assignment of Loans” in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See “Certain Legal Aspects of the Mortgage Loans and Contracts — The Mortgage Loans” in this prospectus.

Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See “Certain Legal Aspects of the Mortgage Loans and Contracts — The Mortgage Loans” for a description of mortgages, deeds of trust and foreclosure procedures.

Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see “— The Mortgage Loans — Anti- Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Enforceability of Certain Provisions

If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, referred to herein as the Relief Act, a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of California, California national guard members called up to active service by the President and reservists called to active duty. The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The depositor has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The servicer or subservicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Negative Amortization Loans

A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp and McKee Nelson llp, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs and not an association taxable as a corporation — or publicly traded partnership treated as a corporation — and each class of securities will represent either a “regular” interest or a “residual” interest in the REMIC and (2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation — or publicly traded partnership treated as a corporation — and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp or McKee Nelson llp are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose “functional currency” is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

The following discussion addresses REMIC certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more REMICs and grantor trust certificates representing interests in a grantor trust. The prospectus supplement for each series of securities will indicate whether a REMIC election or elections will be made for the related trust fund and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

Classification of REMICs

Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp, McKee Nelson llp or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, “regular interests,” in the related REMIC or “residual interests,” in that REMIC. If with respect to any series, none of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp or McKee Nelson llp are counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under “Material Federal Income Tax Consequences.” The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

Characterization of Investments in REMIC Regular Certificates. Except as provided in the following sentence, the REMIC Regular Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Regular Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a “reverse mortgage,” is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, and (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates

General. In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

Original Issue Discount. Some REMIC Regular Certificates may be issued with “original issue discount,” or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a prepayment assumption be used for loans held by a REMIC in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, as applicable, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC administrator for those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period,” as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption;

by

•	a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “— Market Discount” in this prospectus for a description of that election under the OID regulations.

If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

The “accrual period” as used in this section will be:

•
the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

•	such other period as described in the related prospectus supplement.

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

(1)	the sum of:

•	the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

•	the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price;

over

(2)	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated:

(1)	assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

(2)	using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

plus

•	the daily portions of original issue discount for all days during the accrual period prior to that day;

minus

•	any principal payments made during the accrual period prior to that day for the certificate.

The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “-- Premium” in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “— Original Issue Discount” in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

•	on the basis of a constant yield method;

•
in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

•
in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “— Market Discount” in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. However, the use of an assumption that there will be no prepayments might be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “— Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described in this prospectus under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount.” Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “— Taxation of Owners of REMIC Regular Certificates” in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of “regular interests” in the REMIC described in this prospectus under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount,” will not apply.

If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Taxes” in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See “— Possible Pass-Through of Miscellaneous Itemized Deductions” in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses may be limited in accordance with additional limitations under the Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See “— Sales of REMIC Certificates” in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see “— General” in this prospectus.

Excess Inclusions. Any “excess inclusions” for a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the “excess inclusions” for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

over

•	the sum of the “daily accruals,” as described in the following sentence, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization; and

•
will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, “— Foreign Investors in Regular Certificates” in this prospectus.

Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unable or unwilling to pay taxes due on its share of the REMIC's taxable income (ie. the transferor had “improper knowledge”). If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

(1)	the present value of the expected future distributions, discounted using the “applicable federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

(2)	the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The REMIC regulations provide a safe harbor under which a transferor is presumed to lack “improper knowledge.” If the safe harbor is satisfied, a transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations:

•
the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

•
the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

•
the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

•
either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC Residual Certificate reduced by the present value of the projected payments to be received on the REMIC Residual Certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in Regular Certificates” for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

•	an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

•
the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, or the 2001 Act, these reductions will be phased out commencing in 2006 and eliminated by 2010. Unless amended, however, all provisions of the 2001 Act will no longer apply for taxable years beginning after 2010.

The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

•
the present value, discounted using the “applicable federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by Disqualified Organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

(1)	requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

(2)	providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

(3)	granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

•	the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

In the case of a REMIC Residual Certificate held by an “electing large partnership,” regardless of the preceding two sentences, all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “— Taxation of Owners of REMIC Residual Certificates — Basis Rules, Net Losses and Distributions” in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

•
the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the “applicable federal rate,” which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate;

over

•	the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See “— Taxation of Owners of REMIC Regular Certificates — Market Discount” in this prospectus.

A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool,” as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such a form.

Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax, however, if a REMIC may be required to recognize “net income from foreclosure property” subject to federal income tax, it will be stated in the related prospectus supplement.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee, or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information be reported to the IRS with respect to a Regular Certificate issued with original issue discount including the amount of original issue discount and the issue date. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “— Taxation of Owners of REMIC Regular Certificates — Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC administrator named in the related prospectus supplement, as specified in the prospectus supplement. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to Securities

Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Regular Certificates

A regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

For these purposes, United States person means:

•	a citizen or resident of the United States;

•
a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent regulations are adopted that provide otherwise;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Generally, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates to investors that are not United States persons will be allowed.

Non-REMIC Trust Funds

The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp, McKee Nelson llp or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp or McKee Nelson llp are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds 2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under “Taxation of Owners of REMIC Regular Certificates — Original Issue Discount.” Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under “Taxation of Owners of REMIC Regular Certificates — Market Discount” and “— Premium.”

Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

•	“real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; and

•	assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

Any amount includible in gross income with respect to the grantor trust certificates will be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as “real estate assets” under Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as “real estate assets”. No assurance can be given that the manufactured homes will be so treated. A “real estate investment trust,” or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a “real estate asset” for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions are encouraged to consult their tax advisors regarding the status of the certificates under those provisions.

Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

(1)	if any servicing compensation is deemed to exceed a reasonable amount;

(2)	if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

(3)	if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

(4)	if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the “stripped bond” rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors are encouraged to consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see “— Sales of Certificates” below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to “regular interests” in a REMIC and are described under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount.” Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see “— Sales of Certificates” below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

•	a representative initial offering price of the grantor trust certificates to the public; and

•	a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a United States person will be treated as “portfolio interest” and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund were originated after July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in “Foreign Investors in Regular Certificates.”

For information regarding withholding, see “—Backup Withholding with Respect to Securities” and “—Foreign Investors in Regular Certificates—New Withholding Regulations” above.

Reportable Transactions

A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

PUERTO RICO TAX CONSEQUENCES

In certain cases, an investor that holds both a Residual Certificate and any REMIC regular interest issued pursuant to the pooling and servicing agreement related to an asset group which includes mortgage loans originated in Puerto Rico may be subject to income tax by the Commonwealth of Puerto Rico with respect to that REMIC regular interest. Prospective investors should consult their tax advisors regarding any possible tax liabilities arising under the laws of the Commonwealth of Puerto Rico with respect to any investment in certificates related to such asset group.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described under “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is made for the exclusive benefit of Plan participants and their beneficiaries, permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503(b) of the Code.

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and persons having certain specific relationships to a Plan, called Parties in Interest, and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or not the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates under the rules is described in “Plan Assets Regulation” below. An investment in certificates by or with “plan assets” of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

A number of prohibited transaction class exemptions issued by the United States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with “plan assets” of a Plan, i.e., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). In addition, the Pension Protection Act of 2006 adds a new Section 408(b)(17) of ERISA, which provides a statutory exemption for non-fiduciary service providers. There can be no assurance that any of these exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

Plan Assets Regulation

The DOL has issued the Plan Assets Regulation. Unless an exception from “plan asset” treatment is available under the Plan Assets Regulation or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a certificateholder of the applicable series. This means that each Plan will be deemed to hold an undivided interest in the underlying mortgages and other assets held in the trust. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The Plan Assets Regulation provides an exception from “plan asset” treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by “benefit plan investors” — e.g., Plans and entities holding assets deemed to be “plan assets” of Plans. Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

Underwriter's PTE

General Rules

A predecessor of Credit Suisse Securities (USA) LLC, or Credit Suisse, is the recipient of an underwriter's prohibited transaction exemption, or Underwriter's PTE, which may accord protection from certain violations under Sections 406 and 407 of ERISA and Section 4975 of the Code (including violations that arise because the assets of the issuer are “plan assets” under the Plan Assets Regulation) for Plans that acquire certificates:

(a)          which represent:

(1)	a beneficial ownership interest in the assets of a trust fund and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund; or

(2)	an interest in a REMIC; and

(b)           with respect to which Credit Suisse or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

The corpus of a trust fund to which the Underwriter's PTE applies may consist of:

(a)           obligations which bear interest or are purchased at a discount and which are secured by:

(1)	single family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on that real property; or

(2)	shares issued by a cooperative housing association;

(b)            secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;

(c)           secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities;

(d)            “guaranteed governmental mortgage pool certificates,” as defined in the Plan Assets Regulation; and

(e)           undivided fractional interests in any of the obligations described in (a) through (d) above.

The Underwriter’s PTE does not cover revolving pools of assets.

Plans acquiring certificates may be eligible for protection under the Underwriter's PTE if:

(a)           at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (j)(1) below, except that, in the case of a trust fund containing any single family residential mortgage loan or home equity loan with a loan-to-value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust fund (other than a single family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates or (3) to any certificates of a class that has not received a rating in one of the two highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch Ratings, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each an “exemption rating agency”);

(b)           the trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

(c)           if certain conditions specified in the applicable prospectus supplement are satisfied, the trust fund includes a pre-funding account or a swap agreement;

(d)           the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that trust fund with respect to the right to receive payment in the event of defaults or delinquencies on the underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

(e)           the Plan is an “accredited investor,” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

(f)           the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

(g)           the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

(h)           the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

(i)           the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related servicer's and subservicers' services under the pooling and servicing agreement and reimbursement of the related servicer's and subservicers' reasonable expenses in connection therewith;

(j)           assets of the type included as assets of a particular trust fund have been included in other investment pools and certificates evidencing interests in those other pools have been both:

(1)           rated in one of the four highest generic rating categories (three highest in the case of pools holding certain types of assets) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch Ratings, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.); and

(2)           purchased by investors other than Plans,

for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

Certificates that do not meet the requirements of condition (a) above are not available for purchase by or with “plan assets” of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 as described above, and any acquisition of such certificates by, on behalf of or with “plan assets” of any such Plan, except as provided above, will be treated as null and void for all purposes.

Pre-Funding Accounts

The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Underwriter's PTE are satisfied.

Swaps

The Underwriter's PTE permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Underwriter’s PTE.

An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a “swap” or “swap agreement”, is a permitted trust fund asset if:

(a)           it is an “eligible swap”;

(b)           it is with an “eligible counterparty”;

(c)           the classes of securities to which it relates may be purchased only by plans that are “qualified plan investors”;

(d)           it meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap”; and

(e)           it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which:

(a)           is denominated in U.S. dollars;

(b)           pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)) (“allowable interest rate”), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

(c)           has a notional amount that does not exceed either:

(1)           the principal balance of the class of securities to which the swap relates; or

(2)           the portion of the principal balance of that class represented by obligations (“allowable notional amount”);

(d)           is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”);

(e)           has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

(f)           does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a Plan on behalf of which the decision to buy the class of securities to which the swap relates is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary is either:

(a)           a “qualified professional asset manager”, or QPAM, under PTCE 84-14;

(b)           an “in-house asset manager” under PTCE 96-23; or

(c)           has total assets, whether on not ERISA plan assets, under management of at least $100 million at the time the securities are acquired by the Plan.

Ratings Dependent Swaps. In “ratings dependent swaps,” those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

(a)           obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

(b)           cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

Non-Ratings Dependent Swaps.“Non-ratings dependent swaps,” those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

(a)           obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

(b)           cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(c)           terminate the swap agreement in accordance with its terms.

Yield Supplement Agreement. A “yield supplement agreement” is a permitted trust fund asset if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional amount and is purchased by or on behalf of the trust fund to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions:

(a)           it is denominated in U.S. dollars;

(b)           it pays an allowable interest rate;

(c)           it is not leveraged;

(d)           it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(e)           it is entered into between the trust fund and an eligible counterparty; and

(f)           it has an allowable notional amount.

Obligor as Fiduciary of Plan

The Underwriter's PTE will apply to a fiduciary violation arising from a Plan's investment in certificates when the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an obligor, if:

(a)           in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

(b)           the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition;

(c)           immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

(d)           the Plan is not sponsored by any member of the Restricted Group.

Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use “plan assets” of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

General Considerations

Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with “plan assets” of that Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

(a)           whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

(b)           whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

(c)           whether an exception from “plan asset” treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

Insurance Company General Accounts

Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000.

Any Plan investor who proposes to use “plan assets” of any Plan to purchase certificates of any series or class are encouraged to consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

LEGAL INVESTMENT

The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. That class or subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities,” or “TB 73a,” which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns:

•	that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

•	that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

•	that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, these “high-risk” mortgage derivative securities include securities such as the Class B Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of certificates as “mortgage related securities,” no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

Investors are encouraged to consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

PLAN OF DISTRIBUTION

Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse Securities (USA) LLC, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse Securities (USA) LLC. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

As to any series of certificates backed by residential mortgage loan participation interests, the distribution of those certificates will be effected in accordance with Rule 190(a) or 190(c) under the Securities Act of 1933, as amended.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

Securities offered herby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

LEGAL MATTERS

Certain legal matters in connection with the certificates offered hereby, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor and for the underwriters by Thacher Proffitt & Wood llp, New York, New York, Orrick, Herrington & Sutcliffe llp, Los Angeles, California, McKee Nelson llp, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

FINANCIAL INFORMATION

The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder and reports required under the applicable agreements with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “The Trust Fund - Reports to Certificateholders” and “The Trust Fund - Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the related trustee’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the related trustee’s website will be set forth in the related prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See “Description of the Certificates — Reports to Certificateholders.” Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Additional Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the related trustee’s website referenced above under “Additional Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria as required by Item 1122(a) of Regulation AB, attestation reports as required by Item 1122(b) of Regulation AB, and statements of compliance as required by Item 1123 of Regulation AB prepared by or on behalf of each entity participating in the servicing function will be provided to the registered holders of the related securities upon request free of charge. See “The Trust Fund - Evidence as to Compliance” and “The Trust Fund - Reports to Certificateholders.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a) or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K, Form 10-D and Section 13(a) or 15(d) of the Exchange Act as may be required in connection with the related trust fund; provided, however, that none of the issuing entity’s annual reports on Form 10-K with respect to a trust fund will be incorporated by reference.

At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to 212-325-2000 or in writing to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.

RATINGS

It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

•	structural and legal aspects associated with the certificates;

•	the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

•	the credit quality of the credit enhancer or guarantor, if any.

Ratings on the certificates do not, however, constitute a statement regarding:

•	the likelihood of principal prepayments by mortgagors or obligors;

•	the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

•	whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

As a result, investors of any series of certificates might suffer a lower than anticipated yield.

A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

“1998 Policy Statement” means the revised supervisory statement listing the guidelines for investments in “high risk mortgage securities,” and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

“Accrual Distribution Amount” means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

“Advance” means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

“Approved Sale” means, with respect to a series which utilizes a pool insurance policy:

•	the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

•	the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

•	the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

•	the acquisition of the mortgaged property by the pool insurer.

“Buy-Down Fund” means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

“Buy-Down Loans” means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

“Certificate Account” means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

“Certificate Principal Balance” means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compound Interest Certificates” means certificates that accrue interest during certain periods that is not paid to the holder but is added to the Certificate Principal Balance of the certificate.

“Cooperative” means a corporation entitled to be treated as a housing cooperative under federal tax law.

“Cooperative Dwelling” means a specific dwelling unit in a building owned by a Cooperative.

“Cooperative Loan” means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

“Custodial Account” means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

“Cut-off Date” means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

“Determination Date” means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

“Disqualified Organization” means:

•
the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include instrumentalities described in Section 168(h)(2)(D) of the Code;

•	any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

•	any organization described in Section 1381(a)(2)(C) of the Code.

“Draw” means, with respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

“Draw Period” means, with respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

“Due Period” means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

“Eligible Investments” means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

•
obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

•
demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

•	certificates of deposit having a rating in the highest rating from the related Rating Agency;

•
investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

•	commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

•
repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related Rating Agency;

•	any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

•	other investments that are described in the applicable prospectus supplement.

Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

“ERISA Plans” means employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, or ERISA.

“Excluded Balance” means with respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

“FHA Loans” means mortgage loans or contracts insured by the Federal Housing Administration.

“GPM Fund” means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

“GPM Loans” means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

“High Cost Loans” means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

“Initial Deposit” means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

“Insurance Proceeds” means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

“Issue Premium” means with respect to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

“Liquidating Loan” means:

•	each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

•	each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

•	each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

•	each contract with respect to which repossession proceedings have been commenced.

“Liquidation Proceeds” means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the related series.

“Mixed-Use Mortgage Loans” means mortgage loans secured by Mixed-Use Property.

“Mixed-Use Property” means mixed residential and commercial properties.

“Mortgage Certificates” means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

“Mortgage Note” means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

“Parties in Interest” means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section 4975(c)(2) of the Code.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

“Pass-Through Rate” means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

“Percentage Interest” means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

“Permitted Investments” means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

“Plan Assets Regulation” means the final regulation made by the United States Department of Labor, or DOL, as modified by Section 3(42) of ERISA, under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

“Plans” means ERISA Plans and other plans subject to Section 4975 of the Code.

“Rating Agency” means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

“Realized Loss” means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

“Record Date” means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

“Regular Certificate” means a REMIC Regular Certificate Regular Certificate, as applicable.

“REMIC” means a “real estate mortgage investment conduit” as defined in the Code.

“REMIC Regular Certificates” means certificates or notes representing ownership of one or more regular interests in a REMIC.

“Repayment Period” means with respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

“Required Reserve” means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

“Residual Certificates” means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

“Restricted Group” means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, and any of their affiliates.

“Servicing Account” means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

“Simple Interest Loans” means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

“Subordinated Amount” means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

“Trust Assets” means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

“Trust Balance” means with respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

“Underwriter's PTE” means the final prohibited transaction exemption issued to Credit Suisse, 54 Fed. Reg. 42597 (October 17, 1989), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) and PTE 2007-05, 72 Fed. Reg. 13130 (March 20, 2007).

“VA Loans” means mortgage loans or contracts partially guaranteed by the United States Department of Veterans Affairs.

$730,358,100
(Approximate)

Thornburg Mortgage Securities Trust 2007-5
Mortgage Loan Pass-Through Certificates, Series 2007-5

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

Thornburg Mortgage Securities Trust 2007-5
Issuing Entity

Thornburg Mortgage Home Loans, Inc.
Sponsor and Seller

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

LaSalle Bank National Association
Trustee

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

Credit Suisse

October 30, 2007